Registration File No. 333-131242

As filed with the Securities and Exchange Commission on June 16, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________
Nevada	China Expert Technology, Inc.	77-0322379
(State or Other Jurisdiction of Incorporation	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)
or Organization)

Room 2703-04, Great Eagle Center		Incorp Services Inc.
23 Harbour Road		P.O. Box 94438
Wanchai, Hong Kong		Las Vegas, NV 89120-3481
(852) 2802 1555	9995	(702) 866-2500
(Address and telephone number of Principal	(Primary Standard Industrial	(Name, address and telephone number
Executive Offices and Principal Place of	Classification Code Number)	of agent for service)
Business)
Copies to:
Clayton E. Parker, Esq.	Ronald S. Haligman, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP	Kirkpatrick & Lockhart Nicholson Graham LLP
201 S. Biscayne Boulevard, Suite 2000	201 S. Biscayne Boulevard, Suite 2000
Miami, Florida 33131	Miami, Florida 33131
Telephone: (305)539-3300	Telephone: (305)539-3300
Telecopier: (305)358-7095	Telecopier: (305)358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 
If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. 

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee(3)
Common Stock, par value $0.001 per share	16,000,000 shares (2)	$1.87	$29,920,000	$3,500.64
TOTAL	16,000,000 shares (2)	$1.87	$29,920,000	$3,500.64

(1)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2)    Of these shares, 9,529,412 shares of common stock are being registered under secured convertible debentures and 6,470,588 shares of common stock are being registered under warrants.

(3)    Registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated June 16, 2006

CHINA EXPERT TECHNOLOGY, INC.
16,000,000 shares of common stock

This Prospectus relates to the sale of up to 16,000,000 shares of China Expert Technology, Inc. ("China Expert" or the "Company") common stock by certain persons who are stockholders of the Company.  The selling stockholders consist of:

•

Alpha Capital AG, which may sell up to 2,435,593 of common stock, which includes 251,844 shares of common stock previously issued upon the conversion of convertible debentures, 1,203,357 shares of common stock issuable upon the conversion of the convertible debentures and 980,392 shares issuable upon the exercise of warrants.

•

DKR Soundshore Oasis Holding Fund, Ltd., which may sell up to 5,091,504 of common stock, which includes 724,005 shares of common stock previously issued upon the conversion of convertible debentures, 2,406,714 shares of common stock issuable upon the conversion of the convertible debentures, and 1,960,785 shares issuable upon the exercise of warrants.

•

Ellis International, which may sell up to 1,207,003 of common stock, which includes 115,128 shares of common stock previously issued upon the conversion of convertible debentures, 601,679 shares of common stock issuable upon the conversion of the convertible debentures, and 490,196 shares issuable upon the exercise of warrants.

•

Platinum Partners Advisors, LLC, which may sell up to 1,240,850 of common stock, which includes 215,866 shares of common stock previously issued upon the conversion of convertible debentures, 240,671 shares of common stock issuable upon the conversion of the convertible debentures, and 784,313 shares issuable upon the exercise of warrants.

•

Platinum Partners Long Term Growth I, LLC, which may sell up to 6,025,050 of common stock, which includes 1,002,426 shares of common stock previously issued upon the conversion of convertible debentures, 2,767,722 shares of common stock issuable upon the conversion of the convertible debentures, and 2,254,902 shares issuable upon the exercise of warrants.

Please refer to the "Selling Stockholders" section beginning on page 17.

China Expert is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.  All costs associated with this registration will be borne by the Company.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering.  On May 31, 2006, the last reported sale price of our common stock was $2.25 per share.  Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CXTI.OB."  The price of our common stock will fluctuate based on the demand for the shares of common stock.

The selling stockholders may convert the secured convertible debentures described in this Prospectus into shares of the Company's common stock, par value $0.001 per share, at a conversion price of equal to 75% of the average of the volume weighted average prices of China Expert's common stock for the five consecutive trading days immediately prior to the date of conversion.  The secured convertible debentures accrue interest at a rate of 7% per year and have a one-year term.  In no event will the conversion price be greater than $1.80 per share.  For a detailed discussion of the secured convertible debentures, please refer to the "Selling Stockholders" section on page 17.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.  Please refer to "Risk Factors" beginning on page 9.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.  This offering will terminate 24 months after the accompanying registration statement is declared effective by the United States Securities and Exchange Commission.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION	4
CHINA EXPERT TECHNOLOGY, INC. CONSOLIDATED STATEMENTS OF INCOME	5
CHINA EXPERT TECHNOLOGY, INC. CONSOLIDATED BALANCE SHEETS	6
RISK FACTORS	9
FORWARD-LOOKING STATEMENTS	15
SELLING STOCKHOLDERS	16
USE OF PROCEEDS	20
DILUTION	21
PLAN OF DISTRIBUTION	22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES	36
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	36
DESCRIPTION OF BUSINESS	37
MANAGEMENT	45
EXECUTIVE COMPENSATION	48
DESCRIPTION OF PROPERTY	50
LEGAL PROCEEDINGS	51
PRINCIPAL STOCKHOLDERS	52
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS	53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
DESCRIPTION OF CAPITAL STOCK	57
EXPERTS	60
VALIDITY OF SECURITIES	60
HOW TO GET MORE INFORMATION	60
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES	i

Our audited financial statements for the fiscal year December 31, 2005 were contained in our Annual Report on Form 10-KSB.

i

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision.

Our Company

China Expert was incorporated in the State of Nevada on June 18, 1990 as QQQ-Huntor Associates, Inc.  On July 21, 1995, the Company changed its domicile to the State of Texas and merged into Unimex Transnational Consultants, Inc, a Texas corporation. On April 26, 1996, the Company reorganized and acquired all the issued and outstanding stock of Dakota Mining & Exploration Ltd. (“Dakota”) for 10,000,000 shares of the Company’s common stock, and changed the name of the Company to Canadian Northern Lites, Inc. As a result of the transaction in which the Company acquired all the outstanding shares of Dakota, Dakota became a wholly-owned subsidiary of the Company.  In August 1999, the Company voluntarily filed a registration statement on Form 10-SB, in order to make information concerning itself more readily available to the public by becoming subject to the reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”).

On July 10, 2000, the Company merged into Leopard Capital Inc., and became a Nevada corporation with the new name of Leopard Capital Inc.  On December 1, 2000, the Company spun-off Dakota, its wholly-owned subsidiary, by distributing the shares of Dakota on a pro-rata basis to the shareholders of the Company.  On January 4, 2001, 1,600,000 non-voting common shares of the Company were converted to voting common shares making the Company a subsidiary of Hudson Capital Corporation.

On February 9, 2004, the Company completed a share exchange with the stockholders of China Expert Network Company Limited, a Hong Kong corporation. In the exchange, the Company acquired 30,000,000 shares of China Expert Network Company Limited common stock from the shareholders of China Expert Network Company Limited, representing all of the issued and outstanding stock of China Expert Network Company Limited in exchange for the issuance of 19,935,000 shares of the Company’s common stock. In conjunction with the exchange, the Company also issued a total of 1,400,000 additional shares of common stock to various parties as compensation for consulting services for the reverse takeover.  The consultants retained were Mid Continental Securities Corporation, Hudson Capital Corporation and First Asia Private Equity Investment Limited.  The consulting services include:  (i) advising and assisting in developing and implementing a market development strategy for the technology infrastructure market; (ii) advising and assisting in developing and implementing strategies designed to provide for adequate profit margins and proper management of risks related to forward pricing commitments on large infrastructure contracts; and (iii) advising in the area of long term development to competitively position the Company.  None of the above-listed consultants is a selling stockholder included in this prospectus.  On April 12, 2004, following completion of the share exchange transaction, the Company changed its name to China Expert Technology, Inc.  China Expert Network Company Limited is now a wholly-owned subsidiary of the Company, and the shares of China Expert Network Company Limited common stock represent the Company’s most significant asset. The Company, through China Expert Network Company Limited and China Expert Network Company Limited’s wholly-owned subsidiary, Expert Network (Shenzhen) Co. Ltd. (“Expert Network”), provides large-scale e-government infrastructure construction and consulting services for community and municipal governments in China, including enterprise information platform construction, public LAN construction, software development, website planning and development, workflow management and computer hosting services. The Company is the first private enterprise with the authority to provide technological achievement appraisal services for information technology companies in China.  The Company received notice and approval to provide its services from the Department of Science and Technology of Shenzhen City.

Recent Developments

In 2005, the Company has been awarded five new e-Government contracts with city and county municipalities, namely Jinjiang (2nd and 3rd Phase), Dehua (2nd Phase), Huian and Jinjiang Unified Command System.  The Company has substantially completed Jinjiang (1st Phase) and Dehua (1st and 2nd Phase). In February 2005, the Company was awarded a contract for the provision of Information and electronic administration training and program and materials to 3,500 officials of Jinjiang City Government.

1

For the fiscal year ended December 31, 2005, our revenues totaled $35,568,606, representing an increase of approximately 33% as compared to that in the fiscal year ended December 31,  2004. The increase in revenue in year 2005 is attributable to the completion of Dehua (1st and 2nd Phase) projects and the commencement of Jinjiang (2nd and 3rd Phase) projects.  99% of the revenue in 2005 was derived from the e-Government projects, and the rest was income derived from provision of training services.

During the period of the first quarter of the year 2006, the Company has been awarded seven new e-government contracts with the city and municipalities in the People’s Republic of China, including Jinjiang (4th Phase), Dehua (3rd and 4th Phases), Licheng District City, Shishi City, Yinzhou District Ningbo City and Dehua Unified Command System.

Our principal office is located at Room 2703-04, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong. The telephone number is 852-2802-1555, and our website is http://tech.chinaexpertnet.com.

2

THE OFFERING

This offering relates to the sale of common stock by certain persons who are the selling stockholders.  The selling stockholders consist of:

•

Alpha Capital AG, which may sell up to 2,435,593 of common stock, which includes 251,844 shares of common stock previously issued upon the conversion of convertible debentures, 1,203,357 shares of common stock issuable upon the conversion of the convertible debentures and 980,392 shares issuable upon the exercise of warrants.

•

DKR Soundshore Oasis Holding Fund, Ltd., which may sell up to 5,091,504 of common stock, which includes 724,005 shares of common stock previously issued upon the conversion of convertible debentures, 2,406,714 shares of common stock issuable upon the conversion of the convertible debentures, and 1,960,785 shares issuable upon the exercise of warrants.

•

Ellis International, which may sell up to 1,207,003 of common stock, which includes 115,128 shares of common stock previously issued upon the conversion of convertible debentures, 601,679 shares of common stock issuable upon the conversion of the convertible debentures, and 490,196 shares issuable upon the exercise of warrants.

•

Platinum Partners Advisors, LLC, which may sell up to 1,240,850 of common stock, which includes 215,866 shares of common stock previously issued upon the conversion of convertible debentures, 240,671 shares of common stock issuable upon the conversion of the convertible debentures, and 784,313 shares issuable upon the exercise of warrants.

•

Platinum Partners Long Term Growth I, LLC, which may sell up to 6,025,050 of common stock, which includes 1,002,426 shares of common stock previously issued upon the conversion of convertible debentures, 2,767,722 shares of common stock issuable upon the conversion of the convertible debentures, and 2,254,902 shares issuable upon the exercise of warrants.

Common Stock Offered	16,000,000 shares by selling stockholders
Offering Price	Market price
Common Stock Outstanding Before the Offering	27,945,837 shares as of May 31, 2006
Use of Proceeds

We will not receive any proceeds of the shares offered by the selling stockholder.  Any proceeds we receive upon the exercise of the warrants will be used for general working capital purposes only.  See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution.”
Over-the-Counter Bulletin Board Symbol	CXTI.OB

3

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of our financial statements, which are included elsewhere in this Prospectus.  You should read the following data together with the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as with our financial statements and the notes thereto which accompany this Prospectus.

The Company has restated certain financial statements to resolve the following items:

As discussed in Note 2 to the consolidated financial statements for December 31, 2005 and 2004 on page F-26, the financial statements for the year ended December 31, 2004 and the related notes have been restated in order to properly reflect the compensation for consulting services for the reverse takeover as operating costs and to reclassify certain assets and liabilities.  The effect of the adjustments is to reduce the net income for 2004 by $2,940,000 and increase the additional paid-in capital by the same amount.

Common stock under the stockholders’ equity as of December 31, 2004 as reported in the consolidated balance sheets and the related notes have been restated at $24,414 to reflect the par value of common stock issued and outstanding.

Prepaid expenses reported in the consolidated balance sheets and the related notes have been restated by reclassifying $500,000 from non-current assets to current assets, in order to properly present the current and non-current portion of prepaid expenses.

Amount due from a former officer as reported in the consolidated balance sheets as of December 31, 2004 has been restated at $2,022,525 and amount due to a former officer has been restated at $2,137,881.  They have been restated by reporting the gross amount instead of net amount.

4

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
	2005	2004	2003	2002	2001
	US$	US$	US$	US$	US$
		(restated)

Revenue	35,568,606	26,831,135	5,666,934	1,250,100	455,512
Cost of revenue	(18,887,176)	(14,469,900)	(2,706,174)	(356,850)	(52,291)
Gross profit	16,681,430	12,361,235	2,960,760	893,250	403,221
Other operating income	47,869	2,872	-	-	-
General and administrative expenses	(1,625,667)	(1,193,849)	(894,299)	(1,163,848)	(1,708,085)
Advertising and marketing expenses	(623,578)	(1,101,205)	(6,501)	(48,537)	(134,784)
Consultancy fees for reverse takeover	-	(2,940,000)	-	-	-
Amortization of intangible assets	(289,352)	(385,604)	(385,604)	(385,604)	(385,604)
Depreciation of property and equipment	(18,171)	(36,222)	(161,372)	(179,470)	(170,458)
Other operating expenses	-	(22,065)	-	-	-
Income/(loss) from operations	14,172,531	6,685,162	1,512,984	(884,209)	(1,995,710)
Other income (expenses)
Interest income	34,386	24,350	745	488	485
Interest expenses and finance costs	(702,012)	-	-	-	-
Change in fair value of derivatives	(4,244,186)	-	-	-	-
Income/(loss) before income tax	9,260,719	6,709,512	1,513,729	(883,721)	(1,995,225)
Income tax (expenses) / benefits	(2,757,400)	(1,882,671)	(303,316)	(67,167)	218,341
Net income/(loss)	6,503,319	4,826,841	1,210,413	(950,888)	(1,776,884)
Other comprehensive income
Foreign currency translation adjustment	450,641	-	-	-	-
Comprehensive income/(loss)	6,953,960	4,826,841	1,210,413	(950,888)	(1,776,884)

Net income per share
Basic:
Net income/(loss) per share	US$0.26	US$0.20	US$0.06	US$(0.05)	US$(0.09)
Weighted average common stock outstanding	24,545,570	23,673,802	19,935,000	19,935,000	19,935,000

Diluted:
Net income/(loss) per share	US$0.25	US$0.20	US$0.06	US$(0.05)	US$(0.09)
Weighted average common stock outstanding	25,811,076	23,673,802	19,935,000	19,935,000	19,935,000

5

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004	2003	2002	2001
	US$	US$	US$	US$	US$
		(Restated)

ASSETS
Current assets
Cash and cash equivalents	7,326,595	3,265,318	47,223	299,333	136,268
Account receivables, net of allowance for doubtful accounts of nil and nil at December 31, 2005 and 2004, respectively	15,423,852	4,438,331	-	-	-
Cost and estimated earnings in excess of billings	1,082,969	-	-	166,775	190,599
Amount due from a director	609	360	-	-	-
Amount due from a former officer	24,229	2,022,525	1,741,721	-	-
Loan to a director	-	3,031,479	-	-	-
Prepayments, deposits and other receivables	9,797,938	3,871,440	1,287,889	83,697	132,498
Deferred finance costs	539,756	-	-	-	-
Current portion of prepaid expenses	500,000	500,000	-	-	-

Total current assets	34,695,948	17,129,453	3,076,833	549,805	459,365

Property and equipment, net	28,999	21,131	52,120	229,632	389,526
Intangible assets, net	-	289,203	674,807	1,060,411	1,446,015
Prepaid expenses	1,062,500	1,562,500	-	-	-
Deferred tax assets	-	271,758	315,745	460,574	421,275

Total assets	35,787,447	19,274,045	4,119,505	2,300,422	2,716,181

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	644,470	975,118	9,686	7,968	101,119
Deposits received	-	-	93,141	-	-
Accrued payroll and employees’ benefits	49,115	29,315	34,848	16,016	65,430
Other payables and accruals	687,837	219,241	330,103	143,638	96,362
Billings in excess of costs and estimated earnings on uncompleted contracts	-	-	164,820	-	11,727
Amount due to a director	97,115	160,459	-	703,706	1,377,330
Amount due to a former officer	850,172	2,137,881	1,646,934	1,148,005	-
Amount due to shareholders	730	730	-	-	-
Income taxes payable	1,514,217	2,148,319	309,634	151,147	44,681
PRC business tax payable	641,793	957,804	274,542	84,558	23,260
Deferred tax liabilities	97,783	-	-	-	-
Convertible debentures, net of discount of US$3,665,439	733,000	-	-	-	-
Embedded derivatives	3,631,000	-	-	-	-
Warrants	5,532,000	-	-	-	-

6

December 31,
2005	2004	2003	2002	2001
US$	US$	US$	US$	US$
	(Restated)

Total current liabilities	14,479,232	6,628,867	2,863,708	2,255,038	1,719,909

Commitments and contingencies

Stockholders’ equity
Common stock, par value US$0.001, authorized 200,000,000 shares; issued and outstanding December 31, 2005: 25,902,996 shares; December 31, 2004: 24,414,679 shares	25,903	24,414	19,935	19,935	19,935
Additional paid-in capital	12,101,755	10,394,167	3,836,106	3,836,106	3,836,106
Accumulated other comprehensive income	450,641	-	-	-	-
Retained earnings/(Accumulated deficit)	8,729,916	2,226,597	(2,600,244)	(3,810,657)	(2,859,769)

Total stockholders’ equity	21,308,215	12,645,178	1,255,797	45,384	996,272

Total liabilities and stockholders’ equity	35,787,447	19,274,045	4,119,505	2,300,422	2,716,181

7

SUPPLEMENTARY FINANCIAL INFORMATION

The following tables present China Expert’s condensed operating results for the quarter ending March 31, 2006, each of the eight fiscal quarters between the periods ended December 31, 2005 and 2004.  The information for each of these quarters is unaudited.  In the opinion of management, all necessary adjustments, which consist only of normal and recurring accruals, have been included to fairly present the unaudited quarterly results.  This data should be read together with China Expert’s consolidated financial statements and the notes thereto, the Independent Auditors Report and Management’s Discussions and Analysis of Financial Condition and Results of Operations.

	Three Months Ended
	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
									(restated)
Revenue	15,108,179	9,529,143	9,029,867	8,327,038	8,682,558	10,854,813	7,409,365	7,146,980	1,419,977	1,505,772
Cost of revenue	(7,322,581)	(4,601,483)	(4,942,107)	(4,714,908)	(4,628,678)	(5,072,003)	(4,359,545)	(4,238,482)	(799,870)	(676,543)
Gross profit	7,785,598	4,927,660	4,087,760	3,612,130	4,053,880	5,782,810	3,049,820	2,908,498	620,107	829,229
Other operating income	--	47,869	--	--	--	2,872	--	--	--	--
General and administrative expenses	(2,044,372)	(462,113)	(570,683)	(304,693)	(288,178)	(271,894)	(340,202)	(372,648)	(209,105)	(299,743)
Advertising and marketing expenses	(2,464,900)	--	(623,578)	--	--	(1,101,205)	--	--	--	(6,501)
Consultancy fees for reverse takeover (Note)	--	--	--	--	--	--	--	--	(2,940,000)	--
Amortization of intangible assets	--	(149)	(96,401)	(96,401)	(96,401)	(96,401)	(96,401)	(96,401)	(96,401)	(96,401)
Depreciation of property and equipment	(4,300)	(4,027)	(4,340)	(5,241)	(4,563)	6,434	(14,117)	(14,266)	(14,273)	(25,230)
Other operating expenses	--	--	--	--	--	--	--	--	(22,065)	--
Income/(Loss) from operations	3,272,026	4,509,240	2,792,758	3,205,795	3,664,738	4,322,616	2,599,100	2,425,183	(2,661,737)	401,354
Other income (expenses):
Interest income	13,520	18,409	6,142	5,898	3,937	4,077	10,454	9,819	--	745
Interest expenses and finance costs	(260,269)	(702,012)	--	--	--	--	--	--	--	--
Change in fair value of derivatives	(170,000)	(4,244,186)	--	--	--	--	--	--	--	--
Income/(Loss) before income tax	2,855,277	(418,549)	2,798,900	3,211,693	3,668,675	4,326,693	2,609,554	2,435,002	(2,661,737)	402,099
Income tax expense	(1,165,163)	(1,011,477)	(335,216)	(657,580)	(753,127)	(758,859)	(451,669)	(615,535)	(56,608)	(51,958)
Net income/(loss)	1,690,114	(1,430,026)	2,463,684	2,554,113	2,915,548	3,567,834	2,157,885	1,819,467	(2,718,345)	350,141
Other comprehensive income:
Foreign currency translation adjustment	214,685	28,217	422,424	--	--	--	--	--	--	--
Comprehensive income/(loss)	1,904,799	(1,401,809)	2,886,108	2,554,113	2,915,548	3,567,834	2,157,885	1,819,467	(2,718,345)	350,141
Net income/(loss) per share
Basic:
Net income/(loss) per share	0.062	(0.057)	0.104	0.105	0.119	0.146	0.090	0.076	(0.120)	0.018
Weighted average common stock outstanding	27,383,807	25,133,240	23,593,727	24,414,679	24,414,679	24,414,277	23,863,474	23,863,474	22,601,820	19,935,000
Diluted:
Net income/(loss) per share	0.049	(0.056)	0.104	0.105	0.119	0.146	0.090	0.076	(0.120)	0.018
Weighted average common stock outstanding	34,578,011	25,555,075	23,593,727	24,414,679	24,414,679	24,414,277	23,863,474	23,863,474	22,601,820	19,935,000

(Note)  As discussed in Note 2 to the consolidated financial statements for December 31, 2005 and 2004 on page F-26, the financial statements for the year ended December 31, 2004 and the related notes have been restated in order to properly reflect the compensation for consulting services for the reverse takeover as operating costs.  The effect of the adjustments is to reduce the net income for 2004 by $2,940,000 and increase the additional paid-in capital by the same amount.

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RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock.  If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.  In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risk Related To Our Business

Our Success Will Depend On Public Acceptance Of E-government Market In China, And The Lack of Public Acceptance Could Negatively Affect Our Business

Our current customers are mainly municipality governments in China, for which we provide large scale e-government construction and maintenance, as well as information technology training for city officials.  Contracts with the municipality governments account for approximately 100% of our revenues.  We cannot be certain that a viable e-government market for these information technology and training services will be sustainable in the future.  If this market is not sustained in China and we are unable to refocus our services on the private sector market or other in-demand technologies, our growth would be negatively affected.  Although municipality governments in China have recently increased focus on and funding for technology initiatives, we cannot be certain that these initiatives will continue in the future. Budget cutbacks or political changes could result in a change of focus or reductions in funding for technology initiatives, which could force us to curtail or cease our business operations.  If there is a lack of acceptance or slow growth of the e-government market in China, the number of our clients and our revenues will be adversely affected.  Our future results of operations will depend substantially upon the increased acceptance for e-government services in China or we could be forced to curtail or cease our business operations.

Our Customers Are City Governments in China, And These Customers May Be Able To Cancel, Reduce Or Delay Their Orders, Which Would Adversely Affect Our Revenue

When we submit a tender for an e-government contract with municipality governments, we must also submit a feasibility report for that particular city government for its assessments and approval. Generally, our customers may cancel, reduce or delay orders and commitments in their sole discretion and in certain circumstances without penalty. Significant or numerous cancellations, reductions or delays in orders by our clients, or any inability to pay for our services could have a material adverse effect on our operating results. If problems with payments occur in the future, our revenues will significantly decrease and this may force us to curtail or cease our business operations.

We May Not Be Able To Maintain Our Technological Expertise, Which Would Adversely Impact Our Business

The markets for our information technology services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend upon our ability to:

•

maintain and enhance our technological capabilities;

•

develop and market e-government services which meet changing customer needs; and

•

successfully anticipate or respond to technological changes in e-government processes on a cost-effective and timely basis.

We cannot be certain that we will develop capabilities required by our customers in the future. Also, the emergence of new technologies, industry standards or customer requirements may render our equipment, inventory or processes obsolete or noncompetitive. In addition, we may have to acquire new testing technologies and equipment and train personnel to remain competitive. The acquisition and implementation of new technologies and equipment and training of new personnel may require significant expense or capital investment. Our failure to anticipate and adapt to our customers’ changing technological needs and requirements would harm our ability to attract new customers and maintain existing customers.  Our inability to maintain and expand our customer base could force us to curtail or cease our business operations.

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We Have An Unproven Business Model And A Short Operating History, Which Makes It Difficult To Evaluate Our Current Business And Future Prospects And Cause Our Revenues To Decline

We have only a limited operating history in China upon which to base an evaluation of our current business and future prospects and we have yet to receive widespread acceptance of our services.  We started our current business in China in 2003.  Our limited operating history and the overall economic environment in China make an evaluation of our business and prospects very difficult. We encounter certain risks and difficulties including, but are not limited to, the following:

•

our new and unproven business model and technology;

•

the difficulties we face in managing rapid growth in personnel and operations;

•

the response by our customers, which are city governments, and strategic partners to our products and services;

•

the timing and success of new product and service introductions and new technologies by our competitors; and,

•

our ability to build awareness and receive recognition in the information technology market in China.

We may not be able to successfully address any of these risks.  Failure to adequately do so could seriously impair our ability to operate, cause our revenues to decline and force us to curtail or cease our business operations.

We Could Lose Revenues And Clients And Expose Our Company To Liability If We Fail To Meet Client Expectations

We create, implement and maintain information technology and e-governments services that are often critical to our clients’ operations.  If our technology and e-government solutions or other applications have significant defects or errors or fail to meet our clients’ expectations, we may:

•

Lose revenues due to adverse client reaction or inability to obtain other clients;

•

Be required to provide additional remediation services to a client at no charge;

•

Receive negative publicity, which could damage our reputation and adversely affect our ability to attract or retain clients; or

•

Suffer claims for substantial damages against us, regardless of our responsibility for the failure.

The negative publicity, inability to retain clients and the successful assertion of any large claim against us could force us to curtail or cease our business operations.

We May Incur Significant Operating Losses In The Future, Which May Force Us to Cease Operations Or Significantly Curtail Our Business

Our success to generate revenues depends on numerous factors, including the ability to service our clients, provide needed information technology services and products, collect revenues from our clients, general acceptance of our e-government services in China and to develop new market among the various city governments in China.  However, developing new market and getting new e-government contracts will lead to more expenses, being incurred as we have to, among other things:

•

hire additional personnel, including marketing personnel, engineers and other technical staff;

•

hire senior executives and members of our senior management team;

•

expand our selling and marketing activities;

•

expand our product and service offerings;

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•

expand the number of locations in China where we conduct business;

•

upgrade our operational and financial systems, procedures and controls.

If our revenue does not grow to offset these expected increased expenses, we will not be profitable.  Furthermore, if our operating expenses exceed our expectations, or if we encounter difficulties in collecting the revenue from our customers, our financial performance will be adversely affected and we could be forced to curtail or cease our business operations.

The Chinese Government Could Change Its Policies Toward Private Enterprise Or Even Nationalize Or Expropriate It, Which Could Result In The Total Loss Of Our Investment

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in China’s policies, laws and regulations or in its interpretation or its imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and could force us to curtail or cease our business operations.

If Relations Between The United States And China Worsen, Our Stock Price May Decrease And We May Have Difficulty Accessing U.S. Capital Markets

At various times during recent years, the United States and China have had significant disagreements over political and economic issues and controversies may arise in the future between these two countries.  Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.  If we experience difficulty in obtaining additional financing, we could be forced to curtail or cease our business operations.

The Overall Economic, Political And Social Conditions In China, As Well As Government Policies Could Affect Our Business

All of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including in the areas of government involvement; level of development; growth rate; control of foreign exchange; and allocation of resources.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

The economy of China has experienced significant growth in the past 20 years, but growth has been uneven both geographically and among various sectors of the economy. The Chinese government has implemented various measures from time to time to control the rate of economic growth. Some of these measures benefit the overall economy of China, but may have a negative effect on us.  For example, our operating results and financial condition may be adversely affected by:

•

changes in the rate or method of taxation;

•

imposition of additional restrictions on currency conversion and remittances abroad;

•

reduction in tariff or quota protection and other import restrictions; and

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•

changes in the usage and costs of state-controlled services.

In the event the overall economic, political and/or social conditions in China deteriorate, we could be forced to curtail or cease our business operations.

Government Control Of Currency Conversion And Future Movements In Exchange Rates May Adversely Affect Our Operations And Financial Results

In the event we generate revenues, we expect to receive substantially all of our revenues in Renminbi, or RMB, the currency of China. A portion of such revenues will be converted into other currencies to meet our foreign currency obligations. Foreign exchange transactions under our regulated Chinese capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures.

Since 1994, the conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rate and current exchange rates on the world financial markets. The official exchange rate for the conversion of Renminbi to U.S. dollars was generally stable.  In July 2005, the Chinese Government has announced a revaluation of the Renminbi by 2%.  Our financial condition and results of operations may also be affected by changes in the value of certain currencies other than the Renminbi in which our earnings and obligations are denominated. In particular, a depreciation of the Renminbi is likely to increase the portion of our cash flow required to satisfy our foreign currency-denominated obligations, which could force us to curtail or cease our business operations.

The Chinese Legal System Is Not Fully Developed And Has Inherent Uncertainties That Could Limit The Legal Protections Available To You

The Chinese legal system is a system based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of China to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of China, which went into effect on July 1, 1999.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may adversely affect us and force us to curtail and/or cease our business operation.

It May Be Difficult To Serve Us With Legal Process Or Enforce Judgments Against Our Management Or Us.

All or a substantial portion of our assets are located in China. In addition, our directors and officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China would enforce:

•

judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

•

in original actions brought in China, liabilities against non-residents or us based upon the securities laws of the United States or any state.

We Depend On The Continued Services Of Our Executive Officers, And The Loss Of Key Personnel Could Affect Our Ability To Successfully Grow Our Business.

We are highly dependent upon the services of our senior management team, particularly Mr. Zhu Xiao Xin, our CEO, President and Director, and Mr. Huang Tao, Chairman and Director.  The permanent loss for any reason of one or more of our other key executives could have a material adverse effect upon our operating results. We may not be able to locate suitable replacements for our executives if their services were lost. We do not maintain key man life insurance on any of these individuals. Our future success will also depend, in part, upon our continuing ability to attract and retain highly qualified personnel.  Our inability to retain our current key executives and attract new, qualified personnel could cause us to curtail our business operations.

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Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock.  Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.  Of the 27,945,837 shares of common stock outstanding as of May 31, 2006, 13,334,782 shares are, or will be, freely tradable without restriction, unless held by our “affiliates.”  The remaining 14,611,055 shares of common stock which are held by existing stockholders, including officers and directors, are restricted securities.  Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Pursuant To The Conversion Of Convertible Debentures

The selling stockholders may convert the secured convertible debentures described herein into shares of our common stock, at a conversion price which is at a 25% discount to the market price.  The subsequent sale of such shares by the selling stockholders could cause significant downward pressure on the price of China Expert’s common stock.  This is especially the case if the shares being placed into the market exceed the market’s demand for the shares of China Expert’s common stock.  As the stock price of China Expert’s common stock declines, the selling stockholders will be entitled to receive an increasing number of shares under the convertible debentures.  The sale of such increasing number of shares by the selling stockholders could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as the selling stockholders in this offering.

Further, there is no maximum number of shares China Expert might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the secured convertible debentures, except for the 4.99% limitation on each of the selling stockholder’s ownership interest in China Expert at any one time.  However, the selling stockholders may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline.  In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the secured convertible debentures.  If our stock price is lower, then our existing stockholders would experience greater dilution.

The Selling Stockholders Intends To Sell Its Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

China Expert has been informed that the selling stockholders intend to sell in the public market the shares of common stock are being registered under secured convertible debentures and under warrants.  That means that up to 16,000,000 shares may be sold by the selling stockholders.  Such sales may cause our stock price to decline.

The Sale Of Our Stock Under The Secured Convertible Debentures Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances the provision of secured convertible debentures for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock.  This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if China Expert has not performed in such a manner to show that the debt raised will be used to grow China Expert.  Such an event could place further downward pressure on the price of common stock.

The outstanding secured convertible debentures are convertible at a 25% discount to the market price of our common stock.  As a result, the opportunity exists for short sellers and others to contribute to the future decline of China Expert's stock price.  Persons engaging in short sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales.  To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales.  Because the secured convertible debentures are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions.  By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long position in the stock.

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If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market.  If there is an imbalance on the sell side of the market for our stock the price will decline.  It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop.  In some companies that have been subjected to short sales their stock price has dropped to near zero.  We cannot provide any assurances that this situation will not happen to us.

The Sequential Purchase And Sale Of Market Price-Based Securities In The Context Of A Declining Market Price Could Result In A Change Of Control.

In the event of a decline in the market price of China Expert’s common stock, through the purchase and conversion of shares under the secured convertible debentures, the subsequent resale of such shares could result in China Expert issuing a sufficient number of shares of common stock registered in this offering, which if held by one or more stockholders working together, could result in a change of control.

Our Common Stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For New Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Exchange Act . Penny stocks are stocks:

•

With a price of less than $5.00 per share;

•

That are not traded on a “recognized” national exchange;

•

Whose prices are not quoted on the Nasdaq automated quotation system;

•

Nasdaq stocks that trade below $5.00 per share are deemed a “penny stock” for purposes of Section 15(b)(6) of the Exchange Act;

•

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

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FORWARD-LOOKING STATEMENTS

Risks Associated With Forward-Looking Statements

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of revenue and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” below or elsewhere in this Prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

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SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.  The selling shareholders are the entities who purchased convertible debentures and warrants from the Company on October 31, 2005 as more fully described below.  None of the selling stockholders is a broker, dealer, or an affiliate of a broker or dealer.  A description of each selling shareholder’s relationship to China Expert and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Percentage of Shares Beneficially Owned After Offering (1)
Alpha Capital AG	1,394,497(2)	4.99%	2,435,593	0%
DKR Soundshore Oasis Holding Fund, Ltd.	1,394,497(3)	4.99%	5,091,504	0%
Ellis International	1,207,003(4)	4.31%	1,207,003	0%
Platinum Partners Advisors, LLC	1,240,850(5)	4.44%	1,240,850	0%
Platinum Partners Long Term Growth I, LLC	1,394,497(6)	4.99%	6,025,050	0%
Total	6,631,344		16,000,000

(1)

Applicable percentage of ownership is based on 27,945,837 shares of common stock outstanding as of May 31, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of May 31, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)

Represents 251,844 shares of common stock converted on November 7, 2005 pursuant to the convertible debentures and 1,142,653 shares underlying the conversion of the convertible debentures and the shares of common stock upon the issuance of the warrants, taking into account the 4.99% ownership limitation set forth in the convertible debentures and the warrants.

(3)

Represents 724,005 shares of common stock converted on November 7, 2005 pursuant to the convertible debentures and 670,492 shares underlying the conversion of the convertible debentures and the shares of common stock upon the issuance of the warrants, taking into account the 4.99% ownership limitation set forth in the convertible debentures and the warrants.

(4)

Represents 115,128 shares of common stock converted on November 6, 2005 pursuant to the convertible debentures, 601,679 shares underlying the conversion of the convertible debentures and 490,196 shares of common stock upon the issuance of the warrants.

(5)

Represents 215,866 shares of common stock converted on November 7, 2005 pursuant to the convertible debentures, 240,671 shares underlying the conversion of the convertible debentures and 784,313 shares of common stock upon the issuance of the warrants.

(6)

Represents 1,002,426 shares of common stock converted on November 7, 2005 pursuant to the convertible debentures and 392,071 shares underlying the conversion of the convertible debentures and the shares of common stock upon the issuance of the warrants, taking into account the 4.99% ownership limitation set forth in the convertible debentures and the warrants.

The following information contains a description of each selling shareholder’s relationship to China Expert and how each selling shareholder acquired the shares to be sold in this offering is detailed below.  None of the selling stockholders have held a position or office, or had any other material relationship, with the Company.

Shares Acquired In Financing Transactions With China Expert

The selling stockholders consist of Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC and Platinum Partners Long Term Growth I, LLC.  The selling stockholders acquired their shares being registered in this offering in financing transactions with China Expert, as explained below:

•

Securities Purchase Agreement.  On October 31, 2005, we entered into a Securities Purchase Agreement, dated as of October 21, 2005, (the “Securities Purchase Agreement”), with each selling stockholder pursuant to which, we agreed to sell, and each selling stockholder agreed to purchase in the aggregate, severally and not jointly, up to $6,000,000 of secured convertible debentures.  We are registering in this offering 16,000,000 shares of common stock issuable upon the conversion of the secured convertible debentures.  Pursuant to the Securities Purchase Agreement, we granted to the selling stockholders a security interest in certain of our assets as collateral for repayment of the secured convertible debentures.  Our subsidiaries, China Expert Network Co., Ltd., a Hong Kong corporation, Expert Network (Shenzhen) Co, Ltd, a company incorporated under the laws of Shenzhen, China, and Hong Zhong Holdings, Ltd., a British Virgin Islands corporation, have each agreed to guarantee our obligations to the selling stockholders.  In addition, the selling stockholders have the right of first refusal to participate in future financings by us for a period of twelve months following the effective date of the Registration Statement.

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The right of first refusal is a right that is granted to the selling shareholders under Section 4.13 of the Securities Purchase Agreement. Pursuant to this section, this is a right that commenced from the date of the Securities Purchase Agreement, (i.e., October 21 2005 up to the date that is the 12 month anniversary of the date that the accompanying registration statement is declared effective by the SEC) upon any financing by the Company or any of its subsidiaries of common stock or equivalents (“Subsequent Financing”), each selling shareholder shall have the right to participate in the Subsequent Financing up to an amount equal to 100% of the Subsequent Financing (the “Participation Maximum”).

At least 5 trading days prior to the closing of the Subsequent Financing, China Expert shall deliver to each selling shareholder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such selling shareholder if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a selling shareholder for a Subsequent Financing Notice, China Expert shall promptly, but no later than 1 trading day after such request, deliver a Subsequent Financing Notice to such selling shareholder.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

Any selling shareholders desiring to participate in such Subsequent Financing must provide written notice to China Expert by not later than 5:30 p.m. (New York City time) on the 5th trading day after all of the selling shareholders have received the Pre-Notice that the purchaser is willing to participate in the Subsequent Financing, the amount of the selling shareholder’s participation, and that the selling shareholder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If China Expert receives no notice from a selling shareholder as of such 5th trading day, such selling shareholder shall be deemed to have notified China Expert that it does not elect to participate.

If by 5:30 p.m. (New York City time) on the 5th trading day after all of the selling shareholders have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then China Expert may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

If by 5:30 p.m. (New York City time) on the 5th trading day after all of the selling shareholders have received the Pre-Notice, China Expert receives responses to a Subsequent Financing Notice from selling shareholders seeking to purchase more than the aggregate amount of the Participation Maximum, each such selling shareholder shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers.  “Pro Rata Portion” is the ratio of (a) the Subscription Amount of Securities purchased on the closing date i.e. October 31, 2005 by a selling shareholder pursuant to the Securities Purchase Agreement and (b) the sum of the aggregate Subscription Amounts of Securities purchased on the closing date by all selling shareholder.

China Expert must provide the Purchasers with a second Subsequent Financing Notice, and the selling shareholders will again have the right of participation as set forth above, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) trading days after the date of the initial Subsequent Financing Notice.

•

Secured Convertible Debentures.  Pursuant to the Securities Purchase Agreement, on October 31, 2005, we issued to the selling stockholders 7% secured convertible debentures in the aggregate amount of $6,000,000.  The selling stockholders have the right to convert the full face amount of the debentures into our common stock at a price per share equal to the lesser of (a) $1.80 per share, or (b) 75% of the average of the volume weighted average prices of our common stock for the five consecutive trading days immediately preceding the conversion date; provided, however, that each selling stockholder is not entitled to convert the debentures for a number of shares of our common stock in excess of that number of shares of common stock, which upon giving effect to such conversion, would cause the aggregate number of shares of our common stock beneficially owned by the selling stockholders to exceed 4.99% of the outstanding shares of our common stock following such conversion.  At any time after this Registration Statement filed by the Company is declared effective by the Securities and Exchange Commission, we may deliver a notice to the holder of the secured convertible debentures of our election to redeem some or all of the then outstanding secured convertible debentures, for an amount, in cash, equal to 125% of the principal amount of the secured convertible debenture then outstanding, plus accrued but unpaid interest and all liquidated damages and other amounts due in respect of the secured convertible debentures.  At our option, under the secured convertible debentures, we are required to make quarterly payment of interest payable in cash or shares of common stock, subject to certain conditions.  The due date for payment of the secured convertible debentures may be accelerated as the result of the occurrence of certain events of default, which include, but are not limited to, defaults by us in making required payments, defaults by us under the Securities Purchase Agreement and other material agreements, bankruptcy, or failure to cause a registration statement for the shares of our common stock underlying the secured convertible debentures to be declared effective within 200 days after the closing date, which occurred on October 31, 2005.

17

On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.  On November 6, 2005, we received a notice of conversion from Ellis International Ltd. Inc for the conversion of 115,128 shares representing an amount equal to $80,000.  On November 7, 2005, we received the following notices of conversion: (i) from  Alpha Capital AG for the conversion of 251,844 shares of our common stock representing an amount equal to $175,000; (ii) from DKR Soundshore Oasis Holding Fund Ltd. for the conversion of 724,005 shares of our common stock representing an amount equal to $503,111.11; (iii) from Platinum Partners Long Term Growth I, LLC for the conversion of 1,002,426 shares of our common stock representing an amount equal to $696,561; and (iv) from Platinum Partners Advisors, LLC for the conversion of 215,866 shares of our common stock representing an amount equal to $150,000.

•

Warrants.   In connection with the Securities Purchase Agreement, we issued the following warrants:

•

The Short Term Warrants.  We issued to the selling stockholders warrants to purchase up to 3,921,569 shares of our common stock at a price of $1.53 per share.  The Short Term Warrants are exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from their issuance date, which was October 31, 2005.

•

The Long Term Warrants.  We issued to the selling stockholders warrants to purchase up to 1,960,784 shares of our common stock at a price of $3.06 per share.  The Long Term Warrants are exercisable for a period of five years following their issuance, which was October 31, 2005.

•

The Platinum Warrant.  In addition, on October 31, 2005, we issued to Platinum Partners Advisors, LLC the right to purchase up to 392,156 shares of common stock at a price of $1.53 per share and the rights to purchase up to 196,078 shares at a price of $3.06 per share.  We issued these warrants to Platinum Partners Advisors, LLC for legal and due diligence expenses as the lead investor as set forth in the Securities Purchase Agreement.  The warrant for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance. The warrant for the right to purchase up to 196,078 shares is exercisable for a period of five years following the date of issuance, which was October 31, 2005.

Additional Agreements In Connection With The Secured Convertible Debentures

•

Pursuant to the Securities Purchase Agreement, we entered into a Registration Rights Agreement, an Escrow Agreement, a Subsidiary Guarantee, a Security Agreement, a Long Term Warrant, a Short Term Warrant, a Platinum Warrant, all in connection with the performance of our obligations under the secured convertible debentures.

•

Under the terms of Securities Purchase Agreement, two of our principal shareholders executed Lock-Up Agreements pursuant to which they will be restricted from selling any of their shares in us until all of the Debentures have been paid in full or fully converted into shares of our common stock.   The Lock-Up Agreements will be applicable to a total of 9,967,500 shares owned by China Data Holdings Ltd., and to a total of 2,270,595 shares owned by China Link Investment Group Limited.

18

The Selling Shareholders

Alpha Capital AG (“Alpha”). Pursuant to the Securities and Purchase Agreement, in this offering, we are registering a total of 2,435,593 shares on behalf of Alpha.  These shares include 251,844 shares of common stock previously issued upon the conversion of convertible debentures, 1,203,357 shares of common stock issuable upon the conversion of the secured convertible debentures, 326,797 shares issuable under the exercise of the Long Term Warrant, and 653,595 shares issuable under the exercise of the Short Term Warrant.  Konrad Ackerman makes the investment decisions on behalf of Alpha.

DKR Soundshore Oasis Holding Fund, Ltd.  (“DKR”).  Pursuant to the Securities and Purchase Agreement, in this offering, we are registering a total of 5,091,504 shares on behalf of DKR.  These shares include 724,005 shares of common stock previously issued upon the conversion of convertible debentures, 2,406,714 shares of common stock issuable upon the conversion of the secured convertible debentures, 653,595 shares issuable under the exercise of the Long Term Warrant, and 1,307,190 shares issuable under the exercise of the Short Term Warrant.  Seth Fischer makes the investment decisions on behalf of DKR.

Ellis International (“Ellis”). Pursuant to the Securities and Purchase Agreement, in this offering, we are registering a total of 1,207,003 shares on behalf of Ellis.  These shares include 115,128 shares of common stock previously issued upon the conversion of convertible debentures, 601,679 shares of common stock issuable upon the conversion of the secured convertible debentures, 163,399 shares issuable under the exercise of the Long Term Warrant, and 326,797 shares issuable under the exercise of the Short Term Warrant.  Wilhelm Ungar makes the investment decisions on behalf of Ellis.

Platinum Partners Advisors, LLC (“Platinum Advisors”).  Pursuant to the Securities and Purchase Agreement, in this offering, we are registering a total of 1,240,850 shares on behalf of Platinum Advisors.  These shares include 215,866 shares of common stock previously issued upon the conversion of convertible debentures, 240,671 shares of common stock issuable upon the conversion of the secured convertible debentures, 65,359 shares issuable under the exercise of the Long Term Warrant, 130,719 shares issuable under the exercise of the Short Term Warrant and 588,235 shares issuable under the exercise of warrants issued to Platinum Advisors as the lead investor.  Harry Adler makes the investment decisions on behalf of Platinum Advisors.

Platinum Partners Long Term Growth I, LLC (“Platinum Growth”).  Pursuant to the Securities and Purchase Agreement, in this offering, we are registering a total of 6,025,050 shares on behalf of Platinum Growth.  These shares include 1,002,426 shares of common stock previously issued upon the conversion of convertible debentures, 2,767,722 shares of common stock issuable upon the conversion of convertible debentures, 751,634 shares issuable under the exercise of the Long Term Warrant, and 1,503,268 shares issuable under the exercise of the Short Term Warrant.  Mark Nordlicht, its President, makes the investment decisions on behalf of Platinum Growth.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act.  In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision.  More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

19

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  There will be no proceeds to us from the sale of shares of common stock in this offering.

On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.  The total net proceeds take into account estimated offering expenses in the total amount of $578,528.  Expenses associated with the issuance of the secured convertible debentures are as follows:

Legal fee paid to investors’ counsel	$ 25,000
Legal fee paid to the Company’s counsel	$ 17,122
Bank charges	$ 59
Commission or lead investor’s fee to Platinum	$ 450,000
Sub-Total	$ 492,181

Estimated expenses of the Company associated with this offering:

Legal fees	$ 52,000
SEC Filing fee and printing costs for accompanying registration statement	$ 12,635
Auditors’ fee	$ 21,712
Total	$ 86,347

We have represented to the selling stockholders that the net proceeds we may receive under the secured convertible debentures will be used for working capital purposes only.  Pursuant to the Securities Purchase Agreement, in no event may we use the net proceeds we receive under the secured convertible debentures and upon the exercise of the warrants (i) to satisfy any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (ii) to redeem any common stock or common stock equivalents, (iii) to settle any outstanding litigation or (iv) to make any loan or advance to any an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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DILUTION

Our net tangible book value as of March 31, 2006 was $27,396,879, or $0.9814 per share of common stock outstanding on March 31, 2006.  Net tangible book value per share is determined by dividing our tangible book value (i.e., total assets, including property and equipment, less total intangible assets less total liabilities) by the number of outstanding shares of our common stock.  The sale of shares by the selling stockholders issuable upon the conversion of the secured convertible debentures will have a dilutive impact on our existing shareholders.  The net tangible book value per share would change if all or part of the shares in this offering will be sold because of the increase in the total of shares of common stock outstanding.

The selling stockholders may convert the secured convertible debentures described herein into shares of our common stock, at a price equal to 75% of the average of the volume weighted average prices of the Company’s common stock for the five consecutive trading days immediately prior to the date of conversion.  In no event will the conversion price be greater than US$1.80 per share.  The subsequent sale of such shares by the selling stockholders could cause significant downward pressure on the price of China Expert’s common stock.  This is especially the case if the shares being placed into the market exceed the market’s demand for the shares of China Expert’s common stock.  As the stock price of China Expert’s common stock declines, the selling stockholders will be entitled to receive an increasing number of shares under the convertible debentures.  The sale of such increasing number of shares by the selling stockholders could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as the selling stockholders in this offering.

Further, there is no maximum number of shares China Expert might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the secured convertible debentures, except for the 4.99% limitation on each of the selling stockholder’s ownership interest in China Expert at any one time.  However, the selling stockholders may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline.  In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the secured convertible debentures.  If our stock price is lower, then our existing stockholders would experience greater dilution.

21

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock of Company and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the 1933 Act, if available, rather than under this prospectus.

The selling stockholders are not members of the National Association of Securities Dealers, or NASD.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the 1933 Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

22

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.

The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the 1933 Act, they will be subject to the prospectus delivery requirements of the 1933 Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than under this prospectus.  Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the 1933 Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the 1933 Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Special Note Of Caution Regarding Forward-Looking Statements

Certain statements in this report, including statements in the following discussion, which are not statements of historical fact, are what is known as “forward looking statements”, which are basically statements about the future.  For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects,” and the like, often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to the present and future operations of the Company, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this registration statement and in the Company’s other filings with the Securities and Exchange Commission. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

Restatement of Financial Statements

As discussed in Note 2 to the consolidated financial statements for December 31, 2005 and 2004 on page F-26, the financial statements for the year ended December 31, 2004 and the related notes have been restated in order to properly reflect the compensation for consulting services for the reverse takeover as operating costs and to reclassify certain assets and liabilities.  The effect of the adjustments is to reduce the net income for 2004 by $2,940,000 and increase the additional paid-in capital by the same amount.

Common stock under the stockholders’ equity as of December 31, 2004 as reported in the consolidated balance sheets and the related notes have been restated at $24,414 to reflect the par value of common stock issued and outstanding.

Prepaid expenses reported in the consolidated balance sheets and the related notes have been restated by reclassifying $500,000 from non-current assets to current assets, in order to properly present the current and non-current portion of prepaid expenses.

Amount due from a former officer as reported in the consolidated balance sheets as of December 31, 2004 has been restated at $2,022,525 and amount due to a former officer has been restated at $2,137,881.  They have been restated by reporting the gross amount instead of net amount.

Overview

For the three months ended March 31, 2006 and for the fiscal year ended December 31, 2005, the Company continued to be profitable and building up the outstanding contracts on hand.

During the three months ended March 31, 2006, the Company has been awarded seven new e-Government contracts with a total contract sum of $95 Million, namely Jinjiang (4th Phase), Dehua (3rd and 4th Phases), Licheng, Shishi City, Yinzhou District Ningbo City and Dehua Unified Command System.  The Company has also commenced the application training and system maintenance services for Jinjiang e-Government system.

At present, there are twelve outstanding contracts on hand with a total sum of $121.4 Million, the Company will continue to work on all these projects and also expects to sign additional new contracts in 2006.

24

The following is a summary of the projects on hand (in $Million):

Projects	Tentative Start Date	Target Completion Date	Contract Sum	Recognized in 2003	Recognized in 2004	Recognized in 2005	Recognized in 2006 Q1	Outstanding Contract Sum
Jinjiang (1st Phase)	Apr 03	Jan 05	24.7	4.7	17.8	2.2	--	--
Jinjiang (2nd Phase)	May 05	Aug 06	9.9	--	--	7.9	2	--
Jinjiang (3rd Phase)	May 05	Aug 06	12.5	--	--	6.7	2.5	3.3
Jinjiang (4th Phase)	Jan 06	Oct 06	5.4	--	--	--	1.6	3.8
Jinjiang System & Application Training	Feb 06	Nov 06	1.7	--	--	--	0.3	1.4
Jinjiang System Maint.	Feb 06	Jan 09	3.8	--	--	--	0.2	3.5
Dehua (1st Phase)	Apr 04	Aug 06	15.6	--	8.9	6.7	--	--
Dehua (2nd Phase)	Jan 05	Nov 05	11.8	--	--	11.8	--	--
Dehua (3rd Phase)	Jan 06	Jun 07	9.2	--	--	--	1.6	7.6
Dehua (4th Phase)	Mar 06	Dec 06	11.3	--	--	--	1.1	10.2
Nan’an	Aug 05	Mar 07	13.1	--	--	--	3.9	9.2
Huian	Jan 06	Jul 08	14.5	--	--	--	1.2	13.3
Licheng	Nov 06	Oct 09	31.2	--	--	--	--	31.2
Shishi City	Oct 06	Sep 09	37	--	--	--	--	37
Yinzhou District Ningbo City (design & plan)	Apr 06	Oct 06	0.3	--	--	--	--	0.3
Jinjiang Unified Command System	Nov 05	Mar 06	0.6	--	--	--	0.6	--
Dehua Unified Command System	Mar 06	Jul 06	0.6	--	--	--	--	0.6
Total			203.2	4.7	26.7	35.3	15.1	121.4

Remarks:

Tentative start date and target completion date may vary from the original contract terms.  Contract sum are net of PRC business tax

The Company believes that these on-going projects will generate sufficient revenue and cash flow for the future operation of the Company.  At present, almost all e-Government contracts are within Fujian province in China (except for Yinzhou District Ningbo City contract), the Company will continue to explore new e-Government business opportunities in other provinces of China as well.

Three Months Ended March 31, 2006 Compared With Three Months Ended March 31, 2005

Results Of Operations

The Company’s financial statements are stated in U.S. Dollars and are prepared in accordance with generally accepted accounting principles in the United States of America.

25

The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue:

	3 Months Ended March 31
	2006	2005

Revenue	100%	100%
Cost of Revenue	48.47%	53.31%

Gross Profit	51.53%	46.69%
Advertising and marketing expenses	16.32%	--
General and administrative expenses	13.53%	3.32%
Amortization of intangible assets	--	1.11%
Interest expenses and finance costs	1.72%	--
Change in fair value of derivatives	1.13%	--
Income before income tax	18.90%	42.25%
Income tax expenses	7.71%	8.67%

Net Income	11.19%	33.58%

Revenue.  Revenue was $15,108,179 for the three months ended March 31, 2006 as compared to $8,682,558 for the three months ended March 31, 2005.  The increase in revenue is attributable to the commencement of several new projects, namely Jinjiang (4th Phase), Dehua (3rd and 4th Phases), Nan’an and Huian.  97% of the revenue for the period was derived from the deployment of e-Government projects, and the rest was income derived from provision of application training and system maintenance.

Cost of Revenue.  Cost of revenue was $7,322,581 for the three months ended March 31, 2006 as compared to $4,628,678 for the three months ended March 31, 2005.  Such increase in cost of revenue is associated with increased revenue.  As a percentage of revenue, cost of revenue was 48.47% for the three months ended March 31, 2006 as compared to 53.31% for the three months ended March 31, 2005.  Gross profit was $7,785,598 for the three months ended March 31, 2006 as compared to $4,053,880 for the three months ended March 31, 2005.  As a percentage of revenue, gross profit increased to 51.53% for the three months ended March 31, 2006 from 46.69% for the three months ended March 31, 2005.  The increased gross profit percentage was a result of better control over subcontracting costs and reduced proportion of subcontract work.

Advertising and Marketing Expenses.  Advertising and marketing expenses were $2,464,900 for the three months ended March 31, 2006 and no such expenses was incurred for the three months ended March 31, 2005.  As a percentage of revenue, advertising and marketing expenses was 16.32% for the three months ended March 31, 2006.  Such expenses represented the consultancy fees paid in terms of 1,179,150 shares of common stock issued to an independent consultant for sourcing of new contract.

General and Administrative Expenses.  General and administrative expenses were $2,044,372 for the three months ended March 31, 2006 as compared to $288,178 for the three months ended March 31, 2005.  As a percentage of revenue, general and administrative expenses increased from 3.32% for the three months ended March 31, 2005 to 13.53% for the three months ended March 31, 2006.  The increase in general and administrative expenses for the three months ended March 31, 2006 as compared to the three months ended March 31, 2005, is the result of increases in the following expense categories:

Employees’ benefits compensated by issuance of common stock	$ 1,672,000
Increase in audit fees	29,385
Increase in payroll expenses	20,875
Increase in legal and professional fees	15,040
Increase in overseas traveling expenses	5,415
Others	13,479
Total increase in expenses	$ 1,756,194

26

Employees’ benefits compensated by issuance of common stock was $1,672,000 for the three months ended March 31, 2006 and no such expenses was incurred for the three months ended March 31, 2005.  It represented the fair value of 800,000 shares of common stock of the Company issued on January 25, 2006 according to the Stock Compensation Program.  The purpose of the program is to attract and retain key employees for the Company.

Increases in audit fees, payroll expenses and legal and professional fees, were result of additional manpower and resources incurred by the Company for the issuance of convertible debentures and the related registration process.

Interest Expenses and Finance Costs.   Interest expenses and finance costs were $260,269 for the three months ended March 31, 2006 and no such expenses was incurred for the three months ended March 31, 2005.  Such expenses represented a debenture discount of $21,369 charged to interest expense, an amortization of deferred financing costs of $161,927 with regard to the issuance of debentures, and the debenture interest of $76,973 charged for the three months ended March 31, 2006.

Change in Fair Value of Derivatives.  Change in fair value of derivatives was $170,000 for the three months ended March 31, 2006 and no such expenses was incurred for the three months ended March 31, 2005.  The Company accounts for all freestanding warrants to purchase the Company’s common stock as well as embedded conversion features that have been bifurcated from the convertible debentures at fair value and marked-to-market at each reporting period, with the adjustments of fair value reflected on the statements of income.  For the three months ended March 31, 2006 the change in fair value of warrants was an expenses of $510,000 and the change in fair value of embedded conversion features was an income of $340,000.

Income Before Income Tax and Income Tax Expenses.  Income before income tax was $2,855,277 for the three months ended March 31, 2006 compared to $3,668,675 for the three months ended March 31, 2005.  As a percentage of revenue, income before income tax decreased from 42.25% for the three months ended March 31, 2005 to 18.90% for the three months ended March 31, 2006.  The significant increases in revenue and gross profit generated from on-going and new projects have been set off by the consultancy fees in terms of common stock issued to an independent consultant for sourcing of new contract, and the employees’ benefits compensated by issuance of common stock under the Stock Compensation Program.

Income tax expenses were $1,165,163 for the three months ended March 31, 2006 compared to $753,127 for the three months ended March 31, 2005.  This increase was due to the increase in taxable profit of Expert Network Shenzhen, leading to a higher PRC enterprises income tax levied.

Net Income.  Net income was $1,690,114 for the three months ended March 31, 2006 as compared to $2,915,548 for the three months ended March 31, 2005.  As a percentage of revenue, net income was 11.19% for the three months ended March 31, 2006 as compared to 33.58% for the three months ended March 31, 2005.

27

Year Ended December 31, 2005 Compared With Year Ended December 31, 2004

During the fiscal year ended December 31, 2005, the Company has been awarded five new e-Government contracts with a total contract sum of $51.5 Million, namely Jinjiang (2nd and 3rd Phase), Dehua (2nd Phase), Huian and Jinjiang Unified Command System.  The Company has substantially completed Jinjiang (1st Phase) and Dehua (1st and 2nd Phase).

The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue:

	Year ended December 31
	2005	2004

Revenue	100%	100%
Cost of Revenue	53.10%	53.93%

Gross Profit	46.90%	46.07%
Advertising and marketing expenses	1.75%	4.10%
General and administrative expenses	4.57%	4.45%
Consultancy fees for reverse takeover	--	10.96%
Amortization of intangible assets	0.81%	1.44%
Interest expenses and finance costs	1.97%	--
Change in fair value of derivatives	11.93%	--

Income before income tax	26.04%	25.01%

Income tax expenses	7.75%	7.02%

Net Income	18.28%	17.99%

Revenue.  Revenue was $35,568,606 for the year ended December 31, 2005 as compared to $26,831,135 for the year ended December 31, 2004.  The increase in revenue in year 2005 is attributable to the completion of Dehua (1st and 2nd Phase) projects and the commencement of Jinjiang (2nd and 3rd Phase) projects.  99% of the revenue in 2005 was derived from the e-Government projects, and the rest was income derived from provision of training.

Cost of Revenue.  Cost of revenue was $18,887,176 for the year ended December 31, 2005 as compared to $14,469,900 for the year ended December 31, 2004.  Such increase in cost of revenue is associated with increased revenue.  As a percentage of revenue, cost of revenue was 53.10% for the year ended December 31, 2005 as compared to 53.93% for the year ended December 31, 2004.  Gross profit was $16,681,430 for the year ended December 31, 2005 as compared to $12,361,235 for the year ended December 31, 2004.  As a percentage of revenue, gross profit slightly increased to 46.90% for the year ended December 31, 2005 from 46.07% for the year ended December 31, 2004.

Other Income.  Other income was $47,869 for the year ended December 31, 2005 compared to $2,872 for the year ended December 31, 2004.  The increase was mainly attributable to the write back of long outstanding sundry payables and accruals.

Advertising and Marketing Expenses.  Advertising and marketing expenses were $623,578 for the year ended December 31, 2005 compared to $1,101,205 for the year ended December 31, 2004.  As a percentage of revenue, advertising and marketing expenses was 1.75% for the year ended December 31, 2005 as compared to 4.10% for the year ended December 31, 2004.  Such expenses represented the consultancy fees paid in terms of common stock issued to independent consultants for sourcing of new contracts.

General and Administrative Expenses.  General and administrative expenses were $1,625,667 for the year ended December 31, 2005 as compared to $1,193,849 for the year ended December 31, 2004.  As a percentage of revenue, general and administrative expenses has increased from 4.45% for the year ended December 31, 2004 to 4.57% for the year ended December 31, 2005.  The increase in general and administrative expenses of $431,818 was summarized as follow:

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Service fees for investor relations	$ 172,000
Increase in legal and professional fees	80,741
Increase in payroll expenses	67,121
Amortization of prepaid consultancy fees	62,500
Increase in insurance expenses	37,035
Others	12,421
Total increase in expenses	$ 431,818

The service fees for investor relations represented the accrual of fair value for the 150,000 warrants issued on February 11, 2006 to a consultancy company for investor relations services rendered in 2005.  Increases in legal and professional fees, payroll expenses and insurance expenses were resulted from the issuance of convertible debentures and the related registration process, as additional man power and resources have been incurred by the Company during the issuance process and for compliance with respective terms.

Consultancy Fees for Reverse Takeover.  Consultancy fees for reverse takeover was $2,940,000 for the year ended December 31, 2004.  It represented the fair value of 1,400,000 shares of common stock of the Company issued on February 9, 2004 to various parties as compensation for consulting services for the reverse takeover.

Interest Expenses and Finance Costs.   Interest expenses and finance costs were $702,012 for the year ended December 31, 2005 and no such expenses were incurred in the year ended December 31, 2004.  Such expenses represented a debenture discount of $540,202 charged to interest expense, an amortization of deferred financing costs of $107,951 with regard to the issuance of debentures, and the debenture interest of $53,859 charged for the year ended December 31, 2005.

Change in Fair Value of Derivatives.  Change in fair value of derivatives was $4,244,186 for the year ended December 31, 2005 and no such expenses was incurred in the year ended December 31, 2004.  The Company accounts for all freestanding warrants to purchase the Company’s common stock as well as embedded conversion features that have been bifurcated from the convertible debentures at fair value and marked-to-market at each reporting period, with the adjustments of fair value reflected on the statements of income.  For the year ended December 31, 2005 the change in fair value of warrants was $3,393,000 and the change in fair value of embedded conversion features was $851,186.

Income Before Income Tax and Income Tax Expenses.  Income before income tax was $9,260,719 for the year ended December 31, 2005 compared to $6,709,512 for the year ended December 31, 2004.  This increase was mainly attributable to the increase in revenue and gross profit generated from Jinjiang (2nd and 3rd Phase) and Dehua (1st and 2nd Phase) projects.  As a percentage of revenue, income before income tax increased from 25.01% for the year ended December 31, 2004 to 26.04% for the year ended December 31, 2005.

Income tax expenses were $2,757,400 for the year ended December 31, 2005 compared to $1,882,671 for the year ended December 31, 2004.  This increase was due to the increase in profit of Expert Network Shenzhen,  leading to a higher PRC enterprises income tax.

Net Income.  Net income was $6,503,319 for the year ended December 31, 2005 as compared to $4,826,841 for the year ended December 31, 2004.  As a percentage of revenue, net income was 18.28% for the year ended December 31, 2005 as compared to 17.99% for the year ended December 31, 2004.  The increases in revenue and profit margin generated from on-going contracts have been set off by the adverse change in fair value of derivatives and the interest expenses and finance costs incurred.  As a result, net income as a percentage of revenue increased slightly for the year ended December 31, 2005.

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Year Ended December 31, 2004 Compared With December 31, 2003

The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue:

	Year ended December 31,
	2004	2003

Revenue	100%	100%
Cost of Revenue	53.93%	47.75%

Gross Profit	46.07%	52.25%
Advertising and marketing expenses	4.10%	0.11%
General and administrative expenses	4.45%	15.78%
Consultancy fees for reverse takeover	10.96%	--
Amortization of intangible assets	1.44%	6.80%
Depreciation of property and equipment	0.13%	2.85%

Income before income tax	25.01%	26.71%

Income tax expenses	7.02%	5.35%

Net Income	17.99%	21.36%

Revenue.   Revenue was $26,831,135 for the year ended December 31, 2004 as compared to $5,666,934 for the year ended December 31, 2003.  The increase in revenue in year 2004 is attributable to the substantial progress in Jinjiang (1st Phase) and the commencement of Dehua (1st Phase).  99.5% of the revenue in 2004 was derived from the e-Government projects, and the rest was income derived from provision of training.

Cost of Revenue.  Cost of revenue was $14,469,900 for the year ended December 31, 2004 as compared to $2,706,174 for the year ended December 31, 2003.  Such increase in cost of revenue is associated with increased revenue.  As a percentage of revenue, cost of revenue was 53.93% for the year ended December 31, 2004 as compared to 47.75% for the year ended December 31, 2003.  Gross profit was $12,361,235 for the year ended December 31, 2004 as compared to $2,960,760 for the year ended December 31, 2003.  As a percentage of revenue, gross profit decreased to 46.07% for the year ended December 31, 2004 from 52.25% for the year ended December 31, 2003.

Other Income.  Other income was $2,872 for the year ended December 31, 2004 compared to nil for the year ended December 31, 2003.  The increase was primarily attributable to the increase in income received from providing achievement appraisal services to IT companies in China.

Advertising and Marketing Expenses.  Advertising and marketing expenses were $1,101,205 for the year ended December 31, 2004 compared to $6,501 for the year ended December 31, 2003.  As a percentage of revenue, advertising and marketing expenses was 4.10% for the year ended December 31, 2004 as compared to 0.11% for the year ended December 31, 2003.  Such expenses represented the consultancy fees paid in terms of common stock issued to independent consultants for sourcing of new contracts.

General and Administrative Expenses.  General and administrative expenses were $1,193,849 for the year ended December 31, 2004 as compared to $894,299 for the year ended December 31, 2003.  As a percentage of revenue, general and administrative expenses has decreased from 15.78% for the year ended December 31, 2003 to 4.45% for the year ended December 31, 2004.  The net increase in general and administrative expenses of $299,550 was summarized as follow:

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Amortization of prepaid consultancy fees	$437,500
Increase in legal and professional fees	67,016
Decrease in financial advisory fees	(122,494)
Decrease in payroll expenses	(37,899)
Decrease in overseas traveling	(24,554)
Decrease in telephone and fax	(14,315)
Others	(5,704)
Total increase in expenses	$299,550

Apart from the amortization of prepaid consultancy fees and increase in legal and professional fees due to the reverse takeover, there was a general reduction of administrative expenses, especially the decreases in financial advisory fees, payroll expenses, overseas traveling and telephone and fax expenses.

Consultancy Fees for Reverse Takeover.  Consultancy fees for reverse takeover was $2,940,000 for the year ended December 31, 2004 and no such expenses was incurred for the year ended December 31, 2003.  It represented the fair value of 1,400,000 shares of common stock of the Company issued on February 9, 2004 to various parties as compensation for consulting services for the reverse takeover.

Income Before Income Tax and Income Tax Expenses.  Income before income tax was $6,709,512 for the year ended December 31, 2004 compared to $1,513,729 for the year ended December 31, 2003.  This increase was mainly attributable to the increase in revenue and gross profit generated from Jinjiang (1st Phase) and Dehua (1st Phase) projects.  As a percentage of revenue, income before income tax decreased from 26.71% for the year ended December 31, 2003 to 25.01% for the year ended December 31, 2004.

Income tax expenses were $1,882,671 for the year ended December 31, 2004 compared to $303,316 for the year ended December 31, 2003.  This increase was due to the increase in profit of Expert Network Shenzhen, leading to a higher PRC enterprises income tax.

Net Income.   Net income was $4,826,841 for the year ended December 31, 2004 as compared to $1,210,413 for the year ended December 31, 2003.  As a percentage of revenue, net income was 17.99% for the year ended December 31, 2004 as compared to 21.36% for the year ended December 31, 2003.  The increases in revenue and profit margin generated from on-going contracts have been set off by the consultancy fees for reverse takeover and consultancy fees paid in terms of common stock issued to independent consultants for sourcing of new contracts.

Liquidity And Capital Resources

As of March 31, 2006, the Company had $7,174,569 of cash and cash equivalents on hand as compared to $7,326,595 as of December 31, 2005, representing a decrease of $152,026 during the three months period.  As of March 31, 2005, the Company had $3,344,895 of cash and cash equivalents on hand.

The net cash used in operating activities amount to $4,030,277 for the three months period, with accounts receivable increased by $2,704,881, cost and estimated earnings in excess of billings on uncompleted contract increased by $4,772,512 and prepayments, deposit and other receivables increased by $1,978,821, which offset by the net income of $1,690,114 and adjustment of expenses compensated by common stock of $2,464,423 and employees’ compensation by common stock of $1,672,000.  We required additional working capital in terms of accounts receivable and cost and estimated earnings in excess of billings because of the commencement of several new projects during this period, namely Jinjiang (4th Phase), Dehua (3rd and 4th Phases), Nan’an and Huian, as revenue was recognized in excess of billings and majority of the billings was near the end of the period.  The increase in prepayments and deposits was due to prepaid contract costs for the commencement of the new projects, as the Company had arranged down payment to subcontractors for system development during the start-up stage of these projects.

The net cash provided by investing activities amount to $3,716,514, and it mainly represented the refund of deposit  for acquisition of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company for $3,717,380.  The Company has mutually agreed with ZZTD not to proceed with the acquisition and the full deposit amount was refunded to the Company on March 3, 2006.

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The net cash generated from financing activities amount to $105,548 for the three months period.  It mainly represented the cash advances from a former officer of $231,263 offset by the repayments to the same of $125,597.

The Company anticipates that the existing cash and cash equivalent on hand, together with the cash flow generated from the existing projects will be sufficient to meet the working capital requirements for the on-going projects and to sustain the business operations for the remainder of 2006.  In the event that the Company signs up and commences new contracts, additional financing may be required but there is no assurance that we will be able to obtain such additional financing, or on acceptable terms to it.

As of December 31, 2005, the Company had $7,326,595 of cash and cash equivalents on hand as compared to $3,265,318 as of December 31, 2004, representing an increase of $4,061,277 or 124%.  The increase was mainly attributable to the completion of $6,000,000 funding from the issuance of convertible debentures in October 2005, the repayment of loan from a director of $3,031,479 and being offset by the net cash used in operating activities of $1,777,042 and the deposit paid for the acquisition of a subcontractor of $3,717,380.

The net cash used in operating activities amount to $1,777,042 in 2005, with accounts receivable increased by $10,888,397 and prepayments, deposits and other receivables increased by $2,124,955, which offset by the net income of $6,503,319 and adjustment of losses on change in fair value of derivatives by $4,244,186 for the year 2005.  We required more working capital in terms of accounts receivable because Dehua (1st and 2nd Phase) projects were substantially completed and billed near the end of the year.  The increase in prepayments and deposits was due to prepaid contract costs for the commencement of Nan’an and Huian projects at the end of the year, as the Company had arranged prepayments to suppliers for the purchases of hardware on behalf of customers, and down payment to subcontractors for system development during the start-up stage of these projects.

The net cash used in investing activities amount to $3,743,239 in 2005, and it mainly represented the deposit paid in March 2005 for acquisition of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company for $3,717,380.  In March 2006, the Company has mutually agreed with ZZTD not to proceed with the acquisition and the full deposit amount has been refunded to the Company on March 3, 2006.

The net cash generated from financing activities amount to $9,260,478 in 2005.  It mainly represented the net funding received from the issuance of convertible debentures of $5,546,293 in October 2005, and the repayment of loan from a director of $3,031,479 in January 2005.

As of December 31, 2004, the Company had $3,265,318 of cash and cash equivalents on hand as compared to $47,223 as of December 31, 2003, representing an increase of $3,218,095 or 6,815%.  The increase was mainly attributable to the net cash provided by operating activities of $5,884,565 and being offset by the payment of loan to a director of $3,031,479.

The net cash provided by operating activities amount to $5,884,565 in 2004, with net income of $4,826,841 and adding back non-cash expenses compensated by common stock of $4,041,205, and the increases in tax payables of $2,521,947, which offset by the increase in accounts receivable of $4,438,331 and prepayments, deposits and other receivables increased by $2,583,551.  The Company required more working capital in terms of accounts receivable because substantial portion of Dehua (1st Phase) was completed and billed near the end of the year.  The increase in prepayments and deposits was due to prepaid contract costs during the start-up stage of Dehua (1st Phase), as the Company had arranged prepayments to suppliers for the purchases of hardware on behalf of customers, and down payment to subcontractors for system development during the start-up stage of the project.

The net cash used in investing activities amount to $5,233 in 2004 and it represented the payment for purchase of equipment.

The net cash used in financing activities amount to $2,661,237 in 2004.  It mainly represented the payment of loan to a director of $3,031,479 in November 2004 and it was fully repaid in January 2005.

Effect Of Inflation

The Company believes its operations have not been and, in the foreseeable future, will not be materially adversely affected by inflation or changing prices.

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Effect Of Fluctuation In Foreign Exchange Rates

The Company’s operating subsidiary is located in China.  The subsidiary purchases all products and renders services in China, and receives payment from customers in China using Chinese Renminbi (“RMB”) as the functional currency.  There is no assurance that the RMB-to-USD exchange rates will remain stable.  In July 2005, the Chinese Government has announced a revaluation of the Renminbi by 2% and adopted a new currencies policy.  For the year ended December 31, 2005 we recognized a foreign currency translation gain of $450,641 and reported as other comprehensive income as a result of the appreciation of RMB.  The Company does not engage in currency hedging.

Critical Accounting Policies And Estimates

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principles generally accepted in the United States of America.  We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America.  Associated with this, we believe the following are our most critical accounting policies in that they are the most important to the portrayal of our financial condition and results and require our management’s most difficult, subjective or complex judgments.  Actual results could materially differ from those estimates.  We have disclosed all significant accounting policies in the notes to the financial statements included in this registration statement.  The financial statements and the related notes thereto should be read in conjunction with the following discussion of our critical accounting policies.  Our critical accounting policies are:

Revenue Recognition

The Company generally enters into long-term fixed-price contracts to provide system integration services, namely to design and develop customer specific information technology systems.  Revenue is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.

Under the percentage-of-completion method, management estimates the percentage-of -completion based upon costs incurred as a percentage of the total estimated costs to the customer.  When total cost estimates exceed revenues, we accrue for the estimated losses immediately.  The use of the percentage-of-completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs.  Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified.

Revenues for consultancy services, agency services and other services are recognized as work is performed and amounts are earned in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB No. 104 “Revenue Recognition”.  We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured. For contracts with fees based on time-and-materials or cost-plus, we recognize revenue over the period of performance.

Allowance For Doubtful Accounts

We regularly monitor and assess our risk of not collecting amounts owed to us by our customers.

This evaluation is based upon a variety of factors including: an analysis of amounts current and past due along with relevant history and facts particular to the customer.  Based upon the results of this analysis, we record an allowance for uncollectible accounts for this risk.  This analysis requires us to make significant estimates, and changes in facts and circumstances could result in material changes in the allowance for doubtful accounts.

Valuation Of Derivatives

The Company accounts for non-hedging contracts that are indexed to, and potentially settled in, its own common stock in accordance with the provisions of Emerging Issues Task Force 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  These non-hedging contracts accounted for in accordance with EITF 00-19 include freestanding warrants to purchase the Company’s common stock as well as embedded conversation features that have been bifurcated from the host contract in accordance with the requirements of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  Under certain circumstances that could require the Company to settle these equity items in cash or stock, and without regard to probability, EITF 00-19 could require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting period, with such adjustments reflected in the line item of change in valuation of derivative as other income/(expenses) on the statements of income.

33

During the year 2005, the Company issued 7% secured convertible debentures in a face amount of US$6,000,000 which are due and payable in full in one year from their issuance.  As no floor price is set for the conversion price of such convertible debentures which vary with the fair value of the Company’s common stock, the Company could not be sure it had adequate authorized shares for the future conversion of convertible debentures.  Therefore, all embedded derivatives and freestanding warrants are recorded at fair value, marked-to-market at each reporting period, and are carried on a separate line of the accompanying balance sheet.

The classification of derivatives, including whether such instruments should be recorded as liability or as equity, is assessed at the end of each reporting period.

Impairment On Tangible Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  In performing the review for recoverability, we estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized.  Otherwise, an impairment loss is not recognized.  Measurement of an impairment loss for long-lived assets would be based on the fair value of the asset.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, SFAS No. 123(R) supersedes APB Opinion No.25, “Accounting for Stock Issued to Employees and amends SFAS No.95, “Statement of Cash Flows”.  Generally, the approach in SFAS No.123(R) is similar to the approach described in SFAS No. 123.  However, SFAS No.123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.  SFAS No. 123 (R) was to be effective from the beginning of the first interim or annual reporting period after June 15, 2005.  In April 2005, the Securities and Exchange Commission delayed the implementation of SFAS 123(R).   As a result, SFAS 123(R) will be effective for small business issuers from the beginning of the first annual reporting period after December 15, 2005, which is the fiscal year ending December 31, 2006 for the Company.  The Company is currently assessing the impact of this statement on the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, which would be our second quarter of fiscal 2006. The adoption of SFAS No. 153 is not expected to have a material effect on our consolidated financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of SFAS No. 154 does not have a material impact on the Company’s financial position, results of operations or cash flows.

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In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments.  Specifically, SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis.  SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Company is currently assessing the impact of the statement on the Company’s consolidated financial statements.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On July 12, 2005, the Company filed a Current Report on Form 8-K to report the change in our certifying accountant.  This appointment replaced PKF Certified Public Accountants (“PKF”) as the independent auditor engaged to audit our financial statements.  PKF resigned as our principal independent accountant on July 8, 2005.  The Board of directors authorized the engagement of BDO McCabe Lo Limited as the new independent auditor to audit our financial statements.  During the two most recent fiscal years and any subsequent interim period up to the date of resignation of PKF on July 8, 2005, there were no disagreement between the Company and PKF, on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which, if not resolved to the former accountant’s satisfaction, caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign exchange risk

The Company’s operating subsidiary is located in China.  The subsidiary purchases all products and renders services in China, and receives payment from customers in China using Chinese Renminbi (“RMB”) as the functional currency.  There is no assurance that the RMB-to-USD exchange rates will remain stable.  In July 2005, the Chinese Government has announced a revaluation of the RMB by 2% and adopted a new currencies policy, and since then the RMB has appreciated in value as compared to US dollar.  As a result of the appreciation of RMB as compared to US dollar, for the three months ended March 31, 2006 we recognized a foreign currency translation gain of $214,685 which was reported as other comprehensive income.  For the year ended December 31, 2005 we recognized a foreign currency translation gain of $450,641 and reported as other comprehensive income.  The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

Any devaluation of the RMB against the US dollar will consequently have an adverse effect on our financial performance and asset values when measured in terms of US dollar.  In addition, the Company may have US dollar denominated borrowings such as the convertible debentures, therefore a devaluation of the RMB will increase the financial burden on the repayment of debts in future.

Interest rate risk

At present, the Company’s only borrowing is the convertible debentures with a fixed interest rate of 7% per annum.  The Company believes the exposure to interest rate risk and other relevant market risks is not material.

Inflation

In recent years, China has not experienced significant inflation, and thus inflation will not have a material impact on our results of operations.  According to the National Bureau of Statistics of China, the change in Consumer Price Index in China was 1.2%, 3.9% and 1.8% in 2003, 2004 and 2005, respectively.

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DESCRIPTION OF BUSINESS

Historical Corporate Development

China Expert Technology, Inc. (hereinafter also referred to as the “Company”) is a publicly traded company whose shares trade on the OTC Bulletin Board under the trading symbol “CXTI”.  China Expert Network Co. Ltd., the Company’s subsidiary, owns 100% of the issued and outstanding shares of Expert Network (Shenzhen) Co. Ltd. China Expert Network Co. Ltd. also owns 100% of the issued and outstanding shares of Hong Zhong Holdings Ltd.

The Company was first incorporated in the State of Nevada on June 18, 1990 as QQQ- Huntor Associates, Inc.  On July 21, 1995, the Company changed its domicile to the State of Texas and merged into Unimex Transnational Consultants, Inc, a Texas corporation.  On April 26, 1996, the Company reorganized and acquired all the issued and outstanding stock of Dakota Mining & Exploration Ltd. (“Dakota”) for 10,000,000 shares of the Company’s common stock, and changed the name of the Company to Canadian Northern Lites, Inc. As a result of the transaction in which the Company acquired all the outstanding shares of Dakota, Dakota became a legal subsidiary of the Company.

In August, 1999, the Company voluntarily filed a registration statement on Form 10-SB, in order to make information concerning itself more readily available to the public by becoming subject to the reporting requirements under the Securities Exchange Act of 1934.  As a result of filing its registration statement, the Company is obligated to file with the Commission certain interim and periodic reports with the Securities and Exchange Commission, including an annual report containing audited financial statements.

On July 10, 2000 the Company merged with a Nevada corporation, Leopard Capital Inc., and became a Nevada corporation with the new name of Leopard Capital Inc.

On December 1, 2000, the Company spun-off Dakota, its wholly owned legal subsidiary, by distributing the shares of Dakota on a pro-rata basis to the shareholders of the Company. This reorganization was undertaken to address the concern over the Company’s ability to survive as a mining company because of declining commodity prices, disappearance of investment capital for undercapitalized exploration companies, and potential environmental liabilities.  As a result of this spin-off, the Company no longer has a subsidiary or any other assets as of December 31, 2003.

On January 4, 2001, 1,600,000 non-voting common shares of the Company were converted to voting common shares making the Company a subsidiary of Hudson Capital Corporation.

On February 9, 2004, the Company completed a share exchange with the stockholders of China Expert Network Company Limited, (“CEN”), a Hong Kong limited liability company.  In the exchange, the Company acquired 30,000,000 shares of CEN common stock from the shareholders of CEN, representing all of the issued and outstanding stock of CEN in exchange for the issuance of 19,935,000 shares of its common stock.  In conjunction with the exchange, the Company also issued a total of 1,400,000 additional shares to various persons as compensation for consulting services for the reverse takeover.  The Company was no longer a subsidiary of Hudson Capital Corporation after the share exchange.  CEN was formed in Hong Kong in October 1998 under the name of Uniroyal Holdings Limited. Its name was changed to China Expert Network Company Limited in May 2000. During the years 2003 and 2004 before the share exchange with Leopard, CEN was involved in the business of providing e-government infrastructure construction and consulting services to the city government of Jinjiang as well as providing technological achievement appraisal services for IT companies in China. There has been no bankruptcy, receivership or similar proceedings against CEN.

Except for the share exchange with Leopard, there was no material classification, merger, consolidation or purchase or purchase or sale of a significant amount of assets not in the ordinary course of business of CEN during the last three years.

On April 12, 2004, following completion of the share exchange transaction, the Company changed its name to China Expert Technology, Inc.

CEN is now a wholly owned subsidiary of the Company, and the shares of CEN common stock represent the Company’s most significant asset. The Company expects to continue, and expand, the existing business operations of CEN as our wholly owned subsidiary. The Company, through CEN and CEN’s wholly owned subsidiary, Expert Network (Shenzhen) Co. Ltd. (“ENS”), provides large-scale e-government infrastructure construction and consulting services for community and municipal governments in the People’s Republic of China (PRC).

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On December 28, 2004, the Company entered into an agreement with one of the Consultants for the termination of the Consulting Agreement and the surrender of 550,000 shares of the Company’s common stock previously granted to that Consultant and such shares were cancelled in December 2004.

On August 9, 2005, the Company entered into an agreement for cancellation of shares with a registered and beneficial owner of shares (the “Beneficial Owner”) because a disagreement had risen between the Company and the Beneficial Owner regarding certain matters related to the closing of the share exchange agreement under the terms of the Agreement For Share Exchange. The surrender of 1,877,863 shares of the Company granted to him was cancelled.

On October 31, 2005, the Company completed the closing under a Securities Purchase Agreement (the “Agreement”) dated October 21, 2005 that it entered with the Purchasers of $6,000,000 in face amount of the Company’s 7% Secured Convertible Debenture (the “Debentures”). The Debentures are due and payable in full one year from the date of issuance, and require quarterly payment of interest payable in cash or stock (subject to certain conditions at the option of the Company). At any time from the date of issuance until the maturity date of the Debentures, Purchasers have the right to convert the full face amount of the Debentures to common stock of the Company at a price equal to 75% of the average of the volume weighted average prices of the Company’s common stock for the 5 consecutive trading days immediately prior to the date of conversion. In no event will the conversion price be greater than $1.80 per share.

In connection with the Agreement, the Company issued 3 types of warrants to the Purchasers (collectively “the Warrants”):

Short Term Warrants to purchase up to 3,921,569 shares of the Company’s common stock at a price of $1.53 per share. The Short Term Warrants are exercisable for a period of equal to the earlier of 18 months from the effective date of the registration statement or five years from their issuance date.

Long Term Warrants to purchase up to 1,960,784 shares of our common stock at a price of $3.06 per share. The Long Term Warrants are exercisable for a period of five years following their issuance.

The Platinum Warrants.  In addition, on October 31, 2005, the Company issued to Platinum Partners Advisors, LLC, one of the Purchasers, the right to purchase up to 392,156 shares of common stock at a price of $1.53 per share and the rights to purchase up to 196,078 shares at a price of $3.06 per share. The warrant for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the effective date of the registration statement or five years from the date of issuance. The warrant for the right to purchase up to 196,078 shares is exercisable for a period of five years following the date of issuance. The Platinum Warrants are issued to Platinum Partners Advisors, LLC for legal and due diligence expenses as the lead investor as set forth in the Agreement.

On November 7, 2005, the Company issued a total of 2,309,269 shares of its common stock to the holders of the Company’s Secured Convertible Debentures following exercise of their election to convert a total of $1,601,561 in principal amount of Debentures to shares of common stock.

On December 29, 2005, the Company voluntarily filed a registration statement on Form SB-2 registering the sale of up to 16,000,000 shares of the Company’s common stock underlying the Debentures and Warrants that the Purchasers may convert and sell.

The Company’s principal office is located at Room 2703-04, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong. The telephone number is 852-2802-1555. As of December 31, 2005, the website of the Company is http://tech.chinaexpertnet.com.

The Company’s authorized capital includes 200,000,000 shares of common stock with $0.001 par value. As of April 24, 2006, there were 27,945,837  shares of common stock outstanding.

Business Overview

(1)

Large-Scale E-Government Construction And Maintenance

The Company is engaging in the provision of information technology (IT) network and infrastructure consulting services to government and corporations that are involved with creating electronic governments, also known as e-governments.  It also provides large-scale network infrastructure construction with solutions for enterprise information platform construction, public LAN construction, software development, website planning and development, workflow management and computer hosting services.  The Company is the first private enterprise with the authority to provide technological achievement appraisal services for IT companies in China.  The Company received notice and approval to provide its services from the Department of Science and Technology of Shenzhen City. There are various versions for E-government, such as electronic government, network government, and information administration of government. However, the E-government does not simply refer to “government on line project” or some website systems based on web pages.  The term of E-government is a process in which the government is able to take advantage of modern information and communication technologies to integrate its management and service on the Internet, optimize and reform the government structures and working processes, and provide good and standard international administration and service to the society.

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Enterprise information platform is the portal or gateway of an enterprise’s information communicating system with both internal and external parties. With this platform, all the employees, clients, working partners of the enterprise can assess to and exchange the enterprise’s information by means of a unified system.

E-government consulting services are the services that the Company can provide to the target city government before signing the e-government main contract. The services include a site visit to the target city government, performing an examination and analysis on the existing information technology infrastructure and resources and the potential risks it would face if the e-government project is constructed by combining the Company’s e-government system technology with the data gathered and the result of analysis, a report about the feasibility of constructing e-government system in the target city together with a full plan of the whole e-government construction project is developed.

The Company conducts its principal business operation through its subsidiary ENS which is based in Shenzhen and Fujian, the PRC.  Since its establishment in 1999, ENS has obtained twelve contracts with five city governments in the Fujian province of the PRC for the provision of large-scale e-government infrastructure construction, consulting, training and maintenance services and one city government in the Zhejiang province for the provision of service of design and planning of an e-government system.  Particulars of the contracts are as follows:

Name of City Government	Projects	Commencement Date	Completion Date	Contract Sum US$ (Approximate)
Jinjiang	Jinjiang (1st Phase)	Apr-03	Jan-05	26 million
	Jinjiang (2nd Phase)	May-05	Aug-06	10 million
	Jinjiang (3rd Phase)	May-05	Aug-06	13 million
Dehua	Dehua (1st Phase)	Apr-04	Aug-06	18 million
	Dehua (2nd Phase)	Jan-05	Nov-05	12 million
Nan’an	Nan’an	Aug-05	Mar-07	14.5 million
Huian	Huian	Jan-06	Jul-08	17 million
Jinjiang	Maintenance	Feb-06	Jan-09	3.9 million
Jinjiang	E-government Training	Feb-06	2 years	1.8 million
Quanzhou	Licheng	Nov-06	3 years	35 million
Jinjiang	Unified Command System	Dec-05	Mar-06	0.68 million
Dehua	Unified Command System	Mar-06	Jul-06	0.66 million
Jinjiang	Society Medical Insurance Information System	Jan-06	Nov-06	5.7 million
Dehua	Dehua (3rd Phase)	Jan -06	Jun-07	10 million
	Dehua (4th Phase)	Mar-06	Dec-06	12 million
Shishi	Shishi	Oct-06	Sept-09	41 million
Ningbo	Design and Planning	Apr-06	Oct-06	0.3 million

*

The Completion Date refers to completion of the construction of the e-government system. One year maintenance to the e-government system is included in each contract.

Pursuant to these contracts, ENS provides website planning and development, workflow management, computer host services, public LAN construction, software development, hardware platform and installation, security system construction and 1 year maintenance to the customers.  The e-government construction for Jinjiang City Government has been completed in January 2005 and the maintenance period has been completed in January 2006.

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In January 2005, the Company was awarded a 3-year maintenance contract for the e-government system of Jinjiang City Government worth approximately $3.9 million for the period of February 1, 2006 to January 31, 2009.

In December 2005, the Company was awarded a $5.7 million contract for Jinjiang city to construct its Society Medical Insurance Information System. This project was commenced in January 2006 and is targeted to complete in November 2006.

In January 2006, the Company was awarded a $35 million contract to implement an e-government system for Licheng city government in the Fujian province, China. This project will be commenced in November 2006 and will last for 3 years. Another contract worth $10 million was also awarded to the Company in January 2006 to construct the Dehua (3rd Phase) e-government system for Dehua city government in Fujian province, China. This Project was commenced in January 2006 and is targeted to complete in June 2007. The Company will develop and implement certain e-government administration software and programs for over 70 government departments and administrative units within the city.

In February 2006, the Company was awarded two e-government contracts respectively worth $679,000 and $664,000 for Jinjiang City and Dehua City Fujian to construct their First Phase Unified Command System. The Unified Command System is aimed to link up the Police Department, Fire Department and Road Traffic Department respectively for these two cities. Under the contracts, the Company will be responsible to provide system planning, hardware platform setting, software development and system installation. The Jinjiang project has been commenced in December 2005 and will be completed in March 2006. The Dehua project was commenced in March 2006 and the Company anticipates it will be completed in July 2006.

In March 2006, the Company was awarded a $12 million contract to construct the Dehua (4th Phase) e-government system for Dehua city government in Fujian Province. This Project was commenced in March 2006 and is targeted to complete in December 2006. Upon completion of this Project, an e-Commerce system will be set up for the city. Another contract worth $41 million was awarded to the Company to construct the e-government system for the Shishi City government in Fujian Province, China. This Project is expected to be commenced in October 2006 and completed in September 2009.

In April 2006, the Company was awarded a $0.3 million contract for the provision of designing and planning of an e-government system for the Ning Bo City Yinzhou District Government in the Zhejiang Province, China. The project was commenced in April 2006 and will be completed by October 2006.

Except for the completion dates of Jinjiang (1st Phase), Dehua (2nd Phase) and Jinjiang Unified Command System projects which have passed, the completion dates of the other projects are still to come.  However, the three projects referenced above have been completed within the contemplated completion date.

For Jinjiang (2nd Phase) and the Dehua (3rd Phase) e-government projects, if the projects’ completion date is missed, there will be a penalty equal to a daily surcharge of 0.01% of the total amount of the contract charged against the Company. The cumulative amount of the daily surcharge should not exceed 0.5% of the total amount of the contract. If the delay exceeds 30 days from the agreed completion date, then the respective city government has the right to terminate the contract. Within 10 days from the date the Company receives the termination notice from the city government, the Company has to refund all of the money that it received from the city government, and pay 30% of the total amount of the contract as default penalty. For Jinjiang (3rd Phase), Dehua (4th Phase) e-government projects and Jinjiang Society Medical Insurance Information System project, the daily surcharge is 0.5% of the total amount of the contract and the cumulative amount should not exceed 1% of the total amount of the contract.

For Dehua (1st and 2nd Phases), Hui-an, Nan’an, Licheng and Shishi e-government projects, if the projects’ completion date is missed, there will be a penalty of daily surcharge equal to 0.5% of the total amount of the respective contracts being charged against the Company and the cumulative amount of the surcharge should not exceed 20% of the total amount of the respective contracts. If the delay exceeds 150 days from the agreed completion date, then the Company is deemed to have failed to fulfill the respective contracts and should return all the money received from the city Government and pay penalties equal to 20% of the total amount of the respective contracts.

For Jinjiang and Dehua Unified Command System projects, the penalty for missing the completion date is a daily surcharge of 0.5% of the total amount of the contract with the cumulative amount not exceeding 5% of the total amount of the contract.

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For Jinjiang E-government Training project, there is a penalty for missing the completion date with the exact amount of such penalty will be subject to further negotiation . There is no penalty for missing the completion date in the Jinjiang E-government Maintenance and Ningbo Design and Planning projects.

The Fujian Provincial Government has selected the e-government system of the Jinjiang City Government as a model e-government system for 82 cities in the Fujian province.

Warranty.  The one year warranty is part of the services that the Company has to provide under the terms of the main contracts of Jinjiang (2nd and 3rd Phases), Dehua (1st to 4th Phases), Huian, Nan’an, Licheng, Shishi e-government projects; Jinjiang and Dehua Unified Command System projects and Jinjiang Society Medical Insurance Information System project (collectively referred to as the” Main Contracts”);. Pursuant to the terms of the Main Contracts, the Company must provide free warranty services for one year commencing from the date the respective projects are delivered to the management companies appointed by the respective governments (the “Management Companies”) after passing of the construction completion acceptance checks of the projects.  There is no one year warranty under the terms of the main contracts of the Jinjiang E-government Training and Maintenance projects nor under the main contract of the Ningbo Design and Planning project.

Except for the completion dates of Jinjiang (1st Phase) and Dehua (2nd Phase) projects which have passed, the completion dates of the other projects are still to come.  However, the two projects referenced above have been completed within the contemplated completion date.

During the warranty period, the Company must send its staff to the locations for repair within 24 hours after receiving notice of repair from the Management Companies and if the problem cannot be fixed with 48 hours, the Company should unconditionally provide back-up systems.  If the Company does not comply, the Management Companies could perform the repairs by their own staff and charge all the expenses and losses against the Company. During the initial 30 days of usage of the system, the Company must also sent qualified and experienced technicians to stay on-site to handle any emergency issues that may arise. After the free one year warranty period, the parties can negotiate for renewal of the maintenance services under new terms and conditions.

The costs of providing the free warranty services are the wages of the personnel of the maintenance group. The number of people ranges from 5 to 8 persons and their monthly salary is approximately RMB5,000.00 (US$600.00) each.

The Company’s customers are mainly the various city or county governments in China.  Currently, the customers of the Company are the city governments in Jinjiang, Dehua, Huian, Nan’an , Lichen, Shishi and Ningbo.

(2)

Information And Electronic Administration Training To Chinese Officials

In February 2005, the Company was awarded a contract worth approximately $1.8 million for the provision of information and electronic administration training and program and materials to 3,500 officials of Jinjiang City Government. The training was commenced in February 2006 and will last for a period of about 2 years.

Employees

As of May 31, 2006, we had a total of 57 employees, including 26 permanent staff and 31 contract staff, all of which are full time.

Competition

There is competition from other public and private companies to capture the e-government market in China.  Some of the companies with which the Company competes have wider operations and more financial strength than the Company.  These competitors provide construction and consulting services relating to e-government systems for government departments in China while the Company provides services for e-government systems of municipality governments which is a new model for e-government implementation in China.  We believe our ability to compete in this industry is based on several factors, including the following:

(a)

The successful completion of the e-government project for Jinjiang City Government, which has been selected by the Fujian Provincial Government as model e-government system for 82 cities in Fujian province.

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(b)

Success in providing information and electronic administration training for Jinjiang City officials, which has been selected by the Ministry of the Information Industry as 1 of the 4 model locations for the whole nation.

(c)

The award as the first non-government corporation with the authority to provide technological achievement appraisal services for IT companies seeking government funding in China.

(d)

400 experts from the Chinese Academy of Sciences and the Chinese Academy of Engineering being the consultants of the Company who are available to provide consulting services to the Company and the Company’s clients.

Intellectual Property

We believe that its business is dependent in part on our ability to establish and maintain protection for our proprietary technologies, products and processes, and the preservation of our trade secrets.

In constructing the e-government systems for our customers, we designed several platforms and software programs and retains the copyrights thereof.  These copyrights, if any, exist under Chinese law. We currently have not applied for and do not hold any patents or copyright registrations relating to any of our products and services but are evaluating the economic value against the costs of registering these rights as new platforms and software programs would be designed for each new e-government project without reusing the already existing platforms and software programs. The Company believes that it has the intellectual property rights that exist in the platforms and software programs that it specifically designed or developed for the city governments. The right to use these platforms and software programs are granted to the customers but not the ownership to the platforms and software programs. As each platform and software program is specifically designed for a particular city government and is not applicable to another entity, there does not exist any explicit agreement with respect to this.

We have registered one trademark in the PRC and Hong Kong for our company logo. The registered trademark is significant to us because we believe it will provide us with name and market recognition for our products and services and distinguish the same from our competitors’ products.

Government Approval For Company’s Products Or Services

Our market is presently in China. Generally speaking, there is no legislation or regulation which requires the Company to obtain government approval for the provision of the consultation and construction services relating to e-government system in China.

Our customers are presently city governments in China.  When we submit tender for an e-government contract, we  submit a feasibility report for that particular city government for assessments and approval.

In China, the procurement for government’s material and projects, including e-government projects, is done by various types of bidding.

The first type is open bidding. The Chinese Government instructs a bidding agent to post the relevant open bidding notice on a specific procurement web-site (www.ccgp.gov.cn). Every interested bidder has to fill out a bidding form which includes the proposal of the bidder on the procurement web-site and paying an application fee. The bidding agent gathers the information obtained from the procurement web-site and delivers it to the relevant government department for further investigation and evaluation of the bidder’s qualification. The decision is made according to the qualification of the bidder, the contents of their proposals, as well as costs involved.

The second type of bidding is invited bidding. For certain kinds of projects, including the Company’s Jinjiang e-government projects, the Chinese government first conducts an investigation and evaluation on targeted service providers of the intended services. Then, via the bidding agent, the government invites the service providers that it believes to be qualified to tender their proposals and bidding applications.  Just as open bidding, the decision of the government is made on the qualification of the bidders, the contents of their proposals and costs involved. In the Company’s case, a feasibility report would also be submitted to the city government.

The feasibility report is a report that the Company prepares as part of the consulting services that it provides to the target city government. In the feasibility report, in order to analyze whether the target city government is suitable to construct the e-government system, the Company performs a site visit to the target city government to examine and analyze the information technology infrastructure, resources and potential risk that it would face if the e-government project is constructed.  The Company gathers data, performs an analysis and advises the target city if the e-government is suitable to be constructed, and if so, a full planning of the whole e-government construction project would be included.  In some cases, the Company advises on how a target city can overcome a hindrance to e-government.

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Research And Development

We did not carry out any research and development activities in 2005, and do not have any specific plans for research and development in 2006.  Each and every e-government system that the Company constructs with the respective city government is tailored to the specific needs and requirements of that specific city government. As such, any new intellectual property rights would be developed under a new e-government contract, and the costs of such development would be booked as the project costs and included in the cost of revenue in relation to the new contract. Therefore, the Company is able to develop a new system for a specific e-government project without spending on research and development.

Consulting

On February 26, 2004, Expert Network (Shenzhen) Company Limited (“ENS”), a subsidiary of the Company entered into a Strategic Services Agreement (the “Agreement”) with Macro Business Limited (the “Consultant”). Pursuant to the terms of the Agreement, in consideration of consulting services rendered to ENS by the Consultant, the Company agreed to issue 1,101,205 shares of its common stock. The Agreement provided for the sourcing of e-government contracts by the Consultant to ENS in the event that that ENS engages the Consultant for the purpose of marketing and corporate communication throughout the People’s Republic of China. Upon the successful execution of a contract sourced by the Consultant to ENS, ENS shall pay a commission to the Consultant payable in cash or in shares of the Company’s common stock, at the discretion of ENS. The Agreement shall continue indefinitely and is subject to termination by either party upon 30 days prior written notice to the other party.

The commission to the Consultant, paid either in cash or shares of common stock of the Company, will equal fifteen percent (15%) of Gross Income (the “Commission”) of each e-government contract payable to the Consultant at least six months after each e-government contract is signed but not later than eight months after such contract is signed.

On June 17,  2005, ENS entered into a Consulting Agreement (“the Consulting Agreement”) with Zhao Wei (“Zhao”) of China e-internet Technologies Limited. Pursuant to the terms of the Consulting Agreement, in consideration of consulting services rendered to the Company by Zhao, The Company agreed to issue 1,056,911 shares of its common stock to Zhao. The Consulting Agreement provides for the sourcing and servicing of e-Government contracts by Zhao for the ENS throughout the People’s Republic of China. Upon the successful execution of a contract sourced by the Zhao to ENS, ENS shall pay a commission to Zhao payable in cash or in shares of the Company’s common stock, at the discretion of ENS. The Agreement shall continue indefinitely and is subject to termination by either party upon 30 days prior written notice to the other party.

The commission to Zhao, paid either in cash or shares of common stock of the Company, will equal ten percent (10%) of Gross Profit (the “Commission”) of each e-government contract payable to Zhao within thirty (30) days after the execution date of such e-government contract.

On January 2, 2006, ENS entered into a Supplementary Agreement (the “Supplementary Agreement”) with China e-Internet Technologies Limited (“e-Internet”). The Supplementary Agreement is executed for the purpose of amending and supplementing the Consultant Agreement. Pursuant to the terms of the Supplementary Agreement,, the Company agreed to issue 1,179,150 shares of its common stock to e-Internet  as a commission in consideration of the sourcing by e-Internet of the Licheng District City e-government contract and the performance by e-Internet of all preliminary work related to such e-government project, including Electronic Administration planning, design and other related works.

The commission to e-Internet, or the designated person of e-Internet to receive such commission,, was in the amount equal to 15% of the estimated gross profit of the Licheng District City e-government contract payable to e-Internet in shares of the Company’s common stock within one week after the main contract of the Licheng District City e-government project was signed.

On March 2, 2006, the ENS entered into a consulting agreement with FuJian International Consultants Limited (the “FuJian International Agreement”). Pursuant to the FuJian International Agreement, FuJian International Consultants Limited (“FuJian International”) was engaged to provide consulting services related to the sourcing of e-government contracts in the Fujian province of China. The term of the FuJian International Agreement is for a period of one year.

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Under the FuJian International Agreement, the Company agreed to paid a commission equal to fifteen percent (15%) of the estimated gross profit to be earned by ENS on any e-government contracts sourced by FuJian International. The estimated gross profit is to be determined by the ENS in its sole discretion. No commission will be payable to FuJian International for future phrase of the original contract or any future contracts executed by ENS with the same city government. Such commission is payable to FuJian International in shares of the Company’s common stock and  is due and payable within ten (10) days after a certificate for commencement of work is granted to ENS by the relevant city government for purposes of commencing work under the executed e-government contract.

Other than in respect to the respective consultant agreements, there are no material relationships between the Company and any of the consultants contained in this registration statement and in the Company’s other filings with the Securities and Exchange Commission.

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MANAGEMENT

Executive Officers

The following table sets forth the names and ages of our current officers and directors.  We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

Directors and Executive Officers

Name	Age	Position Held	Tenure
Zhu Xiao Xin	39	CEO, President and Director	Since February 9, 2004
Huang Tao	42	Chairman and Director	Since March 16, 2005
Kung Sze Chau	56	Director	Since February 9, 2004
Chiang Min Liang	40	Chief Financial Officer Principal Accounting Officer	From November 16, 2004 to April 19, 2006
Fu Wan Chung, Simon	38	Chief Financial Officer	Since April 19, 2006

Biographical Information

Below are brief descriptions of the backgrounds and experiences of the officers and directors:

Mr. Zhu Xiao Xin

From April 1998 to September 1999, Mr. Zhu was the Executive Manager for Syscan Technology (Shenzhen) Company Limited. From September 1999 to June 2000, he was President of Shenzhen Hecheng Technology Company Limited. From 2002 to 2003, he was the Vice President of Expert Network Development (Shenzhen) Company Limited. Since December 2003, Mr. Zhu has been the President of China Expert Network Company, Ltd. In 1987 Mr. Zhu received a Bachelor of Science from the University of Science and Technology of China. Since 1999 he has been a Researcher at the Jiangxi University of Finance and Economics. Zhu Xiao Xin worked in the Investment Department and President’s Office in the People’s Insurance Company of China from 1987 to 1993 and was qualified in China as an Economist in December 1992. In September 1999, he joined Mr. Kung Sze Chau to participate in the incorporation and finding of China Expert (Shenzhen) Company Limited. He was also the President of Shenzhen Hecheng Technology Company Limited until June 2000. His duties with the Company include management decision making and operation and management of the e-government projects.

Mr. Huang Tao

Before joining the Company, Mr. Huang worked for the Bank of China from 1981 to 2004. His last position was the Deputy General Manager of Retail Banking Department of the Headquarters. He was a member of Marketing Committee of MasterCard International (Asia Pacific Region) and the Marketing Advisor of Visa International (Asia Pacific Region) from 1998 to 2000. Mr. Huang has over 20 years extensive experience in banking industry and has established good relations with financial institutions and provincial governments in China.  Mr. Huang holds a Bachelor Degree for English Language from the Nanjing Normal University and a Master Degree of Business Economy from the College of Graduate Students of the Chinese Academy of Social Sciences. His duties included business development in retail banking and personal banking, marketing and promotion and later the management of overseas branches’ business. He joined the Company in March 2005 and his duties include business development and marketing, as well as management decision making.

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Mr. Kung Sze Chau

Mr. Kung is the Chief Executive Officer and a director of China Expert Network Company Limited. He has held these positions since May 2000. Mr. Kung has over 20 years experience in investment and management. He was the past Vice President and Managing Director of many large-scale enterprises in PRC. He also specializes in biological pharmaceutical and property investments.  Mr. Kung was the vice president of Shenzhen Gong Cai Technology Company Limited for 5 years and the director of Sunkock Development Limited for 7 years.  Both companies involved in the business of investment in People’s Republic of China.  Mr. Kung was the Director and CEO of the Company from February 9, 2004. He resigned from the position of CEO on April 25, 2005 and remains to be the Director of the Company as of today..

Ms. Chiang Min Liang

Ms. Chiang received her Bachelor of Economics in 1988. In 1997, she obtained the professional qualification of Certified Public Accountant in China.  Ms. Chiang started her career in the educational field where she taught auditing and accounting for over 6 years.  Later, Ms. Chiang worked in several enterprises in finance and accounting position, as well as ShenZhen China-project Certified Public Accountants, where she was responsible for accounting, finance, auditing, capital verification, and asset appraisal work for many listed enterprises.  Ms. Chiang has over 16 years of experience in finance and auditing in China and Hong Kong. She has joined the China Expert group as the Chief Accountant since June 2004. Ms. Chiang was the Controller and Chief Financial Officer of Shenzhen Xin Lu Shi Industrial Co., Ltd. from March 1999 to August 2004, where she was responsible for financial policies, training of personnel from the Finance Department, and preparing financial reports and finance analysis report.  Chiang Min Liang worked in the Shenzhen China-project Certified Public Accountants from March 1997 to February 1999 as an audit supervisor. From March 1999 to August 2004, Ms. Chiang worked in Shenzhen Xin Lu Shi Industrial Limited, a company involved in the business of sales of automobiles, importation of auto parts, repair and maintenance of automobiles, etc.  Ms. Chiang’s position was Chief Financial Officer and Controller. She was appointed as Chief Financial Officer of the Company in September 2004. Miss Chiang resigned from her position of Chief Financial Officer effective on April 19, 2006.

Mr. Fu Wan Chung, Simon

Mr. Fu joined the Group in November 2005 and is responsible for the financial control and management of the Group.  He was appointed as the Chief Financial Officer on April 19, 2006.   Mr. Fu is a fellow member of the Association of Chartered Certified Accountants and holds a Bachelor Degree in Accountancy from the Hong Kong Polytechnic University.    Before joining the Group, Mr. Fu worked for Innovative Information Systems Limited, a subsidiary of Itochu Corporation, as the Financial Controller from March 2001 to August 2005.

Involvement in Certain Legal Proceedings

There have been no events during the last five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person including:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships

There are no family relationships between any of the officers and/or directors.

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Election Of Directors And Officers

Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.  China Expert’s By-Laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of stockholders and the due election and qualification of his successor.

Meetings Of The Board Of Directors

During the year ended December 31, 2005, China Expert held one directors’ meeting and each incumbent director attended more than seventy-five percent of the total of meetings of the Board of Directors and the Committees of which he is a member.  The Board of Directors also acted four times by unanimous written consent.

Committees Of The Board Of Directors

We currently do not have any committees of the Board of Directors.  We do not currently have an audit committee financial expert.  Our current management has only been in place since February 9, 2004, and they have not yet had the opportunity to locate and appoint a financial expert.

Director Compensation

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors may award special remuneration to any Director undertaking any special services on behalf of the Company other than services ordinarily required of a Director. During the fiscal year ended December 31, 2005, no Director received or accrued any compensation for his services as a Director, including committee participation or special assignments.

Code Of Ethics

The Company has adopted a code of ethics, as required by the rules of the SEC (attached as Exhibit 14.1 to our registration statement on Form SB-2 (Registration No. 333-130750) filed with the SEC on December 29, 2005). This code of ethics applies to all of the Company’s directors, officers and employees. The code of ethics, and any amendments to, or waivers from, the code of ethics, is available in print, at no charge, to any stockholder who requests such information.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 furnished to the Company during the fiscal year ended December 31, 2005, none of the officers, directors or principal shareholders of the Company have failed to file or been delinquent in filing reports required under Section 16(a) of the Exchange Act.

47

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation paid to (i) China Expert’s Chief Executive Officer and (ii) each of China Expert’s other executive officers who rendered services to China Expert (collectively, “the Named Executive Officers”) during the years ended December 31, 2005, 2004 and 2003:

	Annual Compensation				Long-term Compensation
				Other		Securities
				Annual	Restricted	Underlying
				Compens-	Stock	Options/	LTIP	All other
Name and		Salary	Bonus	ation	Award(s)	SARs (1)	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)

Zhu Xiao Xin,
CEO, President and Director	2005	$29,331	--	--	--	--	--	--
	2004	$29,102	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

Chiang Min Liang
Chief Financial Officer (From November 16, 2004 to April 19, 2006)	2005	$9,532	--	--	--	--	--	--
	2004	$2,024	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

Fu Wan Chung, Simon
Chief Financial Officer (Since April 19, 2006)	2005	$11,574	--	--	--	--	--	--
	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

Huang Tao
Chairman and Director	2005	$38,194	--	--	--	--	--	--
	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

Kung Sze Chau	2005	--	--	--	--	--	--	--
Director	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

There are no stock option, retirement, pension or profit-sharing plans for the benefit of our officers and directors.

Employment Agreements

The Company does not have a written employment agreement with Mr. Kung Sze Chau, its director who has not received any compensation during the fiscal year ended December 31, 2005.

The Company, through its subsidiary, ENS, has written employment agreements with Zhu Xiao Xin, its CEO, President and Director and Chiang Min Liang, its Chief Financial Officer.  Mr. Zhu works in the President’s office.  Mr. Zhu’s employment contract is renewed annually.  Mr. Zhu’s salary is RMB 20,000.000 (US $2,471.82) per month commencing February 9, 2004.  The Company will provide medical benefits to Mr. Zhu.

Ms. Chiang works in the Finance department.  Ms. Chiang’s employment contract is renewed semi-annually.  Ms. Chiang’s salary is RMB 5,000.00 (US $617.96) per month commencing December 13, 2004 and RMB 8,000 (US $988.73) per month commencing June 1, 2005.  The Company will provide medical benefits to Ms. Chiang.  Miss Chiang resigned from her position of Chief Financial Officer and left the Company effective on April 19, 2006

In addition, the Company, through its another subsidiary, Hong Zhong Holdings Limited, has written employment agreement with Huang Tao, its Chairman and Director and with Fu Wan Chung, Simon, its present Chief Financial Officer. Mr. Fu’s salary is HK$45,000.00 (US$5,787.00) per month commencing November 1, 2005.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights (“SARs”) and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors in fiscal year of 2005.

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Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Options Granted in the Last Fiscal Year

The following presents certain information on stock options for the China Expert Named Executive Officers for the year ended December 31, 2005:

Named Executive Officer	Number of Securities Underlying Options Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
None	--	--	--	--	--	--

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table sets forth options exercised by China Expert Named Executive Officers during the year ended December 31, 2005, and the number and value of all unexercised options at fiscal year end.

Named Executive Officer	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options/SARs at December 31, 2005		Value of Unexercised In- the-Money Options/SARs at December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
None	--	--	--	--	--	--

49

DESCRIPTION OF PROPERTY

The Company does not own any real property.

Since February 9, 2004, the executive office of the Company is located at Room 2703-04, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong.  The executive office is provided to the Company by its subsidiary, CEN at a monthly rental of $8,838.33.  CEN has a written lease agreement.  The total area that is rented is about 2,756 sq feet.

The Company has set up two operating offices respectively in Shenzhen city and Jinjiang city of Fujian province.

The office in Shenzhen city is located at 31/F, Development Centre, 2010 Renminnan Road, Shenzhen, China. This office is provided to the Company by Mr. Lai Man Yuk at a monthly rental of $11,204 which was predetermined by both parties with reference to market rentals. The Company paid $134,447 as rental for this office in the fiscal year of 2005. The operating lease arrangements, which have a leasing period of one year and are renewed annually, are cancelable and rentals are paid on a monthly basis. The total area that is rented is 1763.02m2.  The area rented is adequate for our current needs.   Mr. Lai is a former officer of the Company who resigned from the position of Vice President and Director on October 20, 2004. He currently holds 2,536,530 shares (approximately 9.08%) of the common stock of the Company. These include the 2,536,530 shares that are held of record by China Data Holdings Limited (“China Data”), of which Mr. Lai may be deemed to be the beneficial owner as a result of the ownership of approximately 31.81% of the shares capital of China Data by Asia Style.com Group Limited, of which Mr. Lai owns 80% of the outstanding capital.

The office in Jinjiang city of Fujian province is located at the 7/F, Electrical Building, Jinjiang, Fujian, China. This office is provided by the Jinjiang Gongcheng Management Services Co. Ltd. at a monthly rental of $1,833 from February 9, 2004 to April 20, 2004 and $2,444 from April 21, 2004 to December 31, 2006 due to increase in rental area. These monthly rental were predetermined by both parties with reference to market rentals. The operating lease arrangements, which have a total leasing period of 39 months, are cancelable and as both parties are parties to the Jinjiang E-government Project, it was agreed that the aggregated rental payment shall be deducted from the last installment of the Project’s money payable by Jinjiang Gongcheng Management Services Co. Ltd.  The total area that is rented is 200m2 from February 9, 2004 to April 20, 2004 and 250m2 from April 21, 2004 to December 31, 2006.  The area rented is adequate for our current needs.

The Company believes that the existing office space is adequate to meet current and short-term requirements.

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LEGAL PROCEEDINGS

The Company is aware of threatened litigation from First Montauk Securities Corp. with respect to a claim that $660,000 is owed to First Montauk Securities Corp. by the Company under a Fee Agreement dated September 8, 2004. The Company believes that the claim is without merit and the Company intends to vigorously defend any future litigation with respect to this matter.

As far as known by the management, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

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PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding the beneficial ownership of all shares of common stock at May 31, 2006, for each executive officer and director of China Expert and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock.  The percentage ownership shown in such table is based upon 27,945,837 common shares issued and outstanding at May 31, 2006, and ownership by these persons of options or warrants exercisable within 60 days of such date.  Unless otherwise indicated, each person has sole voting and investment power over such shares.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Zhu Xiao Xin (1) (2)	1,893,825	6.78%
31/F, Development Centre, 2010 Renminan Road, Shenzhen PRC 518002
Kung Sze Chau (1) (3)	1,939,167	6.94%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
Chiang Min Liang (1)	0	0
31/F, Development Centre, 2010 Renminan Road, Shenzhen PRC 518002
Fu Wan Chung, Simon (1)	0	0
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
Huang Tao (1) (6)	737,943	2.64%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
Lai Man Yuk (4)	2,536,530	9.08%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
Tsang Chi Wai Eric (5)	1,459,441	5.22%
Unit A, 11/F, Prosperous Centre, 1 Knutsford Terrace, Tsimshatsui, Kowloon, Hong Kong
China Data Holdings Limited (7)	9,967,500	35.67%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
China Link Investment Group Limited (8)	2,270,595	8.13%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
All Current Officers and Directors as a Group (9) (4 in Number)	4,570,935	16.36%

(1)

The person listed is currently an officer, a director, or both, of the Company.

(2)

Includes 1,893,825 shares held of record by China Data Holdings Limited, of which Mr. Zhu may be deemed to be the beneficial owner as a result of the ownership of approximately 19% of the share capital of China Data Holdings Limited by Supreme Top Limited, which is wholly-owned by Mr. Zhu.

(3)

Includes 906,046 shares held of record by China Data Holdings Limited, of which Mr. Kung may be deemed to be the beneficial owner as a result of the ownership of approximately 9.09% of the share capital of China Data Holdings Limited by Tongo Network Limited, which is wholly-owned by Mr. Kung. Also includes 1,033,121 shares held of record by China Link Investment Group, of which Mr. Kung owns approximately 45.5% of the share capital.

(4)

Includes 2,536,530 shares held of record by China Data Holdings Limited, of which Mr. Lai may be deemed to be the beneficial owner as a result of the ownership of approximately 31.81% of the share capital of China Data Holdings Limited by Asia Style.com Group Limited, of which Mr. Lai owns 80% of the share capital.

(5)

Includes 634,132 shares held of record by China Data Holdings Limited, of which Mr. Tsang may be deemed to be the beneficial owner as a result of the ownership of approximately 31.81% of the share capital of China Data Holdings Limited by Asia Style.com Group Limited, of which Mr. Tsang owns 20% of the share capital. Also includes 825,309 shares held of record by China Data Holdings Limited, of which Mr. Tsang may be deemed to be the beneficial owner as a result of ownership of approximately 8.28% of the share capital of China Data Holdings Limited by Lucky Cyber Investments Limited, which is wholly-owned by Mr. Tsang.

(6)

Includes 737,943 shares held of record by China Link Investment Group Limited, of which Mr. Huang owns approximately 32.5% of the share capital

(7)

Includes shares beneficially owned by Zhu Xiao Xin and Kung Sze Chau, as described in the footnotes (2) and (3), above.

(8)

Includes shares beneficially owned by Kung Sze Chau, as described in footnote (3) above.

(9)

Includes shares beneficially owned by Zhu Xiao Xin, Kung Sze Chau and Huang Tao as described in footnotes (2), (3) and (6), above.

52

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market Information.  The Company’s shares trade on the OTC Bulletin Board under the symbol “CXTI.”  As of May 31, 2006, the Company had 27,945,837 common shares outstanding.

The following table summarizes the high and low closing sales prices per share of the common stock for the periods indicated as reported on The OTC Bulletin Board:

	(U.S. $)

2004	HIGH	LOW
First Quarter	$1.70	$0.90
Second Quarter	$2.70	$0.57
Third Quarter	$1.50	$0.95
Fourth Quarter	$1.49	$0.91

2005	HIGH	LOW
First Quarter	$1.28	$0.89
Second Quarter	$1.05	$0.46
Third Quarter	$3.37	$0.50
Fourth Quarter	$2.23	$0.56

2005	HIGH	LOW
First Quarter	$2.89	$1.64

Holders.  As of May 31, 2006, China Expert had an estimated 55 record holders of common stock.

Dividends.  The Company has not declared or paid any cash dividends on its common stock during the years ended December 31, 2004 or 2005.  The Company will base any issuance of dividends upon its earnings, financial condition, capital requirements and other factors considered important by its board of directors.  Nevada law and the Company’s certificate of incorporation do not require the board of directors to declare dividends on the Company’s common stock.  The Company expects to retain all earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any dividends to its stockholders for the foreseeable future.

Sales of Unregistered Securities

During the past three years the registrant has issued the following securities without registration under the 1933 Act:

On April 19, 2006, the Company issued 30,986 shares of common stock to the Purchasers of its 7% Secured Convertible Debenture as quarterly payment of interest for the period from January 1, 2006 to March 31, 2006.

On February 11, 2006, the Company issued warrants to a consultancy company for the provision of consultancy services for the period from January 1, to December 31, 2005.  The Company issued the right to purchase up to 150,000 shares of common stock at a price of US$1.08 per share.  The warrants are exercisable for a period of five years from their issuance. The fair value at issuance date was US$172,000.

On January 25, 2006, the Company issued 800,000 shares of common stock to various employees who are identified by the Company as eligible to participate in the Stock Compensation Program which was adopted by the Company on January 20, 2006. At the issuance date, the market price was US$2.09 per share and employees’ benefit amounting to US$1,672,000 was charged against income.

On January 25, 2006, the Company issued 1,179,150 shares of its common stock to the consultant as a consultancy service in relation to the sourcing of a new e-government project. At issuance date, the market price was US$2.09 per share, and US$2,464,423 was charged against income.

53

On January 10, 2006, the Company issued 32,705 shares of its common stock to the debenture investors as the settlement of accrued interest.

On October 31, 2005, we closed a financing transaction with the selling stockholders for 7% secured convertible debentures in the principal amount of $6,000,000.  Pursuant to a Securities Purchase Agreement, dated as of October 21, 2005, we agreed to sell, and each selling stockholder agreed to purchase in the aggregate, severally and not jointly, up to $6,000,000 of secured convertible debentures.  The selling stockholders have the right to convert the full face amount of the debentures into our common stock at a price per share equal to the lesser of (a) $1.80 per share, or (b) 75% of the average of the volume weighted average prices of our common stock for the five consecutive trading days immediately preceding the conversion date.  At our option, we are required to make quarterly payments of interest payable in cash or stock, subject to certain conditions under the secured convertible debentures.  The due date for the payment of the secured convertible debentures may be accelerated as the result of the occurrence of certain events of default, which include, but are not limited to, defaults by us in making required payments, defaults by us under the Securities Purchase Agreement and other material agreements, bankruptcy, or failure to cause a registration statement for the shares of our common stock underlying the secured convertible debentures to be declared effective within 200 days after the closing date, which occurred on October 31, 2005.  On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.  On November 6, 2005, we received a notice of conversion from Ellis International Ltd. Inc for the conversion of 115,128 shares representing an amount equal to $80,000.  On November 7, 2005, we received the following notices of conversion: (i) from  Alpha Capital AG for the conversion of 251,844 shares of our common stock representing an amount equal to $175,000; (ii) from DKR Soundshore Oasis Holding Fund Ltd. for the conversion of 724,005 shares of our common stock representing an amount equal to $503,111.11; (iii) from Platinum Long Term Growth I, LLC for the conversion of 1,002,426 shares of our common stock representing an amount equal to $696,561; and (iv) from Platinum Partners Advisors, LLC for the conversion of 215,866 shares of our common stock representing an amount equal to $150,000.

On July 18, 2005, the Company issued 1,056,911 shares of common stock to Zhao Wei as compensation for consulting services.

On November 12, 2004, the Company issued 1,101,205 shares of common stock to Yuen Lai Mei, as compensation for consulting services.

On February 18, 2004, the Company issued 540,000 shares of common stock to Chiu Wai Hong, as compensation for consulting services.

On February 18, 2004, the Company issued 550,000 shares of common stock to Lau Hing Bun, as compensation for consulting services.

On February 18, 2004, the Company issued 70,000 shares of common stock to Chan Tsz King, as compensation for consulting services.

On February 18, 2004, the Company issued 240,000 shares of common stock to Wu Huan Zhuan, as compensation for consulting services.

On February 18, 2004, the Company issued 400,000 shares of common stock to Ambassador Capital Group, Inc. as compensation for consulting services.

On February 9, 2004, the Company issued a total of 200,000 shares of common stock to Hudson Capital Corporation, as compensation for consulting services.

On February 6, 2004, the Company issued 300,000 shares of common stock to Mid-Continental Securities Corporation for consulting services.

On February 6, 2004, the Company issued 9,967,500 shares of common stock to China Data Holdings Limited for share exchange pursuant to Agreement For Share Exchange dated December 30, 2003.

On February 6, 2004, the Company issued 2,270,595 shares of common stock to China Link Investment Group Limited, for share exchange pursuant to Agreement For Share Exchange dated December 30, 2003.

54

On February 6, 2004, the Company issued a total of 90,000 shares of common stock to Chan Tsz King as compensation for consulting services.

On February 6, 2004, the Company issued 50,000 shares of common stock to Anna Herbst, as compensation for consulting services.

On February 6, 2004, the Company issued 3,709,904 shares of common stock to Ibroader Development Limited, for share exchange pursuant to Agreement For Share Exchange dated December 30, 2003.

On February 6, 2004,, the Company issued 1,993,500 shares of common stock to I-Mode Technology Limited for share exchange pursuant to Agreement For Share Exchange dated December 30, 2003.

On February 6, 2004, the Company issued 663,500 shares of common stock to Lam Wah as compensation for consulting services.

On February 6, 2004, the Company issued a total of 1,090,000 shares of common stock to Cheung Kin, Wilson as compensation for consulting services.

On February 6, 2004, the Company issued 600,000 shares of common stock to Mo Ka Wen, Karen as compensation for consulting services.

On February 6, 2004, the Company issued 400,000 shares of common stock to Li Sze Tang, as compensation for consulting services.

On February 6, 2004, the Company issued 200,000 shares of common stock to Terry G. Cook as compensation for consulting services.

55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the share exchange transaction with China Expert Network Company Limited which was consummated on February 9, 2004, we issued a total of 200,000 shares to Hudson Capital Corporation, as compensation for consulting services. Terry G. Cook, who was the President and a Director of the Company at the time of the share exchange transaction, is the controlling shareholder of Hudson Capital Corporation.

The Company rents office space in Shenzhen, China for its operative office from a former officer, Mr. Lai Man Yuk.  Mr. Lai is a former officer of the Company who resigned from the position of Vice President and Director on October 20, 2004. He currently holds 2,536,530 shares (approximately 9.08%) of the common stock of the Company. These include the 2,536,530 shares that are held of record by China Data Holdings Limited (“China Data”), of which Mr. Lai may be deemed to be the beneficial owner as a result of the ownership of approximately 31.81% of the shares capital of China Data by Asia Style.com Group Limited, of which Mr. Lai owns 80% of the outstanding capital.  The Company paid $134,447, which represents the total rental amount for the office in the fiscal year 2005.  The rental rate was established by the parties based upon market rental rates.

On November 16, 2004, the Company made a loan in the amount of approximately $3,000,000 to Kung Sze Chau, one of its officers and directors. The loan is unsecured, bears interest at the rate of 5.22% per annum, and was paid in full on January 14, 2005.  The purpose was for the personal use of the director.  However, the loan was granted only for a very short term of only 60 days, interest was charged and the director repaid the loan within the agreed repayment time which is a year ago. Full disclosure of the loan had also been made in all the previous annual and quarterly filings of the Company.

The loan was approved by the directors of the Company and the interest rate was determined by the directors as a result of the arms length negotiation between the Company and Kung, which was not of better terms than the interest rate charged by the Company’s bank, the China Merchants Bank (“CMB”) for a short term personal loan of up to six months repayment time in or about November 2004. The interest rate was fixed by reference to the personal loan interest rate charged by CMB for short term personal loan of up to six months over the same period.

On March 22, 2005, the Company intended to acquire the ownership of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company, and ENS signed a letter of intent with ZZTD.  Pursuant to the letter of intent, the Company placed a deposit of RMB30,000,000 to ZZTD.  On March 1, 2006, being mutually agreed by the Company and ZZTD, an agreement has been made between both parties to rescind the letter of intent dated March 22, 2005 and the acquisition was terminated.  No penalty or compensation was agreed by both parties for the termination.  ZZTD repaid the full deposit amount of RMB30,000,000 to the Company on March 3, 2006.  Mr. Zhu Xiao Xin, the Chief Executive Officer of CXTI, being the company’s representative and director of ZZTD, also holds 20% of the equity interest in ZZTD.  ZZTD is one of the major subcontractors of Jinjiang and Dehua projects.  For the years ended December 31, 2005 subcontracting services provided by ZZTD to the Company amounting US$3,044,876.

China Data Holdings Limited owns 9,967,500 shares (35.67%) of the Company’s outstanding shares. Among China Data’s shareholders, Supreme Top Limited owns 19% of the shares of China Data and Mr. Zhu Xiao Xin, who is also the director of the Company, beneficially own all the shares in Supreme Top.

Another shareholder of China Data, Tongo Network Ltd. owns 9.09% of the shares of China Data and Mr. Kung Sze Chau, who is also a director of the Company, beneficially owns all the shares in Tongo. Mr. Kung is also one of the directors of China Data.

Another shareholder of China Data, Asia Style.com Group Ltd. owns 31.81% of the shares of China Data and Mr. Lai Man Yuk, who is an ex-officer of the Company, beneficially owns 80% of the shares in Asia Style. Mr. Lai resigned from all his duties in the Company in October 20, 2004.

56

DESCRIPTION OF CAPITAL STOCK

Common Stock

China Expert is authorized to issue 200,000,000 shares of common stock $0.001 par value, of which 27,945,837 were issued and outstanding at May 31, 2006.  The securities being offered hereby are common stock, with one vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes.  The shares of common stock are not subject to repurchase by the Company or conversion into any other security.  The following description is a summary of China Expert’s capital stock of and contains the material terms of the capital stock.  Additional information can be found in our Articles of Incorporation and Bylaws.

Common Stock.  Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors.  There is no cumulative voting.  Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors.  Stockholders have no preemptive, conversion or other subscription rights.  There are no redemption or sinking fund provisions related to the common stock.  In the event of liquidation, dissolution or winding up of China Expert, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Options.  China Expert has a Stock Incentive Plan, which became effective as of November 21, 2002.  Under the plan, the Company may grant options for up to 825,000 shares of common stock.  No options or award have been made, exercised or lapsed since the adoption of the Stock Incentive Plan.  This Stock Incentive Plan was discontinued and terminated on January 23, 2006. No options or awards have been made or exercised since its adoption in 2002.

Warrants.   The Company reserved 150,000 shares have been reserved for issuance upon exercise of outstanding warrants according to an agreement with Rubenstein Investor Relations, Inc.    On January 7, 2005, the Company executed an agreement with Rubenstein Investor Relationship, Inc. for the provision of the following from Rubenstein:

(i)

provide the Company with investor relations counsel and guidance to enhance the Company’s visibility in the financial markets.

(ii)

arrange appointments for the Company with asset managers, broker dealers and analysts; and

(iii)

provide the Company day-to-day management of its investor relations programs including responding to shareholders inquires and distributing collateral materials, annual reports, press releases and fact sheets.

The Agreement automatically renews on a monthly basis, unless either the Company or Rubenstein terminates the Agreement in writing upon 30 days notice to the other party.

In return of Rubenstein’s services, the Company will pay Rubenstein a monthly fee of $6,500.00. In addition to the monthly fee, the Company will deliver a compensation package in the form of a warrant evidencing the right to purchase during a five-year period from the date of execution of the Agreement 150,000 shares of its common stock at an exercise price equivalent to the closing price of the common stock at the date of execution of the Agreement. The warrant contains “cashless exercise” provisions and the standard piggyback registration rights.

On December 1, 2005, the Company delivered the 30 days termination notice to Rubenstein to terminate its services. The warrants were issued to Rubenstein on February 11, 2006.

On October 31, 2005, in connection with the Securities Purchase Agreement, we issued to the selling stockholders warrants for the right to purchase up to 3,921,569 shares of our common stock at a price of $1.53 per share.  These warrants will be exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance. Also, on October, 31, 2005, in connection with the Securities and Purchase Agreement, we issued to the selling stockholders warrants for the right to purchase up to 1,960,784 shares of our common stock at a price of $3.06 per share.  These warrants are exercisable for a period of five years following the date of issuance.

57

In addition, on October 31, 2005, we issued to Platinum Partners Advisors LLC the right to purchase up to 392,156 shares of common stock at a price of $1.53 per share, and up to 196,078 shares of common stock at a price of $3.06 per share. We issued these warrants to Platinum Partners Advisors LLC for legal and due diligence  as the lead investor as set forth in the Securities Purchase Agreement.   The warrant for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance. The warrant for the right to purchase up to 196,078 shares is exercisable for a period of five years following the date of issuance.

Debentures.  On October 31, 2005, we closed a financing transaction with the selling stockholders for 7% secured convertible debentures in the principal amount of $6,000,000.  Pursuant to a Securities Purchase Agreement, dated as of October 21, 2005, we agreed to sell, and each selling stockholder agreed to purchase in the aggregate, severally and not jointly, up to $6,000,000 of secured convertible debentures.  The selling stockholders have the right to convert the full face amount of the debentures into our common stock at a price per share equal to the lesser of (a) $1.80 per share, or (b) 75% of the average of the volume weighted average prices of our common stock for the five consecutive trading days immediately preceding the conversion date.  At our option, we are required to make quarterly payments of interest payable in cash or stock, subject to certain conditions under the secured convertible debentures.  The due date for the payment of the secured convertible debentures may be accelerated as the result of the occurrence of certain events of default, which include, but are not limited to, defaults by us in making required payments, defaults by us under the Securities Purchase Agreement and other material agreements, bankruptcy, or failure to cause a registration statement for the shares of our common stock underlying the secured convertible debentures to be declared effective within 200 days after the closing date, which occurred on October 31, 2005.  On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.  On November 6, 2005, we received a notice of conversion from Ellis International Ltd. Inc for the conversion of 115,128 shares representing an amount equal to $80,000.  On November 7, 2005, we received the following notices of conversion: (i) from  Alpha Capital AG for the conversion of 251,844 shares of our common stock representing an amount equal to $175,000; (ii) from DKR Soundshore Oasis Holding Fund Ltd. for the conversion of 724,005 shares of our common stock representing an amount equal to $503,111.11; (iii) from Platinum Long Term Growth I, LLC for the conversion of 1,002,426 shares of our common stock representing an amount equal to $696,561; and (iv) from Platinum Partners Advisors, LLC for the conversion of 215,866 shares of our common stock representing an amount equal to $150,000.

Rule 144

In general, under Rule 144 of the 1933 Act a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this Prospectus, or, subject to certain restrictions, the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities.  Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available.  Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

Transfer Agent & Registrar

The transfer agent and registrar for our common stock is Madison Stock Transfer.  Their address is 1688 E. 16th Street, Brooklyn, New York, 11229.  Their telephone number is (718) 527-4453.

Limitation Of Liability:  Indemnification

Our By-Laws include an indemnification provision under which we have agreed to indemnify directors and officers of the Company to fullest extent permissible under the laws of the State of Nevada from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.  Under the laws of the State of Nevada indemnification to directors and officers excludes those acts or omissions to act if such acts or failure to act constitute a breach of fiduciary duty.

58

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of China Expert pursuant to the foregoing, or otherwise, China Expert has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In addition, in connection with the Securities Purchase Agreement, dated October 31, 2005 by and among our Company and the selling stockholders and the Registration Rights Agreement, dated October 31, 2005 by and among our Company and the selling stockholders, we agreed to indemnify the selling stockholders described in this prospectus fro any and all losses, liabilities, obligations, contingencies, claims, damages, costs and expenses incurred as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by our Company in the Securities Purchase Agreement, Registration Rights Agreement or any other related transaction documents, (ii) any action instituted against a selling stockholder or their affiliates by any stockholder of our Company (who is not an affiliate of a selling stockholder) with respect to the Securities Purchase Agreement, Registration Rights Agreement or any other related transaction documents, unless such action is based on a breach by such selling stockholder, (iii) any untrue or alleged untrue statement of a material fact contained in the accompanying registration statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein, unless such untrue statements or omissions are based on information provided by such selling stockholder.  The wholly own subsidiary of the Company, China Expert Network Co. Ltd., and its wholly owned subsidiaries, Expert Network (Shenzhen) Co. Ltd. and Hong Zhong Holdings Ltd., who all acted as the Guarantors to the Company in the transaction with the selling shareholders, entered into a Subsidiary Guarantee Agreement and under which, there are indemnification provisions for the selling stockholders.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

There are no provisions in our Articles of Incorporation or Bylaws related to preventing or restricting takeovers, mergers or acquisitions of the Company by another company.

59

EXPERTS

The consolidated financial statements for the year ended December 31, 2005 included in this prospectus have been audited by BDO McCabe Lo Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The audited financial statements included in this Prospectus and elsewhere in the registration statement for the year ended December 31, 2004 have been audited by PKF, Certified Public Accountants, located in Hong Kong.  The report of PKF is included in this Prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The validity of the shares offered herein will be opined on for us by Burton, Bartlett & Glogovac.

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the 1933 Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the registration statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

60

61

CHINA EXPERT TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2006	December 31, 2005
	US$	US$
ASSETS
Current assets
Cash and cash equivalents	7,174,569	7,326,595
Account receivables, net of allowance for doubtful accounts of nil and nil at March 31, 2006 and December 31, 2005, respectively	18,231,084	15,423,852
Cost and estimated earnings in excess of billings	5,862,667	1,082,969
Amount due from a director	-	609
Amount due from a former officer	37,477	24,229
Prepayments, deposits and other receivables	8,124,170	9,797,938
Deferred finance costs	377,829	539,756
Current portion of prepaid expenses	500,000	500,000
Total current assets	40,307,796	34,695,948

Deferred tax assets	81,802	-
Property and equipment, net	25,592	28,999
Prepaid expenses	937,500	1,062,500
Total assets	41,352,690	35,787,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	602,087	644,470
Accrued payroll and employees’ benefits	33,310	49,115
Other payables and accruals	362,675	687,837
Amount due to a director	97,054	97,115
Amount due to a former officer	968,551	850,172
Amount due to shareholders	-	730
Income taxes payable	1,132,621	1,514,217
PRC business tax payable	500,144	641,793
Deferred tax liabilities	-	97,783
Convertible debentures, net of discount of US$3,644,070 and US$3,665,439 at March 31, 2006 & December 31, 2005, respectively	754,369	733,000
Embedded derivatives	3,291,000	3,631,000
Warrants	6,214,000	5,532,000
Total current liabilities	13,955,811	14,479,232

Commitments and contingencies

Stockholders’ equity
Common stock, par value US$0.001, authorized 200,000,000 shares; issued and outstanding March 31, 2006: 27,914,851 shares; December 31, 2005: 25,902,996 shares	27,915	25,903
Additional paid-in capital	16,283,608	12,101,755
Accumulated other comprehensive income	665,326	450,641
Retained earnings	10,420,030	8,729,916
Total stockholders’ equity	27,396,879	21,308,215

Total liabilities and stockholders’ equity	41,352,690	35,787,447

See the accompanying notes to condensed consolidated financial statements.

F-1

CHINA EXPERT TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three months ended March 31,
	2006	2005
	US$	US$

Revenue	15,108,179	8,682,558
Cost of revenue	(7,322,581)	(4,628,678)
Gross profit	7,785,598	4,053,880

Advertising and marketing expenses	(2,464,900)	-
Depreciation and amortization	(4,300)	(4,563)
General and administrative expenses	(2,044,372)	(288,178)
Intangible assets amortization	-	(96,401)

Income from operations	3,272,026	3,664,738

Other income (expenses)
Interest income	13,520	3,937
Change in fair value of derivatives	(170,000)	-
Interest expenses and finance costs	(260,269)	-
Income before income tax	2,855,277	3,668,675
Income tax expenses	(1,165,163)	(753,127)
Net income	1,690,114	2,915,548

Other comprehensive income
Foreign currency translation adjustment	214,685	-
Comprehensive income	1,904,799	2,915,548

Net income per share
- basic	US$0.06	US$0.12
- diluted	US$0.05	US$0.12

Weighted average common stock
Outstanding
- basic	27,383,807	24,414,679
- diluted	34,578,011	24,414,679

See the accompanying notes to condensed consolidated financial statements

F-2

CHINA EXPERT TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended Mar 31,
	2006	2005
	US$	US$
Cash flows from operating activities:
Net income	1,690,114	2,915,548
Adjustments to reconcile net income to net cash used in operating activities:
Intangible assets amortization	-	96,401
Amortization of prepaid expenses	125,000	125,000
Depreciation and amortization	4,300	4,563
Deferred tax assets/liabilities	(180,233)	150,000
Expenses compensated by common stock	2,464,423	-
Interest expenses and finance cost	259,989	-
Losses on change in fair value of derivatives	170,000	-
Employees’ compensation by common stock	1,672,000	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(2,704,881)	4,159,524
Increase in costs and estimated earnings in excess of billings on uncompleted contract	(4,772,512)	(9,144,348)
(Increase) in prepayments, deposit and other receivables	(1,978,821)	(2,737,161)
(Decrease) in accounts payable	(46,660)	(190,142)
(Decrease) in accrued payroll and employees’ benefits	(17,451)	-
Increase in receipt in advance	-	1,921,622
(Decrease) in other payable and accruals	(201,661)	(35,515)
(Decrease) increase in PRC business tax	(123,342)	113,017
(Decrease) in income taxes payable	(390,542)	(624,668)
Net cash used in operating activities	(4,030,277)	(3,246,159)
Cash flows from investing activities
Purchase of property and equipment	(866)	-
Refund of deposit for acquisition of subcontractor	3,717,380	-
Net cash provided by investing activities	3,716,514	-
Cash flows from financing activities:
Repayment to shareholder	(730)
Repayment from directors	612	-
Advance from directors	-	3,031,479
Advance from a former officer	231,263	294,257
Repayment to a former officer	(125,597)	-
Net cash provided by financing activities	105,548	3,325,736
Effect of exchange rate changes	56,189	-
Net (decrease) increase in cash and cash equivalents	(152,026)	79,577
Cash and cash equivalents, beginning of period	7,326,595	3,265,318
Cash and cash equivalents, end of period	7,174,569	3,344,895

Supplementary disclosure of cash flow information
Cash paid during the year for:
Interest	-	-
Income tax	1,730,998	1,227,795

F-3

Supplementary disclosure of significant non-cash transactions
Issuance of common stock for employees’ compensation	1,672,000	-
Issuance of common stock in return for settlement of accrual interest	47,442	-
Issuance of common stock in return for advertising and marketing services	2,464,423	-
Issuance of warrants in return for settlement of legal and professional services	172,000

F-4

CHINA EXPERT TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - BASIS OF PREPARATION

The accompanying condensed consolidated financial statements of China Expert Technology, Inc (the “Company”) have been prepared in accordance with generally accepted accounting principles in the United States of America for interim consolidated financial information.  Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the operating results for the three months ended March 31, 2006 have been made.  It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s annual audited financial statements for the year ended December 31, 2005.  The Company follows the same accounting policies in preparation of interim reports.

Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

NOTE 2 - DESCRIPTION OF BUSINESS

The Company continues to be engaged in the provision of system integration services, consultancy services and agency services.  The Company’s revenues for the quarter period presented in the condensed consolidated financial statements and two years prior to this quarter were mainly derived from the provision of system integration for establishment of e-Government information system and network to local government bodies in Fujian Province of the People’s Republic of China (the “PRC”).

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant inter-company balances and transactions are eliminated in consolidation.

F-5

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates required to be made by management include the recoverability of long lived assets and recognition of revenue under long term amounts.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method over the estimated useful lives at the following annual rates:

Furniture, fixtures and office equipment	20%
Computer equipment and software	30%
Motor vehicles	30%
Leasehold improvements	the shorter of 30% or lease term

Valuation of long-lived assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

F-6

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Deferred financing costs

Deferred financing costs include all costs incurred that are directly related to obtaining loans.  These costs are amortized using the effective interest method over the life of the loans.

Derivative

The Company accounts for non-hedging contracts that are indexed to, and potentially settled in, its own common stock in accordance with the provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  These non-hedging contracts accounted for in accordance with EITF 00-19 include freestanding warrants to purchase the Company’s common stock as well as embedded conversation features that have been bifurcated from the host contract in accordance with the requirements of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  Under certain circumstances that could require the Company to settle these equity items in cash or stock, and without regard to probability, EITF 00-19 could require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting period, with such adjustments reflected in the line item of change in valuation of derivative as other income/(expenses) on the statements of income.

During 2005, the Company issued 7% secured convertible debentures in a face amount of US$6,000,000 which are due and payable in full in one year from their issuance.  As no floor price is set for the conversion price of such convertible debentures which vary with the fair value of the Company’s common stock, the Company could not be sure it had adequate authorized shares for the future conversion of convertible debentures.  Therefore, all embedded derivatives and freestanding warrants are recorded at fair value, marked-to-market at each reporting period, and are carried on a separate line of the accompanying balance sheet.

The classification of derivatives, including whether such instruments should be recorded as liability or as equity, is assessed at the end of each reporting period.

Prepaid expenses

Prepaid expenses represent the aggregate fair value of the Company’s common stock issued in return for the consultancy works provided by certain consultants to the Company.  The fair value is determined by reference to the average price of the Company’s common stock as quoted on the Over the Counter Bulletin Board (“OTCBB”) at the date of issuance.  The prepaid expenses are amortized on a straight-line basis over the terms of the consulting agreements of five years.

Revenue recognition

97% of the Company’s revenue was derived from the provision of system integration services for establishment of e-government information system and network to local government bodies of Fujian Province. The system integration services contracts are fixed price and under long-term arrangements. Furthermore, an insignificant portion of the Company’s revenue was derived from the provision of consultation and training services to local government bodies.

F-7

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Revenue recognition (Cont’d)

The Company generally enters into long-term fixed price contracts with local governments to provide system integration services, which included designing the framework of the e-government system, software development and system integration.  The software development is subcontracting to several external software development companies at a fixed price basis.  Revenue on long–term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.  Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer.

When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately.  The use of the percentage-of-completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs.  Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified.  For instances where the work performed on fixed price contracts is of relatively short duration, revenue is recognized when the work is completed.

Revenues for consultancy services, agency services and other services are recognized as work is performed and amounts are earned in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB No. 104 “Revenue Recognition”.  The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured.  For contracts with fees based on time-and-materials or cost-plus, revenue is recognized over the period of performance.

Cost of revenue

Cost of revenue comprises mainly subcontracting costs, labor and other cost incurred by those staff directly engaged in the contracts.

Advertising and marketing expenses

Advertising and marketing expenses, which are charged to income statement as incurred, were US$2,464,900 and nil for the period ended March 31, 2006 and 2005, respectively.

Comprehensive income

Accumulated other comprehensive income represents foreign currency translation adjustments and is included in the consolidated statement of stockholders’ equity.

F-8

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payables, short-term loans, related parties receivable and related parties payable approximate fair value due to the short-term nature of these items.

Income Taxes

Income taxes are accounted for using the liability method, which requires an entity to recognize deferred tax liabilities and assets.  Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in future years.  Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefit in the year that covers the enactment date.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign Currency Translation

The Company uses China Renminbi (“RMB”) as a functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange prevailing at the balance sheet date.  Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

For financial reporting purposes, RMB has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated at the exchange rate in effect at period end dates. Income statement accounts are translated at the average rate of exchange prevailing for each of the periods.  Translation adjustments arising from the use of different exchange rate from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”.  Gains and losses resulting from foreign currency translations are included in other comprehensive income.  The exchange rate between the RMB and the US$ and used for the period ended March 31, 2006 and 2005 were RMB8.0170 to US$1.00 and RMB8.2468 to US$1.00, respectively.

Post-retirement and post-employment benefits

The Company and its subsidiaries contribute to a state pension scheme in respect of its PRC employees and a mandatory provident fund scheme in respect of its Hong Kong employees.  Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

F-9

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Net income per share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted net income per share gives effect to all dilutive potential common shares outstanding during the period.  The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.

Stock-based compensation

Effective January 1, 2006, the Company adopted the provisions SFAS No. 123 (revised 2004), “Share Based Payment” (“SFAS No.123R”), and selected the modified prospective method to initially report stock-based compensation amounts in the consolidated financial statements.  The Company adopted the market price of common stock at issuance date to determine the fair value of common stock issued to employees as compensation.   The Company did not grant any options during the period ended March 31, 2006 and 2005.

The Company adopted the China Expert Technology, Inc. Stock Compensation Program (the “ Program”) and reserved up to 800,000 shares of common stock for issuance under the Program.  The purpose of the Program is to attract and retain key employees, consultants and other persons, and to provide such key individuals with an additional incentive to contribute to the success of the Company.

During the period ended March 31, 2006, the Company issued 800,000 shares of common stock to employees as a compensation for services.  The issued shares are unrestricted and transferable at issuance.  At issuance date, the market price of common stock was US$2.09 per share and all the related employees’ benefit amounted to US$1,672,000 was recorded in general and administrative expense.

Recently issued accounting pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of SFAS No. 154 does not have a material impact on the Company’s financial position, results of operations or cash flows.

F-10

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Recently issued accounting pronouncements (Cont’d)

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments.  Specifically, SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis.  SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Company is currently assessing the impact of the statement on the Company’s consolidation financial statements.

NOTE 4 - COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

	March 31,	December 31,
	2006	2005
	US$	US$
	(unaudited)

Costs and estimated earnings to date	86,952,760	71,844,581
Less: Billings	(81,090,093)	(70,761,612)
	5,862,667	1,082,969

F-11

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5 - RELATED PARTY TRANSACTIONS

As of March 31, 2006 amount due from Mr. Lai Man Yuk, a former officer and currently also a beneficial owner of the Company, represents mainly temporary cash advances to Mr. Lai by a subsidiary. Amount due to Mr. Lai represents cash advances from him to the Company and subsidiaries.  Details of the balances with Mr. Lai are as follows:

	March 31,	December 31,
	2006	2005
	US$	US$
	(unaudited)

Amount due from Mr. Lai to:
Expert Network (Shenzhen) Limited	36,748	-
Hong Zhong Holdings Limited	729	24,229
	37,477	24,229

Amount due to Mr. Lai by:
China Expert Technology, Inc.	1,977	1,977
China Expert Network Company Limited	966,574	848,195
	968,551	850,172

The above balances are interest free, unsecured and repayable within one year.

In 2004, a rental agreement was signed between Mr. Lai and the Company for leasing of the office premise at Shenzhen at a monthly rate of RMB91,677, which was determined by both parties with reference to the market rental.  The operating lease arrangements with expiry date in December 2006 are cancelable and rentals are paid on a monthly basis.  During the period ended March 31, 2006 and 2005, the Company paid rental fee amounted to US$34,306 and US$34,080, respectively, to Mr. Lai.

On March 22, 2005, the Company intended to acquire the ownership of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company, and ENS signed a letter of intent with ZZTD.  Pursuant to the letter of intent, the Company placed a deposit of RMB30,000,000 to ZZTD.  On March 1, 2006, being mutually agreed by the Company and ZZTD, an agreement has been made between both parties to rescind the letter of intent dated March 22, 2005 and the acquisition was terminated.  No penalty or compensation were agreed by both parties for the termination.  ZZTD repaid the full deposit amount of RMB30,000,000 to the Company on March 3, 2006.  Mr. Zhu Xiaoxin, the Chief Executive Officer of CXTI, being the company’s representative and director of ZZTD, also holds 20% of the equity interest in ZZTD.

Other balances with directors and shareholders are interest–free, unsecured with no fixed terms of repayment.

F-12

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6 - REPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

	March 31,	December 31,
	2006	2005
	US$	US$
	(unaudited)

Prepaid contract costs	8,081,967	6,013,009
Deposit for acquisition of a subcontractor (Note 5)	-	3,717,380
Prepayments, deposits and other receivables	42,203	67,549
	8,124,170	9,797,938

Prepaid contract costs refer to prepayments made to suppliers for the purchases of hardware on behalf of customers, and down-payment to subcontractors for system development.  Prepayments are required during the start-up stage of each project, and no revenue and cost be recognized during this stage.

NOTE 7 - PREPAID EXPENSES

	March 31,	December 31,
	2006	2005
	US$	US$
	(unaudited)

Consultancy fees	2,500,000	2,500,000
Amortization	(1,062,500)	(937,500)
	1,437,500	1,562,500
Less: Amount to be amortized within one year	(500,000)	(500,000)
Amount to be amortized over one year	937,500	1,062,500

Prepaid expenses represent the aggregate fair value of the company’s common stock issued on February 18, 2004 in return for the consultancy works provided by certain consultants to the Company for the period from February 18, 2004 to February 17, 2009. The fair value is determined by reference to the average price of the Company’s common stock as quoted on the OTCBB at the date of issuance. The prepaid expenses are amortized on a straight-line basis over the terms of the consulting agreements of five years.

Amortization for each of the period ended March 31, 2006 and 2005 was US$125,000 and US$125,000 respectively.

F-13

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 - PROPERTY AND EQUIPMENT

	March 31,	December 31,
	2006	2005
	US$	US$
	(unaudited)

At cost:
Furniture, fixtures and office equipment	142,820	142,122
Computer equipment and software	181,648	180,400
Motor vehicles	99,406	98,919
Leasehold improvements	158,706	158,337
	582,580	579,778
Accumulated depreciation	(556,988)	(550,779)
	25,592	28,999

Depreciation for each of the period ended March 31, 2006 and 2005 was US$4,300 and US$4,563 respectively.

NOTE 9 - CONVERTIBLE DEBENTURES

At March 31, 2006, the carrying amount of the Debentures was US$754,369, consisting of the face value of US$4,398,439, less unamortized debenture discount of US$3,644,070.  An amount of US$21,369 debenture discount was charged to interest expense for the period ended March 31, 2006. For the period ended March 31, 2006, the company recorded an income of US$340,000 for the change in fair value of conversion features.

Amortization of the deferred finance cost for the period ended March 31, 2006 was US$161,927.

F-14

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 10 - NET INCOME PER SHARE

The following table sets forth the computation of basic and diluted income per share:

	March 31	March 31,
	2006	2005

Basic income per share
Income for the period	US$1,690,114	US$2,915,548

Weighted average common stock outstanding	27,383,807	24,414,679

Net income per share	US$0.06	US$0.12

Diluted income per share
Income for the period	US$1,690,114	US$2,915,548
Net interest impact of assumed conversion of convertible debentures	76,973	-

Net income	US$1,767,087	US$2,915,548

Weighted average common stock outstanding	27,383,807	24,414,679
Effect of dilutive securities:
Convertible debentures	2,780,479	-
Warrants	4,413,725	-

Weighted average common stock outstanding	34,578,011	24,414,679

Net income per share	US$0.05	US$0.12

The computation of the shares above for the convertible debentures was based on the average market price.

At March 31, 2006, 2,156,862 potential common shares relating to warrants at the exercise price of US$3.06 per share excluded from the computations of diluted income per share because the exercise price was higher than the average market price.

F-15

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under operating leases requiring minimum rentals as follows:

US$

Nine months ending December 31, 2006	160,582
Year ending December 31, 2007	29,166
Total minimum lease payments	189,748

The Company is aware of threatened litigation from First Montauk Securities Corp. with respect to a claim that $660,000 is owed to First Montauk Securities Corp. by the Company under a Fee Agreement dated September 8, 2004.  The Company believes that the claim is without merit and the Company intends to vigorously defend any future litigation with respect to this matter.

There are no other material commitments and contingencies.

NOTE 12 - STOCKHOLDERS’ EQUITY

Common stock

On January 10, 2006, the Company issued 32,705 shares of its common stock to the debenture investors as the settlement of accrued interest.

On January 25, 2006,  the Company issued 1,179,150 shares of its common stock to the consultant as a consultancy service in relation to the sourcing of a new e-government project. At issuance date, the market price was US$2.09 per share, and US$2,464,423 was charged against income.

On January 25, 2006, the Company issued 800,000 shares of common stock to various employees who are identified by the Company as eligible to participate in the Stock Compensation Program which was adopted by the Company on January 20, 2006. At the issuance date, the market price was US$2.09 per share and employees’ benefit amounting to US$1,672,000 was charged against income.

Warrant

On February 11, 2006, the Company issued warrants to a consultancy company for the provision of consultancy services for the period from January 1, to December 31, 2005.  The Company issued the right to purchase up to 150,000 shares of common stock at a price of US$1.08 per share.  The warrants are exercisable for a period of five years from their issuance.  The fair value at issuance date was US$172,000.

F-16

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 12 - STOCKHOLDERS’ EQUITY (CONT’D)

Warrant (Cont’d)

The following is a summary of outstanding warrants at March 31, 2006.

	Exercise price	Shares issuable	Exercisable period	Fair Value
	US$			US$
Short Term Warrants issued on October 31, 2005 in connection with issuance of convertible debentures	1.53	3,921,569	The earlier of 18 months from the date of a registration statement declared effective by the SEC or five years from their issuance	3,343,000

Long Term Warrants issued on October 31, 2005 in connection with issuance of convertible debentures	3.06	1,960,784	Five years from their issuance	2,141,000

Warrants issued on October 31, 2005 in return for legal and professional services in relation to issuance of convertible debentures	1.53	392,156	The earlier of 18 months from the date of a registration statement declared effective by the SEC or five years from their issuance	334,000

Warrants issued on October 31, 2005 in return for legal and professional services in relation to issuance of convertible debentures	3.06	196,078	Five years from their issuance	214,000

Warrant issued on February 11, 2006 in return for provision of consultancy services	1.08	150,000	Five years from their issuance	182,000

		6,620,587		6,214,000

For the period ended March 31, 2006, the Company recorded an expense of US$510,000 for the change in the fair value of warrants.

F-17

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 13 - SUBSEQUENT EVENTS

On April 19, 2006, the Company issued 30,986 shares of common stock to the Purchasers of its 7% Secured Convertible Debenture (the “Debentures”) as quarterly payment of interest for the period from January 1, 2006 to March 31, 2006.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

CHINA EXPERT TECHNOLOGY, INC.

We have audited the accompanying consolidated balance sheet of China Expert Technology, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits include consideration of internal control over financial reporting as a basis for designed audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Expert Technology, Inc. and subsidiaries as of December 31, 2005 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

BDO McCabe Lo Limited

Hong Kong, March 10, 2006

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

China Expert Technology, Inc.

We have audited the accompanying consolidated balance sheet of China Expert Technology, Inc. and its subsidiaries as of December 31, 2004 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Expert Technology, Inc. and its subsidiaries as of December 31, 2004 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

PKF

Certified Public Accountants

Hong Kong

February 22, 2005, except for the restatement discussed in Note 2 to the consolidated financial statements, as to which the date is March 10, 2006

F-20

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005 US$	2004 US$ (restated)

ASSETS
Current assets
Cash and cash equivalents	7,326,595	3,265,318
Account receivables, net of allowance for doubtful accounts of nil and nil at December 31, 2005 and 2004, respectively	15,423,852	4,438,331
Cost and estimated earnings in excess of billings (Note 9)	1,082,969	-
Amount due from a director (Note 7)	609	360
Amount due from a former officer (Note 7)	24,229	2,022,525
Loan to a director (Note 7)	-	3,031,479
Prepayments, deposits and other receivables (Note 8)	9,797,938	3,871,440
Deferred finance costs	539,756	-
Current portion of prepaid expenses (Note 6)	500,000	500,000
Total current assets	34,695,948	17,129,453

Property and equipment, net (Note 4)	28,999	21,131
Intangible assets, net (Note 5)	-	289,203
Prepaid expenses (Note 6)	1,062,500	1,562,500
Deferred tax assets (Note 11)	-	271,758
Total assets	35,787,447	19,274,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	644,470	975,118
Accrued payroll and employees’ benefits	49,115	29,315
Other payables and accruals	687,837	219,241
Amount due to a director (Note 7)	97,115	160,459
Amount due to a former officer (Note 7)	850,172	2,137,881
Amount due to shareholders (Note 7)	730	730
Income taxes payable	1,514,217	2,148,319
PRC business tax payable	641,793	957,804
Deferred tax liabilities (Note 11)	97,783	-
Convertible debentures, net of discount of US$3,665,439 (Note 10)	733,000	-
Embedded derivatives (Note 10)	3,631,000	-
Warrants (Note 14)	5,532,000	-
Total current liabilities	14,479,232	6,628,867

Commitments and contingencies (Note 13)

Stockholders’ equity
Common stock, par value US$0.001, authorized 200,000,000 shares; issued and outstanding December 31, 2005: 25,902,996 shares; December 31, 2004: 24,414,679 shares	25,903	24,414
Additional paid-in capital	12,101,755	10,394,167
Accumulated other comprehensive income	450,641	-
Retained earnings	8,729,916	2,226,597
Total stockholders’ equity	21,308,215	12,645,178
Total liabilities and stockholders’ equity	35,787,447	19,274,045

See the accompanying notes to consolidated financial statements.

F-21

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year ended December, 31
	2005	2004	2003
	US$	US$	US$
		(restated)

Revenue	35,568,606	26,831,135	5,666,934
Cost of revenue	(18,887,176)	(14,469,900)	(2,706,174)
Gross profit	16,681,430	12,361,235	2,960,760
Other operating income	47,869	2,872	-
General and administrative expenses	(1,625,667)	(1,193,849)	(894,299)
Advertising and marketing expenses	(623,578)	(1,101,205)	(6,501)
Consultancy fees for reverse takeover	-	(2,940,000)	-
Amortization of intangible assets (Note 5)	(289,352)	(385,604)	(385,604)
Depreciation of property and equipment	(18,171)	(36,222)	(161,372)
Other operating expenses	-	(22,065)	-
Income from operations	14,172,531	6,685,162	1,512,984
Other income (expenses)
Interest income	34,386	24,350	745
Interest expenses and finance costs	(702,012)	-	-
Change in fair value of derivatives	(4,244,186)	-	-
Income before income tax	9,260,719	6,709,512	1,513,729
Income tax expense	(2,757,400)	(1,882,671)	(303,316)
Net income	6,503,319	4,826,841	1,210,413
Other comprehensive income
Foreign currency translation adjustment	450,641	-	-
Comprehensive income	6,953,960	4,826,841	1,210,413

Net income per share (Note 12)
Basic:
Net income per share	US$0.26	US$0.20	US$0.06
Weighted average common stock outstanding	24,545,570	23,673,802	19,935,000

Diluted:
Net income per share	US$0.25	US$0.20	US$0.06
Weighted average common stock outstanding	25,811,076	23,673,802	19,935,000

See the accompanying notes to consolidated financial statements.

F-22

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional	(Accumulated deficit)/	Accumulated other	Total
	Shares outstanding	Amount	paid-in capital	retained earnings	comprehensive income	stockholders’ equity

		US$	US$	US$	US$	US$

At December 31, 2002	19,935,000	19,935	3,836,106	(3,810,657)	-	45,384
Net income	-	-	-	1,210,413	-	1,210,413

At December 31, 2003	19,935,000	19,935	3,836,106	(2,600,244)	-	1,255,797
Shares issued for reverse takeover	728,474	728	20,607	-	-	21,335
Shares issued in return for consultancy services on reverse takeover	1,400,000	1,400	2,938,600	-	-	2,940,000
Shares issued in return for provision of consultancy works	1,800,000	1,800	3,598,200	-	-	3,600,000
Shares issued in return for sourcing of a contract customer	1,101,205	1,101	1,100,104	-	-	1,101,205
Cancellation of shares previously issued to a consultant	(550,000)	(550)	(1,099,450)	-	-	(1,100,000)
Net income (restated)	-	-	-	4,826,841	-	4,826,841

At December 31, 2004	24,414,679	24,414	10,394,167	2,226,597	-	12,645,178
Shares issued in return for sourcing of a contract customer	1,056,911	1,057	622,521	-	-	623,578
Cancellation of shares previously issued to an investor	(1,877,863)	(1,877)	1,877	-	-	-
Conversion of convertible debentures	2,309,269	2,309	1,083,190	-	-	1,085,499
Foreign currency translation adjustment	-	-	-	-	450,641	450,641
Net income	-	-	-	6,503,319	-	6,503,319

At December 31, 2005	25,902,996	25,903	12,101,755	8,729,916	450,641	21,308,215

See the accompanying notes to the consolidated financial statements.

F-23

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2005	2004	2003
	US$	US$	US$
		(restated)
Cash flows from operating activities:
Net income	6,503,319	4,826,841	1,210,413
Adjustment to reconcile net income to net cash
(used in) provided by operating activities:
Amortization of intangible assets	289,203	385,604	385,604
Depreciation of property and equipment	18,171	36,222	161,372
Amortization of prepaid consultancy fees	500,000	437,500	-
Deferred tax assets / liabilities	369,541	43,987	144,829
Loss on disposal of property and equipment	-	-	3,474
Expenses compensated by common stock	623,578	4,041,205	-
Interest expenses and finance cost	702,012	-	-
Losses on change in fair value of derivatives	4,244,186	-	-
Other expenses	-	22,065	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(10,888,397)	(4,438,331)	-
(Increase) decrease in costs and estimated earnings	(1,082,969)	(164,820)	331,595
Increase in prepayments, deposits and receivables	(2,124,955)	(2,583,551)	(1,204,192)
(Decrease) increase in accounts payable	(351,987)	965,432	1,718
Increase (decrease) in accrued payroll and employees’ benefits	19,800	(5,533)	18,832
Increase (decrease) in other payables and accruals	393,657	(110,862)	186,465
(Decrease) increase in deposits received	-	(93,141)	93,141
(Decrease) increase in PRC business tax payable	(1,504,425)	683,262	189,984
Increase in income taxes payable	512,224	1,838,685	158,487
Net cash (used in) provided by operating activities	(1,777,042)	5,884,565	1,681,722

Cash flows from investing activities:
Purchase of property and equipment	(25,859)	(5,233)	-
Proceeds from disposal of property and equipment	-	-	12,666
Deposit for acquisition of a subcontractor	(3,717,380)	-	-
Net cash (used in) provided by investing activities	(3,743,239)	(5,233)	12,666

Cash flows from financing activities:
Loans to a director	-	(3,031,479)	(1,946,498)
Repayment of loan from a director	3,031,479	-	-
Advance from directors	784	1,771,063	703,706
Repayment to directors	(66,073)	(1,610,965)	(703,706)
Advance from a former officer	2,112,197	2,489,528	-
Repayment to a former officer	(1,364,202)	(2,279,384)	-
Legal and professional expenses in connection of issuance of convertible debentures	(453,707)	-	-
Net proceeds from issuance of convertible debentures	6,000,000	-	-
Net cash provided by (used in) financing activities	9,260,478	(2,661,237)	(1,946,498)
Effect of exchange rate changes	321,080	-	-
Net increase in cash and cash equivalents	4,061,277	3,218,095	(252,110)
Cash and cash equivalent, beginning of year	3,265,318	47,223	299,333
Cash and cash equivalent, end of year	7,326,595	3,265,318	47,223

F-24

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

	Year ended December 31,
	2005	2004	2003
	US$	US$	US$
		(restated)

Supplementary disclosure of cash flow information
Cash paid during the year for:
Interest	-	-	-
Income taxes	3,061,299	-	-

Supplementary disclosure of significant non-cash transactions
Shares issued for reverse merger	-	21,335	-
Issuance of common stock in return for consultancy services on reverse takeover	-	2,940,000	-
Issuance of common stock in return for consultancy services for five years from 2004 to 2009	-	2,500,000	-
Issuance of common stock in return for advertising and marketing services	623,578	1,101,205	-
Cancellation of shares	1,877	-	-
Issuance of warrants in return for legal and professional services in connection with the issuance of convertible debentures	194,000	-	-
Convertible debentures of US$1,601,561 face value plus accrued interest of US$3,111 were converted into 2,309,269 shares of common stock	1,085,499	-	-

See the accompanying notes to consolidated financial statements.

F-25

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  DESCRIPTION OF THE COMPANY

China Expert Technology, Inc. (the “Company” or “CXTI”) was incorporated in the State of Nevada on June 18, 1990.

On February 9, 2004, CXTI completed a share exchange with the shareholders of China Expert Network Company Limited (“CEN”) (“the Exchange”).  In the Exchange, CXTI acquired 30,000,000 shares representing all the issued and outstanding common share of CEN from the shareholders of CEN (“the Shareholders”) in exchange for the issuance of 19,935,000 shares of common stock of CXTI to the Shareholders. In conjunction with the Exchange, CXTI also issued a total of 1,400,000 additional shares to financial institutes and advisors as compensation for consulting services for the reverse takeover.

The Exchange resulted in a change of control of CXTI. Upon completion of the Exchange and the related share issuance, CXTI has a total of 22,063,474 shares issued and outstanding, of which 19,935,000 or approximately 90.35% are owned by the Shareholders.  As the Exchange resulted in the former shareholders of CEN owning greater than 50% of the common stock of CXTI, the Exchange has been treated as a reverse takeover with CEN as the accounting acquirer (legal subsidiary) and CXTI as the accounting acquiree (legal parent).

Following a reverse takeover, the Company has ended its development stage and is now engaging in the provision of system integration services, consultancy services and agency services through its subsidiaries, China Expert Network Company Limited, Expert Network (Shenzhen) Limited (“ENS”) and Hong Zhong Holdings Limited (“HZH”).  CEN is a limited liability company incorporated in Hong Kong and wholly owned by CXTI.  ENS is a limited liability company established in the People’s Republic of China (the “PRC”).  HZH is a limited liability company incorporated in the British Virgin Islands.  ENS and HZH are wholly owned by CEN.  For the years ended December 31, 2005, 2004 and 2003, the Company’s revenue were mainly generated from the provision of system integration for establishment of e-government information system and network to local government bodies in Fujian Province, the PRC.

On April 12, 2004, the name of the Company was changed from Leopard Capital, Inc. to China Expert Technology, Inc.

NOTE 2.  RESTATEMENT OF FINANCIAL STATEMENTS

2004’s Consolidated Financial Statements	As previously reported	Adjustment number (1)	Adjustment number (2)	Adjustment number (3)	Adjustment number (4)	As restated
	US$	US$	US$	US$	US$	US$

Net income	7,766,841	(2,940,000)	-	-	-	4,826,841
Common stock	3,879,727	-	(3,855,313)	-	-	24,414
Additional paid-in Capital	3,598,854	2,940,000	3,855,313	-	-	10,394,167
Current portion of prepaid expenses	-	-	-	500,000	-	500,000
Prepaid expenses presented as non-current assets	2,062,500	-	-	(500,000)	-	1,562,500
Amount due from a former officer	-	-	-	-	2,022,525	2,022,525
Amount due to a former officer	115,356	-	-	-	2,022,525	2,137,881

Adjustment number:

(1)

In conjunction with the Exchange as mentioned in Note 1 above, CXTI also issued a total of 1,400,000 common shares to financial institutes and advisors as compensation for consulting services for the reverse takeover in addition to 19,935,000 common shares of the Company to the Shareholders.  This transaction was previously reported in the 2004 financial statements as part of the shares issued for acquisition of CEN and charged directly to equity by reference to the par value of such shares issued.

F-26

The Company has determined that such 1,400,000 common shares were issued as compensation for services rendered for the reverse takeover and the relevant costs should be charged against income as consultancy fees for reverse takeover in 2004.  The fair value of the transaction costs was determined by the management to be US$2,940,000, which was based on the bid price provided by the Over the Counter Bulletin Board (“OTCBB”) on February 9, 2004 (representing the date of the completion of the reverse takeover).

As a result of the aforementioned adjustment, the net income for 2004 was reduced by US$2,940,000, the net income per share was reduced from US$0.33 to US$0.20 per share and the additional paid-in capital was increased by US$2,940,000.  This adjustment had no impact on net cash provided by operating activities reported in the 2004 consolidated statement of cash flows.

 (2)

In order to have a better presentation of the reverse takeover in 2004, the management made certain reallocation adjustments on the common stock and additional paid-in capital.  In particular, US$3,855,313 of the 2004’s common stock was reallocated to the additional paid-in capital of the Company.  US$3,855,313 represented US$3,856,041 of CEN’s common stock less US$728 of CXTI’s common stock (728,474 shares of par value of US$0.001 each) immediately prior to the reverse takeover.

In effect, the opening outstanding common stock of the Company for 2004 represented 19,935,000 shares of par value of US$0.001 each amounted to US$19,935 issued by CXTI to the Shareholders whilst US$728 of CXTI’s common stock (representing 728,474 shares of par value of US$0.001 each) immediately prior to the reverse takeover were regarded as the shares issued for the reverse takeover.  This reallocation had no impact on net income, stockholders’ equity and cash flows in 2004.

(3)

Prepaid expenses reported in the 2004 consolidated balance sheet comprised of a current portion of US$500,000 that was expensed in 2005.  Such current portion has been reclassified from non-current assets to current assets accordingly.  This reclassification had no impact on net income, stockholders’ equity and cash flows in 2004.

(4)

Amount due from a former officer and amount due to a former officer as of December 31, 2004 have been restated by reporting the gross amounts instead of a net amount on the 2004 consolidated balance sheet.  Accordingly, amount due from a former officer was restated at $2,022,525 and amount due to a former officer was restated at $2,137,881.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation.

Use of estimates

The preparation of the financial statements in conformity with according principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include the recoverability of long-lived assets and recognition of revenue under long term amounts. Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

F-27

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method over the estimated useful lives at the following annual rates:

Furniture, fixtures and office equipment	20%
Computer equipment and software	30%
Motor vehicles	30%
Leasehold improvements	the shorter of 30% or lease term

Intangible assets

Intangible assets represent information database purchased. Cost relating to the setting up of information databases via purchases of data or information are capitalized and stated at cost less accumulated amortization and any impairment losses. The costs of information database are amortized using the straight-line method over its estimated useful life of five years.

Valuation of long-lived assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Deferred financing costs

Deferred financing costs include all costs incurred that are directly related to obtaining loans.  These costs are amortized using the effective interest method over the life of the loans.

Derivative

The Company accounts for non-hedging contracts that are indexed to, and potentially settled in, its own common stock in accordance with the provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  These non-hedging contracts accounted for in accordance with EITF 00-19 include freestanding warrants to purchase the Company’s common stock as well as embedded conversation features that have been bifurcated from the host contract in accordance with the requirements of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  Under certain circumstances that could require the Company to settle these equity items in cash or stock, and without regard to probability, EITF 00-19 could require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting period, with such adjustments reflected in the line item of change in valuation of derivative as other income/(expenses) on the statements of income.

During the year, the Company issued 7% secured convertible debentures in a face amount of US$6,000,000 which are due and payable in full in one year from their issuance (refer to Note 10 for details).  As no floor price is set for the conversion price of such convertible debentures which vary with the fair value of the Company’s common stock, the Company could not be sure it had adequate authorized shares for the future conversion of convertible debentures.  Therefore, all embedded derivatives and freestanding warrants are recorded at fair value, marked-to-market at each reporting period, and are carried on a separate line of the accompanying balance sheet.

The classification of derivatives, including whether such instruments should be recorded as liability or as equity, is assessed at the end of each reporting period.

F-28

Revenue recognition

Over 99% of the Company’s revenue was derived from the provision of system integration services for establishment of e-government information system and network to local government bodies of Fujian Province.  The system integration services contracts are fixed price and under long-term arrangements.  Furthermore, an insignificant portion of the Company’s revenue was derived from the provision of consultation and training services to local government bodies.

The Company generally enters into long-term fixed price contracts with local governments to provide system integration services, which included designing the framework of the e-government system, software development and system integration.  The software development is subcontracting to several external software development companies at a fixed price basis.  Revenue on long–term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.  Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer.  When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately.  The use of the percentage-of-completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs.  Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified.  For instances where the work performed on fixed price contracts is of relatively short duration, revenue is recognized when the work is completed.

Revenues for consultancy services, agency services and other services are recognized as work is performed and amounts are earned in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB No. 104 “Revenue Recognition”.  The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured.  For contracts with fees based on time-and-materials or cost-plus, revenue is recognized over the period of performance.

Cost of revenue

Cost of revenue comprises mainly subcontracting costs, labor and other cost incurred by those staff directly engaged in the contracts.

Advertising and marketing expenses

Advertising and marketing expenses, which are charged to income statement as incurred, were US$623,578, US$1,101,205 and US$6,501 for the years ended December 31, 2005, 2004 and 2003, respectively.

Comprehensive income

Accumulated other comprehensive income represents foreign currency translation adjustments and is included in the consolidated statement of stockholders’ equity.

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payables, short-term loans, related parties receivable and related parties payable approximate fair value due to the short-term nature of these items.

Income Taxes

Income taxes are accounted for using the liability method, which requires an entity to recognize deferred tax liabilities and assets.  Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in future years.  Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefit in the year that covers the enactment date.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

F-29

Foreign Currency Translation

The Company uses China Renminbi (“RMB”) as a functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange prevailing at the balance sheet date.  Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

For financial reporting purposes, RMB has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated at the exchange rate in effect at year end dates. Income statement accounts are translated at the average rate of exchange prevailing for each of the years.  Translation adjustments arising from the use of different exchange rate from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”.  Gains and losses resulting from foreign currency translations are included in other comprehensive income.  The exchange rate between the RMB and the US$ and used for the years ended December 31, 2005 and 2004 were RMB8.0702 to US$1.00 and RMB8.2468 to US$1.00, respectively.

Post-retirement and post-employment benefits

The Company and its subsidiaries contribute to a state pension scheme in respect of its PRC employees and a mandatory provident fund scheme in respect of its Hong Kong employees.  Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

Net income per share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted net income per share gives effect to all dilutive potential common shares outstanding during the period.  The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, SFAS No. 123(R) supersedes APB Opinion No.25, “Accounting for Stock Issued to Employees and amends SFAS No.95, “Statement of Cash Flows”. Generally, the approach in SFAS No.123(R) is similar to the approach described in SFAS No. 123. However, SFAS No.123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative. SFAS No. 123(R) was to be effective from the beginning of the first interim or annual reporting period after June 15, 2005. In April 2005, the Securities and Exchange Commission delayed the implementation of SFAS 123(R).  As a result, SFAS 123(R) will be effective for small business issuers from the beginning of the first annual reporting period after December 15, 2005, which is the fiscal year ending December 31, 2006 for the Company. The Company is currently assessing the impact of this statement on the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of non-monetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, which would be the Company’s second quarter of fiscal 2006. The adoption of SFAS No. 153 is not expected to have a material effect on our consolidated financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

F-30

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments.  Specifically, SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis.  SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Company is currently assessing the impact of the statement on the Company’s consolidation financial statements.

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2005	2004
	US$	US$
At cost:
Furniture, fixtures and office equipment	142,122	207,376
Computer equipment and software	180,400	108,268
Motor vehicles	98,919	74,087
Leasehold improvements	158,337	156,652
Total	579,778	546,383
Accumulated depreciation	(550,779)	(525,252)
Property and equipment, net	28,999	21,131

Depreciation for each of the three years ended December 31, 2005, 2004 and 2003 was US$18,171, US$36,222 and US$161,372, respectively.

NOTE 5.  INTANGIBLE ASSETS

	2005	2004
	US$	US$
At cost:
Information databases	1,928,020	1,928,020
Accumulated amortization	(1,928,020)	(1,638,817)
Intangible assets, net	-	289,203

The Company’s information databases represent costs for acquiring the expert information data assembled by and lists and details of projects developed by parties independent of the Company.  The consideration for the Company acquisition of the information databases amounted to US$1,928,020 (HK$15,000,000) was satisfied by the issue of 15,000,000 shares of CEN at Hong Kong dollar 1 per share in the year of 2000.

Amortization for each of the three years ended December 31, 2005, 2004 and 2003 was US$289,203, US$385,604 and US$385,604, respectively.

F-31

NOTE 6.  PREPAID EXPENSES

At December 31, 2005 and 2004 prepaid expenses are as follows:

	2005	2004
	US$	US$
		(restated)

Consultancy fees	2,500,000	2,500,000
Amortization	(937,500)	(437,500)
	1,562,500	2,062,500
Less: Amount to be amortized within one year	(500,000)	(500,000)
Amount to be amortized over one year	1,062,500	1,562,500

Prepaid expenses represent the aggregate fair value of the company’s common stock issued on February 18, 2004 in return for the consultancy works provided by certain consultants to the Company for the period from February 18, 2004 to February 17, 2009.  The fair value is determined by reference to the average price of the Company’s common stock as quoted on the OTCBB at the date of issuance.  The prepaid expenses are amortized on a straight-line basis over the terms of the consulting agreements of five years.

Amortization for the each of the three years ended December 31, 2005, 2004 and 2003 was US$500,000, US$437,500 and nil, respectively.

NOTE 7.  RELATED PARTIES TRANSACTIONS

During the years ended December 31, 2005 and 2004, Mr. Lai Man Yuk, a former officer and currently a beneficial owner of the Company, made various cash advances to CEN for its operating expenses.  On the other hand, Mr. Lai obtained cash advances from ENS.  On December 30, 2005, an agreement has been signed among Mr. Lai, ENS and CEN in relation to the settlement of outstanding balances among the signed parties as of the agreement date.  Pursuant to the agreement, the entire amount due by Mr. Lai to ENS of US$1,840,192 was transferred and settled against his outstanding advances to CEN.  Accordingly, at December 31, 2005, amounts due to Mr. Lai and ENS by CEN became US$848,195 and US$1,840,192, respectively.  Amounts due from / to Mr. Lai by HZH and CXTI represent cash advances.

Details of the balances with Mr. Lai are as follows:

	2005	2004
	US$	US$
		(restated)

Amount due from Mr. Lai to:
Expert Network (Shenzhen) Company Limited	-	2,022,525
Hong Zhong Holdings Limited	24,229	-
Total	24,229	2,022,525

Amount due to Mr. Lai by:
China Expert Technology, Inc.	1,977	-
China Expert Network Company Limited	848,195	2,133,691
Hong Zhong Holdings Limited	-	4,190
Total	850,172	2,137,881

The above balances are interest free, unsecured and repayable within one year.

In 2004, a rental agreement was signed between Mr. Lai and ENS for leasing of the office premises in Shenzhen at a monthly rent of RMB91,677, which was determined by both parties with reference to the market rental.  The operating lease arrangements with expiry date in December 2006 are cancelable and rentals are paid on a monthly basis.  During the period ended December 31, 2005, 2004 and 2003, the Company paid rentals amounting to US$134,447, US$133,404 and US$133,404, respectively, to Mr. Lai.

F-32

In April 2005, Mr. Lai sold a used motor vehicle to the Company at an amount of HK$180,000 (equivalent to US$23,136) which was determined by both parties with reference to the market value.

 On March 22, 2005, the Company intended to acquire the ownership of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company, and ENS signed a letter of intent with ZZTD.  Pursuant to the letter of intent, the Company placed a deposit of RMB30,000,000 to ZZTD.  On March 1, 2006, being mutually agreed by the Company and ZZTD, an agreement has been made between both parties to rescind the letter of intent dated March 22, 2005 and the acquisition was terminated.  No penalty or compensation were agreed by both parties for the termination.  ZZTD repaid the full deposit amount of RMB30,000,000 to the Company on March 3, 2006.  Mr. Zhu Xiao Xin, the Chief Executive Officer of CXTI, being the company’s representative and director of ZZTD, also holds 20% of the equity interest in ZZTD.

ZZTD is one of the major subcontractors of Jinjiang and Dehua projects.  For the years ended December 31, 2005, 2004 and 2003, subcontracting services provided by ZZTD to the Company amounting US$3,044,876, US$1,249,710 and US$2,025,028, respectively.

Loan made by the Company to a director, Mr. Kung Sze Chau, in 2004 which was interest bearing at 5.22% per annum, unsecured and due by January 14, 2005 was fully repaid on the due date.  Interest income received from Mr. Kung for the years ended December 31, 2005, 2004 and 2003 were nil, US$22,111 and nil, respectively.

Other balances with directors and shareholders are interest-free and unsecured with no fixed terms of repayment.

NOTE 8.  PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

	2005	2004
	US$	US$

Prepaid contract costs	6,013,009	3,827,136
Deposit for acquisition of a subcontractor (Note 7)	3,717,380	-
Prepayments, deposits and other receivables	67,549	44,304
	9,797,938	3,871,440

Prepaid contract costs refer to prepayments made to suppliers for the purchases of hardware on behalf of customers, and down-payment to subcontractors for system development.  Prepayments are required during the start-up stage of each project, and no revenue and cost be recognized during this stage.

NOTE 9.  COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

	2005	2004
	US$	US$

Cost and estimated earnings to date	71,844,581	33,168,093
Less: Billings	(70,761,612)	(33,168,093)
	1,082,969	-

F-33

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.  CONVERTIBLE DEBENTURES

On October 31, 2005, the Company issued 7% secured convertible debentures (the “Debentures”) in an aggregate amount of US$6,000,000.  The Debentures are due and payable in full in one year from the date of issuance and require quarterly payment of interest payable in cash or stock at the option of the Company.  At any time from the date of issuance until the maturity date of the Debentures, the Debenture holders have the right to convert the full face amount of the Debentures to common stock of the Company at a price of equal to 75% of the average of the volume weighted average prices of the Company’s common stock for the five consecutive trading days immediately prior to the date of conversion.  In no event will the conversion price be greater than US$1.80 per share.

In connection with the issuance of the Debentures, the Company issued short-term warrants (“Short Term Warrants”) and long-term warrants (“Long Term Warrants”) to the Debenture holders.  For Short Term Warrants, the Company issued the right to the holders to purchase up to 3,921,569 shares of the Company’s common stock at a price of US$1.53 per share.  Short Term Warrants are exercisable for a period equal to the earlier of 18 months from the date of a registration statement declared effective by the Securities and Exchange Commission (“SEC”) or five years from their issuance.  For Long Term Warrants, the Company issued the right to the holders to purchase up to 1,960,784 shares of the Company’s common stock at a price of US$3.06 per share.  Long Term Warrants are exercisable for a period of five years following their issuance.

The Company accounted for the net proceeds from the issuance of the Debentures as three separate components; an embedded derivative component (conversion features), a detachable warrant component and a debt component.  The Company determined the initial carrying value of the debt component by subtracting the fair value of the derivative components amounted to US$5,737,000 (US$3,792,000 for the fair value of conversion features of the Debentures and US$1,945,000 for the fair value of the detachable warrants issued in connection with the Debentures) from the net proceeds received from the issuance of the Debentures.  This resulted in US$263,000 initial carrying amount of the debt component.

On November 7, 2005, the Company issued a total of 2,309,269 shares of common stock to the Debenture holders following exercise of their election to convert a total of US$1,601,561 in principal amount of the Debentures plus accrued interest of US$3,111 to common stock.  The conversion price was US$0.694875 per share.

At December 31, 2005, the carrying amount of the Debentures was US$733,000, consisting of the face value of US$4,398,439, less unamortized debenture discount of US$3,665,439.  An amount of US$540,202 debenture discount was charged to interest expense for the year ended December 31, 2005.  The fair value of the conversion features at year end date was US$3,631,000.

In addition, the Company issued warrants to a financial advisor for the provision of legal, due diligence and other expenses in relation to the issuance of the Debentures.  The Company issued to the financial advisor the right to purchase up to 392,156 shares of common stock at a price of US$1.53 per share and the right to purchase up to 196,078 shares at a price of US$3.06 per share.  The warrants for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the a registration statement declared effective by the SEC or five years from their issuance.  The warrants for the right to purchase up to 196,078 shares is exercisable for a period of five years following their issuance.  On issuance, the Company valued the warrants at US$194,000.  There were legal and professional fees incurred in connection with the issuance of the Debentures amounting to US$453,707.  Legal and professional fees included the value of the issued warrants to the financial advisor and related legal and professional fees totally US$647,707 were recorded in deferred finance costs and amortized over the period of the Debentures.  Amortization of the deferred finance cost for the year ended December 31, 2005 was US$107,951.

NOTE 11.  INCOME TAXES

United States

CXTI is incorporated in the United States of America and is subject to United States of America tax law.  No provision for income taxes has been made as CXTI has no taxable income for the years ended December 31, 2005, 2004 and 2003.  The statutory tax rate for each of the years ended December 31, 2005, 2004 and 2003 is 35%.

F-34

Hong Kong

CEN is incorporated in Hong Kong and is subject to Hong Kong profits tax.  The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong.  No provision for profits tax has been made as the subsidiary has no net assessable income for the years.  The applicable statutory tax rate for the years ended December 31, 2005, 2004 and 2003 are 17.5%, 17.5% and 16%, respectively.

British Virgin Islands

HZH is incorporated in the British Virgin Islands and, under the current laws of the British Virgin Islands, is not subject to income taxes.

PRC

Enterprises income tax in PRC is generally charged at 33%, in which 30% is for national tax and 3% is for local tax, of the assessable profit.  For foreign investment enterprises established in Shenzhen, where ENS is located, the national tax rate could be reduced to 15%.  ENS is subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in the PRC statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises.

The income tax expenses consists of the following:

	Year ended December 31,
	2005	2004	2003
	US$	US$	US$
Current:
PRC	(2,389,063)	(1,838,684)	(158,487)
Deferred:
PRC	(96,439)	6,861	(248,563)
Hong Kong	(271,898)	(50,848)	103,734
	(368,337)	(43,987)	(144,829)
Total expenses for income tax	(2,757,400)	(1,882,671)	(303,316)

A reconciliation between the provision for income taxes computed by applying the statutory tax rate in PRC to income before income taxes and the actual provision for income taxes is as follows:

	Year ended December 31,
	2005	2004	2003
	US$	US$	US$
		(restated)

Income before income tax	9,260,719	6,709,512	1,513,729
Expected income tax expenses at PRC income tax rate of 15%	(1,389,108)	(1,006,427)	(227,059)
Tax rates differential in different jurisdiction	1,307,056	937,540	27,110
Expenses not deductible for tax purposes	(54,385)	(64,812)	(103,367)
Tax effect of revenue not subject to tax	946	-	-
Change in valuation allowances	(2,621,909)	(1,748,972)	-
Income tax expenses	(2,757,400)	(1,882,671)	(303,316)

F-35

The major components of deferred tax assets and liabilities are as follows:

	2005	2004
	US$	US$
		(restated)
Deferred tax assets:
Excess of book depreciation expense over tax depreciation expense	6,782	8,683
Change in fair value of derivatives that is reported in financial statements prior to becoming deductible for tax purpose	1,485,465	-
Tax losses	2,878,634	2,012,047
Less: Valuation allowance	(4,370,881)	(1,748,972)
	-	271,758

Deferred tax liabilities:
Expenses that are reported in financial statements prior to becoming deductible for tax purpose	(33,692)	-
Revenue recognized for financial reporting purposes before being recognized for tax purpose	130,131	-
Others	1,344	-
	97,783	-

The increase in valuation allowance in 2005 and 2004 were primarily the result of tax losses carry forwards that management believes may not be fully utilized because of the uncertainty regarding the Company’s ability to generate taxable income in CXTI and CEN.  At December 31, 2005 and 2004, CXTI had tax losses amounted to US$6,836,691 and US$4,653,508 respectively which can be carried forward twenty years from the year of loss.  At December 31, 2005 and 2004, CEN had tax losses amounted to US$2,945,989 and US$2,360,431 respectively which can be carried forward indefinitely.

F-36

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.  NET INCOME PER SHARE

The following table sets forth the computation of basic and diluted income per share:

	Year ended December 31,
	2005	2004	2003
		(restated)

Basic income per share
Income for the year	US$6,503,319	US$4,826,841	US$1,210,413

Weighted average common stock outstanding	24,545,570	23,673,802	19,935,000

Net income per share	US$0.26	US$0.20	US$0.06

Diluted income per share
Income for the year	US$6,503,319	US$4,826,841	US$1,210,413
Net interest impact of assumed conversion of convertible debentures	53,859	-	-
Net income	US$6,557,178	US$4,826,841	US$1,210,413

Weighted average common stock outstanding	24,545,570	23,673,802	19,935,000
Effect of dilutive securities:
Convertible debentures	546,552	-	-
Warrants	718,954	-	-
Weight average common stock outstanding	25,811,076	23,673,802	19,935,000

Net income per share	US$0.25	US$0.20	US$0.06

The computation of the shares above for the convertible debentures was based on the average market price .

At December 31, 2005, 2,156,862 potential common shares relating to warrants at the exercise price of US$3.06 per share excluded from the computations of diluted income per share because the exercise price was higher than the average market price.

NOTE 13.  COMMITMENTS AND CONTINGENCIES

The Company leases office premises in Hong Kong under a non-cancelable operating lease agreement. The operating leases requiring minimum rentals as follows:

US$
Years ending December 31
2006	106,060
2007	29,166
Total minimum lease	135,226

In addition, the Company leases an office premise in Shenzhen, the PRC, from Mr. Lai, the former officer of the Company (Note 7).

Rental expenses for the years ended December 31, 2005, 2004 and 2003 were US$243,841, US$281,621 and US$339,649, respectively.

The Company is aware of threatened litigation from First Montauk Securities Corp. with respect to a claim that $660,000 is owed to First Montauk Securities Corp. by the Company under a Fee Agreement dated September 8, 2004. The Company believes that the claim is without merit and the Company intends to vigorously defend any future litigation with respect to this matter.

F-37

NOTE 14.  STOCKHOLDERS’ EQUITY

Common stock

On February 18, 2004, the Company entered into consulting agreements (the “Consulting Agreements”) with several consultants (the “Consultants”) for the provision of corporate finance and reporting, information technology process improvement and technology support services to the Company.  The terms of these Consulting Agreements commence on February 18, 2004 and end on February 17, 2009. In consideration of the consulting services provided, the Company issued in aggregate 1,800,000 shares of the Company’s common stock to the Consultants.

On February 26, 2004, the Company entered into a strategic services agreement with a corporate consultant for the sourcing of e-government contracts to the Company in the Fujian Province in the PRC.  In consideration of the sourcing services provided, the Company agreed to pay a fee at 15% of the gross income of the contracts referred to the Company.  During the year 2004, the Company issued 1,101,205 shares of the Company’s common stock to the corporate consultant as consultancy services for the contracts obtained.

On December 28, 2004, one of the Consultants did not provide services in accordance with the aforesaid consulting agreement.  Accordingly, the Company and this consultant entered into an agreement for the termination of the aforesaid consulting agreement and the surrender of 550,000 of the Company’s common stock previously granted to him.  Such common stock was canceled as a result.

On June 17, 2005, the Company entered into a strategic services agreement with a consultant for the sourcing of e-government contracts to the Company in the Fujian Province in the PRC. In consideration of the sourcing services provided, the Company agreed to pay a fee at 10% of the gross profit of the contracts referred to the Company.  During the year 2005, the Company issued 1,056,911 shares of the Company’s common stock to the corporate consultant as consultancy services for the contracts obtained.

On August 9, 2005, the Company entered into an agreement for cancellation of shares with a registered and beneficial owner of shares (the “Beneficial Owner”) because of a disagreement arose between the Company and the Beneficial Owner regarding certain matters related to the closing of the share exchange agreement of February 9, 2004.  1,877,863 shares granted to the Beneficial Owner before was canceled.

On November 7, 2005, the Company issued a total of 2,309,269 shares to the holders of the Company’s convertible debentures following exercise of their election to convert a total of US$1,601,561 in principal amount of debentures plus accrued interest of US$3,111 to common stock.

Warrant

As mentioned in Note 10, the Company issued warrants in connection with the issuance of convertible debentures in October 2005.  The following is a summary of outstanding warrants at December 31, 2005.

F-38

	Exercise price	Shares issuable	Exercisable period	Fair value
	US$			US$

Short Term Warrants issued on October 31, 2005 in connection with issuance of convertible debentures	1.53	3,921,569	The earlier of 18 months from the date of a registration statement declared effective by the SEC or five years from their issuance	2,978,000
Long Term Warrants issued on October 31, 2005 in connection with issuance of convertible debentures	3.06	1,960,784	Five years from their issuance	2,051,000
Warrants issued on October 31, 2005 in return for legal and professional services in relation to issuance of convertible debentures	1.53	392,156	The earlier of 18 months from the date of a registration statement declared effective by the SEC or five years from their issuance	298,000
Warrants issued on October 31, 2005 in return for legal and professional services in relation to issuance of convertible debentures	3.06	196,078	Five years from their issuance	205,000
		6,470,587		5,532,000

For the year ended December 31, 2005, the Company recorded an expense of US$3,393,000 for the change in the fair value of warrants.

NOTE 15.  EMPLOYEE BENEFITS

CEN participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance (“MPF Scheme”) for all eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment of CEN in Hong Kong.  Contributions are made by CEN at 5% based on the participants’ relevant income with a ceiling of HK$20,000 per month.  The participants are entitled to 100% of CEN’s contributions together with accrued returns irrespective of their length of service with CEN, but the benefits are required by law to be preserved until the retirement age of 65.

As stipulated by the PRC government regulations, ENS is required to contribute to PRC insurance companies organized by the PRC government that are responsible for the payments of pension benefits to retired staff.  The monthly contribution of ENS was equal to 8% - 9% of the reported salaries of the existing staff. ENS has no obligation for the payment of pension benefits beyond the annual contributions described above.

The assets of the schemes are controlled by trustees and held separately from those of CEN and ENS.  Total contributions for retirements plans for the years ended December 31, 2005, 2004 and 2003 were US$13,767, US$15,635 and US$17,674, respectively.

NOTE 16.  STOCK INCENTIVE PLAN

At the annual meeting of the stockholders held on January 21, 2003, the Company’s 2002 Stock Incentive Plan (“the 2002 Plan”) was approved.  Under the 2002 Plan, the Board of Director, in it discretion, may grant common stock or options to purchase common stock of the Company to key employees, consultants, and non-employee directors of the Company.  The Company has reserved 825,000 shares of common stock for the options under the 2002 Plan.  On January 23, 2006, the 2002 Plan was discontinued and terminated.  No options or awards have been made or exercised since the adoption of the 2002 Plan.

F-39

NOTE 17.  CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

For the years ended December 31, 2005, 2004 and 2003, the Company’s major customers are two local government bodies in Fujian Province of the PRC which accounted for 100%, 100% and 99% of the Company’s total revenue in relation to the provision of consultancy and system integration for establishment of e-government information system and network.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.  There were nil bad debt expense for each of the years ended December 31, 2005, 2004 and 2003.

NOTE 18.  SUBSEQUENT EVENTS

On January 2, 2006, pursuant to the consultant contract dated June 17, 2005 that mentioned in Note 14 and the terms of a Supplementary Agreement dated January 2, 2006, the Company has agreed to issue 1,179,150 shares of its common stock to the consultant as a consultancy service in relation to the sourcing of a new e-government project.

At January 20, 2006, the Company adopted the China Expert Technology, Inc. Stock Compensation Program (the “Program”) and reserved up to 800,000 shares of common stock for issuances under the Program.  The purpose of the Program is to attract and retain key employees, consultants and other persons, and to provide such key individuals with an additional incentive to contribute to the success of the Company.  On January 25, 2006, the Company issued 800,000 shares of common stock to various employees who are identified by the Company as eligible to participate in the Program.  At the issuance date, the share price was US$1.76 and an employees’ benefit amounting to US$1,408,000 would be charged to income statement of January 2006.

On February 11, 2006, the Company issued warrants to a consultancy company for the provision of consultancy services for the period from January 1, to December 31, 2005.  The Company issued the right to purchase up to 150,000 shares of common stock at a price of US$1.08 per share.  The warrants are exercisable for a period of five years from their issuance.  The Company has accrued the related consultancy services expenses in the income statement of 2005 amounted to US$172,000.

F-40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

China Expert Technology, Inc.

We have audited the accompanying consolidated balance sheets of China Expert Technology, Inc. and its subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Expert Technology, Inc. and its subsidiaries as of December 31, 2004 and 2003 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

PKF

Certified Public Accountants

Hong Kong

February 22, 2005 except for the restatement discussed in Note 2 to the consolidated financial statements, as to which the date is

March 10, 2006

F-41

CHINA EXPERT TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
	US$	US$
	(restated)
ASSETS
Current assets
Cash and cash equivalents	3,265,318	47,223
Accounts receivable	4,438,331	-
Amount due from a former officer/officer (Notes 8 and 9)	2,022,525	1,741,721
Loan to a director (Note 9)	3,031,479	-
Amount due from a director	360	-
Prepayments, deposits and other receivables (Note 10)	3,871,440	1,287,889
Current portion of prepaid expenses	500,000	-
Total current assets	17,129,453	3,076,833

Property and equipment, net (Note 5)	21,131	52,120
Intangible assets, net (Note 6)	289,203	674,807
Prepaid expenses (Note 7)	1,562,500	-
Deferred tax assets (Note 13)	271,758	315,745
Total assets	19,274,045	4,119,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	975,118	9,686
Deposits received	-	93,141
Accrued payroll and employees’ benefits	29,315	34,848
Accruals (Note 11)	219,241	330,103
PRC business tax	957,804	274,542
Billings in excess of costs and estimated
earnings on uncompleted contracts (Note 12)	-	164,820
Amount due to a former officer/officer (Notes 8 and 9)	2,137,881	1,646,934
Amount due to a director	160,459	-
Amounts due to shareholders	730	-
Income tax payable	2,148,319	309,634
Total current liabilities	6,628,867	2,863,708
Commitments and contingencies	-	-

Stockholders’ equity
Common stock, US$0.001 par value, 200,000,000 shares authorized;
24,414,679 shares issued and outstanding at December 31, 2004;
19,935,000 shares issued and outstanding at December 31, 2003 (Note 15)	24,414	19,935
Additional Paid-in capital (Note 16)	10,394,167	3,836,106
Retained earnings/(accumulated deficit)	2,226,597	(2,600,244)
Total stockholders’ equity	12,645,178	1,255,797
Total liabilities and stockholders’ equity	19,274,045	4,119,505

See the accompanying notes to the consolidated financial statements

F-42

CHINA EXPERT TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
	2004	2003	2002
	US$	US$	US$
	(restated)

Revenue (Note 20)	26,831,135	5,666,934	1,250,100

Cost of revenue	(14,469,900)	(2,706,174)	(356,850)

Gross profit	12,361,235	2,960,760	893,250

Other income	2,872	-	-

Advertising and promotional expenses
(Notes 1 and 15)	(1,101,205)	(6,501)	(48,537)

Consultancy fees for reverse takeover	(2,940,000)	-	-

General and administrative expenses	(1,193,849)	(894,299)	(1,163,848)

Intangible assets amortization (Note 6)	(385,604)	(385,604)	(385,604)

Depreciation and amortization (Note 5)	(36,222)	(161,372)	(179,470)

Other expenses	(22,065)	-	-

Income/(loss) from operations	6,685,162	1,512,984	(884,209)

Interest income	24,350	745	488

Income/(loss) before income tax	6,709,512	1,513,729	(883,721)

Income tax expenses (Note 13)	(1,882,671)	(303,316)	(67,167)

Net income/(loss)	4,826,841	1,210,413	(950,888)

Basic net income/(loss) per share (Note 14)	0.20	0.06	(0.05)

Diluted net income/(loss) per share (Note 14)	0.20	0.06	(0.05)

See the accompanying notes to the consolidated financial statements

F-43

CHINA EXPERT TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

				(Accumulated
			Additional	deficit)/
	Common stock		Paid-in	retained
	Shares	Amount	capital	earnings
		US$	US$	US$

At January 1, 2002 (Note 15)	19,935,000	19,935	3,836,106	(2,859,769)

Loss for the year	-	-	-	(950,888)

At December 31, 2002
and January 1, 2003 (Note 15)	19,935,000	19,935	3,836,106	(3,810,657)

Income for the year	-	-	-	1,210,413

At December 31, 2003
and January 1, 2004 (Note 15)	19,935,000	19,935	3,836,106	(2,600,244)

Shares issued for reverse takeover
(Notes 2, 15 and 16)	728,474	728	20,607	-

Shares issued in return for consultancy
services on reverse takeover(Notes 2, 15 and 16)	1,400,000	1,400	2,938,600	-

Shares issued in return for provision
of consultancy works (Notes 1, 15 and 16)	1,800,000	1,800	3,598,200	-

Shares issued in return for sourcing
of a contract customer (Notes 1, 15 and 16)	1,101,205	1,101	1,100,104	-

Cancellation of shares previously
issued to a consultant (Notes 1, 15 and 16)	(550,000)	(550)	(1,099,450)	-

Income for the year (restated)	-	-	-	4,826,841

At December 31, 2004	24,414,679	24,414	10,394,167	2,226,597

See the accompanying notes to the consolidated financial statements

F-44

CHINA EXPERT TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2004	2003	2002
	US$	US$	US$
	(restated)
Cash flows from operating activities:-
Net income/(loss)	4,826,841	1,210,413	(950,888)
Adjustments to reconcile net income/(loss) to net cash
provided by/(used in) operating activities:-
Expenses compensated by common stock	4,041,205	-	-
Intangible assets amortization	385,604	385,604	385,604
Amortization of prepaid expenses	437,500	-	-
Depreciation and amortization	36,222	161,372	179,470
Loss on disposal of property and equipment	-	3,474	-
Decrease/(increase) in deferred tax assets	43,987	144,829	(39,298)
Other expenses	22,065	-	-
Changes in operating assets and liabilities:-
Increase in accounts receivable	(4,438,331)	-	-
Decrease in costs and estimated earnings in
excess of billings on uncompleted contracts	-	166,775	23,824
(Increase)/decrease in prepayments, deposits and
other receivables	(2,583,551)	(1,204,192)	48,801
Increase/(decrease) in accounts payable	965,432	1,718	(93,151)
(Decrease)/increase in accruals	(110,862)	186,465	108,574
(Decrease)/increase in accrued payroll and employees’ benefits	(5,533)	18,832	(49,414)
Increase in PRC business tax	683,262	189,984	-
(Decrease)/increase in deposits received	(93,141)	93,141	-
(Decrease)/increase in billings in excess of costs and
estimated earnings on uncompleted contracts	(164,820)	164,820	(11,727)
Increase in income tax payable	1,838,685	158,487	106,465
Net cash provided by/(used in) operating activities	5,884,565	1,681,722	(291,740)
Cash flows from investing activities:-
Proceeds from disposal of property and equipment	-	12,666	-
Purchase of property and equipment	(5,233)	-	(19,576)
Net cash (used in)/provided by investing activities	(5,233)	12,666	(19,576)
Cash flows from financing activities:-
Loans to a director	(3,031,479)	(1,946,498)	-
Repayment of loan from a director	-	-	-
Advance from directors	1,771,063	703,706	474,381
Repayment to directors	(1,610,965)	(703,706)	-
Advance from a former officer	2,489,528	-	-
Repayment to a former officer	(2,279,384)	-	-
Net cash (used in)/provided by financing activities	(2,661,237)	(1,946,498)	474,381
Net increase/(decrease) in cash and cash equivalents	3,218,095	(252,110)	163,065
Cash and cash equivalents, beginning of year	47,223	299,333	136,268
Cash and cash equivalents, end of year	3,265,318	47,223	299,333

See the accompanying notes to the consolidated financial statements

F-45

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

DESCRIPTION OF THE COMPANY

The Company was incorporated in the State of Nevada on June 18, 1990.

Following a reverse takeover transaction as detailed in note 3, the Company has ended its development stage and is now engaging in the provision of system integration services, consultancy services and agency services through its subsidiaries, China Expert Network Company Limited (“CEN”), Expert Network (Shenzhen) Limited (“ENS”) and Hong Zhong Holdings Limited (“HZH”).  CEN is a Hong Kong incorporated company; ENS is a limited liability company established in the People’s Republic of China (the “PRC”) and HZH is a limited liability company incorporated in the British Virgin Islands. ENS and HZH are wholly owned by CEN.

On February 18, 2004, the Company entered into consulting agreements (the “Consulting Agreements”) with several consultants (the “Consultants”) for the provision of corporate finance and reporting, information technology process improvement and technology support services to the Company. The terms of these Consulting Agreements commence on February 18, 2004 and end on February 17, 2009. In consideration of the consulting services provided, the Company issued in aggregate 1,800,000 shares of the Company’s common stock to the Consultants (Note 15(i)).

On February 26, 2004, the Company entered into a strategic services agreement (the “Strategic Services Agreement”) with a corporate consultant for the sourcing of e-government contracts to the Company in the Fujian Province in the PRC.  In consideration of the sourcing services provided, the Company agreed to pay commission at 15% of the gross income of the contracts obtained by the Company.  During the year, the Company issued 1,101,205 shares of the Company’s common stock to the corporate consultant as a commission for the contracts obtained (Note 15(ii)).

On April 12, 2004, the name of the Company was changed from Leopard Capital, Inc. to China Expert Technology, Inc. (“CXTI”).

One of the Consultants did not provide services in accordance with the aforesaid consulting agreement.  Accordingly, on December 28, 2004, the Company and this consultant entered into an agreement for the termination of the aforesaid consulting agreement and the surrender of 550,000 of the Company’s common stock previously granted to him.  Such common stock were canceled (Note 15(iii)).

F-46

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.

RESTATEMENT AND RECLASSIFICATION OF FINANCIAL STATEMENTS

	As previously reported	Adjustment number (1)	Adjustment number (2)	Adjustment number (3)	Adjustment number (4)	As restated
	US$	US$	US$	US$	US$	US$
2004’s Consolidated
Financial
Statements

Net income	7,766,841	(2,940,000)	-	-	-	4,826,841

Common stock	3,879,727	-	(3,855,313)	-	-	24,414

Additional paid-in capital	3,598,854	2,940,000	3,855,313	-	-	10,394,167

Current portion of prepaid expenses	-	-	-	500,000	-	500,000

Prepaid expenses presented as non-current assets	2,062,500	-	-	(500,000)	-	1,562,500

Amount due from a former officer	-	-	-	-	2,022,525	2,022,525

Amount due to a former officer	115,356	-	-	-	2,022,525	2,137,881

2003’s Consolidated
Financial
Statements

Common stock	3,856,041	-	(3,836,106)	-	-	19,935

Additional paid-in capital	--	--	3,836,106	-	-	3,836,106

Amount due from a former officer	94,787	-	-	-	1,646,934	1,741,721

Amount due to a former officer	--	-	-	-	1,646,934	1,646,934

2002’s Consolidated
Financial
Statements

Common stock	3,856,041	-	(3,836,106)	-	-	19,935

Additional paid-in capital	--	--	3,836,106	-	-	3,836,106
F-47

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.

RESTATEMENT AND RECLASSIFICATION OF FINANCIAL STATEMENTS (CONT’D)

Adjustment number:

(1)

In conjunction with the Exchange as mentioned in Note 3 below, CXTI also issued a total 1,400,000 common shares to financial institutes and advisors as compensation for consulting services for the reverse takeover in addition to 19,935,000 common shares of the Company to the Shareholders. This transaction was previously reported in the 2004 financial statements as part of the shares issued for acquisition of CEN and charged directly to equity by reference to the par value of such shares issued.

The Company has determined that such 1,400,000 common shares were issued as compensation for services rendered for the reverse takeover and the relevant costs should be charged against income as consultancy fees for reverse takeover in 2004. The fair value of the transaction costs was determined by the management to be US$2,940,000, which was based on the bid price provided by the Over the Counter Bulletin Board (“OTCBB”) on February 9, 2004 (representing the date of the completion of the reverse takeover).

As a result of the aforementioned adjustment, the net income for 2004 was reduced by US$2,940,000 and the additional paid-in capital was increased by the same amount.  The net income per share for 2004 was reduced from US$0.33 to US$0.20 per share and net loss per share for 2002 was increased from US$0.04 to US$0.05 per share.  This adjustment had no impact on net cash provided by operating activities reported in the 2004, 2003 and 2002 consolidated statement of cash flows.

(2)

In order to have a better presentation of the reverse takeover in 2004, the management made certain reallocation adjustments on the common stock and additional paid-in capital. In particular, US$3,855,313 of the 2004’s common stock and US$3,836,106 of the 2003’s and 2002’s common stock was reallocated to the additional paid-in capital of the Company.

In effect, the opening outstanding common stock of the Company for 2004 represented 19,935,000 shares of par value of US$0.001 each amounted to US$19,935 issued by CXTI to the Shareholders whilst US$728 of CXTI’s common stock (representing 728,474 shares of par value of US$0.001 each) immediately prior to the reverse takeover were regarded as the shares issued for the reverse takeover. This reallocation had no impact on net income, stockholders’ equity and cash flows in 2004, 2003 and 2002.

(3)

Prepaid expenses reported in the 2004 consolidated balance sheet comprised of a current portion of US$500,000 that was expensed in 2005. Such current portion has been reclassified from non-current assets to current assets accordingly. This reclassification had no impact on net income, stockholders’ equity and cash flows in 2004.

(4)

Amount due from a former officer and amount due to a former officer as of December 31, 2004 and 2003 have been restated by reporting the gross amounts instead of a net amount on the 2004 and 2003 consolidated balance sheets. Accordingly, amount due from a former officer was restated at US$2,022,525 and US$1,741,721 and amount due to a former officer was restated at US$2,137,881 and US$1,646,934 respectively.

3.

BASIS OF PREPARATION

The accompanying consolidated financial statements of CXTI and its subsidiaries (“the Group”) have been prepared in accordance with generally accepted accounting principles in the United States of America.

On February 9, 2004, CXTI completed a share exchange with the stakeholders of CEN (“the Exchange”). In the Exchange, CXTI acquired 30,000,000 shares representing all the issued and outstanding common stock of CEN from the stakeholders of CEN (“the Shareholders”) in exchange for the issuance of 19,935,000 shares of common stock of CXTI to the Shareholders.  In conjunction with the Exchange, CXTI also issued a total of 1,400,000 additional shares to financial institutes and advisors as compensation for consulting services for the reverse takeover.

The Exchange resulted in a change of control of CXTI. Upon completion of the Exchange and the related share issuance, CXTI has a total of 22,063,474 shares issued and outstanding, of which 19,935,000 or approximately 90.35% are owned by the Shareholders. As the Exchange resulted in the former stakeholders of CEN owning greater than 50% of the common stock of CXTI, the Exchange has been treated as a reverse takeover with CEN as the accounting acquirer (legal subsidiary) and CXTI as the accounting acquiree (legal parent).

Accordingly, the purchase method under reverse takeover accounting has been applied.

F-48

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 are presented in U.S. dollars (“US$”) and include the accounts of the Company and its subsidiaries.  All significant inter-company balances and transactions are eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year.  Significant estimates required to be made by management include the recoverability of long lived assets and recognition of revenue under long term contracts.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.  Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.  Depreciation and amortization are provided using the straight-line method over the estimated useful lives at the following annual rates:-

Furniture, fixtures and office equipment

20%

Computer equipment and software

30%

Motor vehicles

30%

Leasehold improvements

the shorter of 30% or lease term

Intangible assets

Intangible assets represent information database purchased.  Cost relating to the setting up of information databases via purchases of data or information are capitalized and stated at cost less accumulated amortization and any impairment losses.  The costs of information database are amortized using the straight-line method over its estimated useful life of five years.

Prepaid expenses

Prepaid expenses represent the aggregate fair value of the Company’s common stock issued in return for the consultancy works provided by certain consultants to the Company.  The fair value is determined by reference to the average price of the Company’s common stock as quoted on the OTCBB at the date of issuance.  The prepaid expenses are amortized on a straight-line basis over the terms of the consulting agreements of five years.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable.

The impairment of long-lived assets is measured pursuant to the guidelines of Statement of Financial Accounting Standards (SFAS) No.144 “Accounting for the Impairment or Disposal of Long-Lived Assets”.  When an indicator of impairment has occurred, management’s estimate of undiscounted cash flows attributable to the assets is compared to the carrying value of the assets to determine whether impairment has occurred.  If an impairment of the carrying value has occurred, the amount of the impairment recognized in the financial statements is determined by estimating the fair value of the assets and recording a loss of the amount that the carrying value exceeds the estimated fair value.

F-49

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Income taxes

The Company accounts for income tax under the provisions of SFAS No. 109 “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities.  Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Revenue recognition

Over 99% of the Company’s revenue was derived from the provision of system integration services for establishment of e-government information system and network to local government bodies of Fujian Province. The system integration services contracts are fixed price and under long-term arrangements. Furthermore, an insignificant portion of the Company’s revenue was derived from the provision of consultation and training services to local government bodies.

The Company generally enters into long-term fixed price contracts with local governments to provide system integration services, which included designing the framework of the e-government system, software development and system integration. The software development is subcontracting to several external software development companies at a fixed price basis. Revenue on long-term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer. When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately. The use of the percentage of completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified. For instances where the work performed on fixed price contracts is of relatively short duration, revenue is recognized when the work is completed.

Revenues for consultancy services, agency services and other services are recognized as work is performed and amounts are earned in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB No. 104 “Revenue Recognition”. The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured. For contracts with fees based on time-and-materials or cost-plus, revenue is recognized over the period of performance.

Cost of revenue

Cost of revenue comprises mainly subcontracting costs, labor and other cost incurred by those staff directly engaged in the contracts.

Advertising and marketing expenses

Advertising and marketing expenses, which are charged to income statement as incurred, were US$1,101,205, US$6,501 and US$48,537 for the years ended December 31, 2004, 2003 and 2002, respectively.

Comprehensive income

Accumulated other comprehensive income represents foreign currency translation adjustments and is included in the consolidated statement of stockholders’ equity.

F-50

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Concentration of credit risk

Concentration of credit risk is limited to accounts receivable and is subject to the financial conditions of major customer.  The Company does not require collateral or other security to support client’s receivables.  The Company conducts periodic reviews of its clients’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, related parties receivable and related parties payable approximate fair value due to the short-term nature of these items.

Foreign Currency Translation

The Group uses China Renminbi (“RMB”) as the functional currency, which is not freely convertible into foreign currencies.  Transactions denominated in currencies other than RMB are translated into RMB at the applicable rates of exchange prevailing at the dates of the transactions, quoted by the People’s Bank of China (the “PBOC”).  Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange quoted by the PBOC prevailing at the balance sheet date.  Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

For financial reporting purposes, RMB has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated at the exchange rate in effect at period end.  Income statement accounts are translated at the average rate of exchange prevailing during the period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income - foreign currency translation adjustments”.  Gains and losses resulting from foreign currency transactions are included in other comprehensive income/(loss).  Foreign currency translation adjustment was not material.

During 2004 and 2003, there have been no significant changes in exchange rates.  Accordingly, there are no changes in other comprehensive income/ (loss).

F-51

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

New accounting pronouncements

(i)

The Statement of Financial Accounting Standards No.150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”) was issued in May 2003.  This statement affects the classification, measurement and disclosure requirements of the following three types of freestanding financial instruments:-

1)

mandatory redeemable shares, which the issuing company is obligated to buy back with cash or other assets;

2)

instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets, which include put options and forward purchase contracts; and

3)

obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares.

In general, SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of this statement had no impact on the Company’s results of operations or financial position.

(ii)

 Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities (“VIE”)” (“FIN 46”), was issued in January 2003.  FIN 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity.  The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003.

In December 2003, the Financial Accounting Standards Board (“FASB”) completed deliberations on proposed modifications to FIN 46 and re-issued FIN 46 (“Revised Interpretation”) resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003 but prior to January 1, 2004 may be accounted for either based on the original interpretation or the Revised Interpretation.  The adoption of these interpretations had no impact on the Company’s results of operation or financial position.

(iii)

SFAS 132 (revised 2003), “Employer’s Disclosure about Pensions and Other Post-Retirement Benefits” was issued in December 2003.  SFAS 132 (revised) revised employer’s disclosure about pension plans and other post-retirement benefit plans.  SFAS 132 (revised) requires additional disclosures in annual financial statements about the types of plan assets, investment strategy, measurement dates, plan obligations, cash flows, and components of net periodic benefit cost of defined benefit pension plans and other post-retirement benefit plans.  The annual disclosure requirements are effective for fiscal years ended after December 15, 2003. SFAS 132 (revised) also requires interim disclosure of the elements of net periodic benefit cost and the total amount of contributions paid or expected to be paid during the current fiscal year if significantly different from amounts previously disclosed.  The interim disclosure requirements of SFAS 132 (revised) are effective for interim periods beginning after December 15, 2003.  The adoption of this statement had no impact on the Company’s results of operation or financial position.

The details of the Group’s defined contribution pension plans are disclosed in note 18 to the consolidated financial statements.

(iv)

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.” This Standard addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. This Standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires that such transactions be accounted for using a fair-value-based method. The Standard is effective for periods beginning after June 15, 2005. The Company is currently assessing the impact of this Standard on its results of operations and financial position.

F-52

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.

PROPERTY AND EQUIPMENT

Property and equipment consist of the following :-

	December 31,
	2004	2003
	US$	US$
Purchase cost:-

Furniture, fixtures and office equipment	207,376	204,447
Computer equipment and software	108,268	105,964
Motor vehicles	74,087	74,087
Leasehold improvements	156,652	156,652

Total	546,383	541,150

Accumulated depreciation and amortization	(525,252)	(489,030)

Property and equipment, net	21,131	52,120

Depreciation and amortization expenses for the years ended December 31, 2004, 2003 and 2002 amounted to US$36,222, US$161,372 and US$179,470 respectively.

During the year ended December 31, 2003, property and equipment with carrying amount of US$16,140 were disposed of at a consideration of US$12,666 resulting in a loss of US$3,474.  There were no disposal of property and equipment in 2004 and 2002.

6.

INTANGIBLE ASSETS

	December 31,
	2004	2003
	US$	US$
Purchase cost :-

Information databases	1,928,020	1,928,020

Accumulated amortization	(1,638,817)	(1,253,213)

Intangible assets, net	289,203	674,807

Amortization for each of the three years ended December 31, 2004, 2003 and 2002 amounted to US$385,604.

The Company’s information databases represent costs for acquiring the expert information data assembled by and lists and details of projects developed by parties independent of the Company.  The consideration for the Company’s acquisition of the information databases amounted to US$1,928,020 (or HK$15,000,000) was satisfied by the issue of 15,000,000 shares of CEN at HK$1 per share in the year of 2000.

F-53

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.

PREPAID EXPENSES

At December 31, 2004, prepaid expenses are as follows :-

US$

Prepaid consultancy fees	2,500,000
Accumulated amortization	(437,500)
2,062,500
Less: Amount to be amortized within one year	(500,000)
1,562,000

Amortization for the year ended December 31, 2004 amounted to US$437,500.

8.

BALANCE WITH AN OFFICER/A FORMER OFFICER

The balance represents current account with Mr. Lai Man Yuk (“Mr. Lai”).  It is interest-free, unsecured and has no fixed terms of repayment.

9.

    RELATED PARTIES TRANSACTIONS

During the years ended December 31, 2004 and 2003, Mr. Lai, a former officer and currently a beneficial owner of the Company, made various cash advances to CEN for its operating expenses. On the other hand, Mr. Lai obtained cash advances from ENS. As of December 31, 2004 and 2003, amounts due from/(to) Mr. Lai are as follows:-

	December 31,
	2004	2003
	US$	US$

Amount due from Mr. Lai to:
Expert Network (Shenzhen) Company Limited	2,022,525	1,741,721

Amount due to Mr. Lai by:
China Expert Network Company Limited	(2,133,691)	(1,646,934)
Hong Zhong Holdings Limited	(4,190)	-

	(2,137,881)	(1,646,934)

The above balances are interest free, unsecured and repayable within one year.

In 2004, a rental agreement was signed between Mr. Lai and ENS for leasing of the office premises in Shenzhen at a monthly rent of RMB91,677, which was determined by both parties with reference to the market rental. The operating lease arrangements with expiry date in December 2006 are cancelable and rentals are paid on a monthly basis. During the period ended December 31, 2004 and 2003, the Company paid rentals amounting to US$133,404 and US$133,404, respectively, to Mr. Lai.

Loan made by the Company to a director, Mr. Kung Sze Chau, in 2004 which was interest bearing at 5.22% per annum, unsecured and due by January 14, 2005 was fully repaid on the due date. Interest income received from Mr. Kung for the years ended December 31, 2004 and 2003 were US$22,111 and nil, respectively.

F-54

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.

PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

At December 31, 2004 and 2003, the balances comprised of the following: -

	December 31,
	2004	2003
	US$	US$

Prepaid contract costs	3,827,136	1,223,518
Rental and other deposits	44,304	64,371

	3,871,440	1,287,889

11.

ACCRUALS

At December 31, 2004 and 2003, accruals comprised of the following :-

	December 31,
	2004	2003
	US$	US$

Rental expense	32,596	115,103
Accounting service fee	23,507	53,070
Auditors’ remuneration	136,890	122,108
Others	26,248	39,822

Total	219,241	330,103

12.

BILLINGS, COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

	December 31,
	2004	2003
	US$	US$

Costs and estimated earnings to date	33,168,093	4,961,290
Less : Billings	(33,168,093)	(5,126,110)

	-	(164,820)
F-55

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.

INCOME TAXES

United States

CXTI is incorporated in the United States of America and is subject to United States of America tax law. No provision for income taxes has been made as CXTI has no taxable income for the years ended December 31, 2004, 2003 and 2002. The statutory tax rate for each of the years ended December 31, 2004, 2003 and 2002 is 35%.

Hong Kong

CEN is incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. No provision for profits tax has been made as the subsidiary has no net assessable income for the years. The applicable statutory tax rate for the years ended December 31, 2004, 2003 and 2002 are 17.5%, 16% and 16%, respectively.

British Virgin Islands

HZH is incorporated in the British Virgin Islands and, under the current laws of the British Virgin Islands, is not subject to income taxes.

PRC

Enterprises income tax in PRC is generally charged at 33%, in which 30% is for national tax and 3% is for local tax, of the assessable profit. For foreign investment enterprises established in Shenzhen, where ENS is located, the national tax rate could be reduced to 15%. ENS is subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in the PRC statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises.

The income tax expenses consists of the following :-

	Year ended December 31,
	2004	2003	2002
	US$	US$	US$
Current:-
PRC	(1,838,684)	(158,487)	(106,465)
Total current expenses	(1,838,684)	(158,487)	(106,465)

Deferred:-
PRC	6,861	(248,563)	62,458
Hong Kong	(50,848)	103,734	(23,160)
Total deferred (expenses)/benefits	(43,987)	(144,829)	39,298

Total expenses for income tax	(1,882,671)	(303,316)	(67,167)

F-56

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.

INCOME TAXES (CONT’D)

Income tax expenses vary from the amount computed by applying the PRC statutory income tax rate to income/(loss) before income tax as follow:-

	Year ended December, 31
	2004	2003	2002
	US$	US$	US$
	(restated)
Income/(loss) before income tax	6,709,512	1,513,729	(883,721)

Expected income tax (expenses)/
benefits at PRC income tax rate of 15%	(1,006,427)	(227,059)	132,558
Tax rates differential	937,540	27,110	10,515
Expenses not deductible for tax purposes	(64,812)	(103,367)	(103,775)
Income subject to both PRC and
Hong Kong income tax	-	-	(106,465)
Change in valuation allowances	(1,748,972)	-	-

Income tax expenses	(1,882,671)	(303,316)	(67,167)

The major components of deferred tax assets and liabilities as of December 31, 2004 and 2003 are as follows:-

	December 31,
	2004	2003
	US$	US$
	(restated)
Deferred tax assets: -
Excess of book depreciation expense over tax
depreciation expense	8,683	38,523
Expenses that are reported in financial statements
prior to becoming deductible for tax purposes	-	83,285
Tax losses	2,012,047	314,633
Valuation allowances	(1,748,972)	-
	271,758	436,441
Deferred tax liabilities:-
Expenses that are deductible for tax purposes prior to
being reported in financial statements	-	40,015
Revenue recognized for financial reporting purposes
before being recognized for tax purposes	-	80,681
	-	120,696

	271,758	315,745

At December 31, 2004 and 2003, CXTI had tax losses amounted to US$4,653,508 and US$85,018 respectively which can be carried forward twenty years from the year of loss.

At December 31, 2004 and 2003, CEN had tax losses amounted to US$2,360,431 and US$1,797,904 respectively which can be carried forward indefinitely.

F-57

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.

BASIC AND DILUTED NET INCOME/ (LOSS) PER SHARE

(i)

The net income/(loss) per share is calculated using the net income/(loss) and the weighted average number of shares outstanding during the year.

	Year ended December 31,
	2004	2003		2002
	(restated)

Net income/(loss) (US$)	4,826,841	1,210,413		(950,888)

Weighted average common shares
Outstanding	23,673,802	19,935,000	#	19,935,000	#

Basic net income/(loss)
per share (US$)	0.20	0.06		(0.05)

# The number represents the number of shares issued by CXTI for the Exchange.

(ii)

The diluted net income/(loss) per share is not presented as there is no dilutive effect for the years ended December 31, 2004, 2003 and 2002.

15.

COMMON STOCK

	No. of shares	Amount
		US$
Authorized:-

Common stock at US$0.001 par value	200,000,000	200,000

Issued and outstanding:-

Common stock at US$0.001 par value
At January 1, 2002, 2003 and 2004	19,935,000	19,935
Shares issued for reverse takeover	728,474	728
Shares issued in return for consultancy
services on reverse takeover	1,400,000	1,400
Shares issued in return for provision of
consultancy works (Note 15(i))	1,800,000	1,800
Shares issued in return for the sourcing of
a contract customer (Note 15(ii))	1,101,205	1,101
Cancellation of shares (Note 15(iii))	(550,000)	(550)

At December 31, 2004	24,414,679	24,414

F-58

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.

COMMON STOCK (CONT’D)

(i)

On February 18, 2004, the Company entered into Consulting Agreements with the Consultants for the provision of various consultancy works.  The terms of these Consulting Agreements commence on February 18, 2004 and end on February 17, 2009. In consideration of the consulting services provided, the Company issued in aggregate 1,800,000 shares of the Company’s common stock to the Consultants in February of 2004 (Note 1).

(ii)

On February 26, 2004, the Company entered into Strategic Services Agreement with a corporate consultant for the provision of the sourcing of e-government contracts in the PRC. In consideration of the consulting services provided, the Company issued 1,101,205 shares of the Company’s common stock to the corporate consultant in November of 2004 (Note 1).

(iii)

On December 28, 2004, the Company entered into an agreement with one of the Consultants for the termination of the aforementioned consulting agreement and the surrender of 550,000 shares of the Company’s common stock previously granted to him.  Such shares were canceled in December of 2004 (Note 1).

16.

ADDITIONAL PAID-IN CAPITAL

US$
At December 31, 2002 and 2003	3,836,106
Common stock issued in relation to:-
Reverse takeover	20,607
The provision of consultancy works for reverse takeover	2,938,600
The provision of consultancy works	3,598,200
The sourcing of a contract customer	1,100,104
Cancellation of shares	(1,099,450)

10,394,167

The paid-in capital represents the excess of the aggregate fair value of the Company’s common stock issued under the Consulting Agreements (Note 15(i)) and the Strategic Services Agreement (Note 15(ii)) over the par value of the stocks issued, after adjustment for the portion in relation to the shares canceled (Note 15(iii)) during the year. The fair value is determined by reference to the average price of the Company’s common stock quoted on the OTCBB at the dates of issuance.

The fair values for the common stock issued in connection with the Consulting Agreements (as adjusted for the cancellation of shares) and the Strategic Services Agreement were treated as prepaid expenses (Note 7) and expensed as advertising and promotional expenses.

17.

STOCK INCENTIVE PLAN

(i)

At the annual meeting of the stockholders held on January 21, 2003, the Company’s 2002 Stock Incentive Plan (the “Plan”) was approved. Under the Plan, the Compensation Committee of the Board of Directors, in its discretion, may grant common stock or options to purchase common stock of the Company to key employees, consultants, and non-employee directors of the Company.  The Company has reserved 825,000 shares of common stock for the options under the Plan.

The purpose of the Plan is to improve the Company’s ability to attract, retain and compensate highly competent key employees, non-employee directors and consultants and to motivate selected key employees, non-employee directors and consultants of the Company to achieve long-term corporate objectives, by awarding certain options to purchase the Company’s common stock, and to receive grants of common stock subject to certain restrictions.

F-59

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.

STOCK INCENTIVE PLAN (CONT’D)

The Compensation Committee of the Board of Directors shall have the authority to determine all matters relating to the options to be granted under the Plan including selection of the individuals to be granted awards or stock options, the number of stock, the date, the termination of the stock options or awards, the stock option term, vesting schedules and all other terms and conditions thereof.

(ii)

No options or awards have been made, exercised or lapsed since the adoption of the Plan.

18.

PENSION PLANS

CEN participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance (“MPF Scheme”) for all its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment of CEN in Hong Kong.  Contributions are made by CEN at 5% based on the participants’ relevant income with a ceiling of US$2,564 (or HK$20,000).  The participants are entitled to 100% of CEN’s contributions together with accrued returns irrespective of their length of service with CEN, but the benefits are required by law to be preserved until the retirement age of 65.

As stipulated by the PRC government regulations, ENS is required to contribute to PRC insurance companies organized by the PRC government which are responsible for the payments of pension benefits to retired staff.  The monthly contribution of ENS was equal to 9% of the salaries of the existing staff.  ENS has no obligation for the payment of pension benefits beyond the annual contributions described above.

The assets of the schemes are controlled by trustees and held separately from those of CEN and ENS.  Total pension cost was US$15,635 US$17,674 and US$16,629 during the years ended December 31, 2004, 2003 and 2002 respectively.

19.

COMMITMENTS

The Company leases office premises in Hong Kong under a non-cancelable operating lease agreement that expires at a date through April 2007. Minimum future commitments under this agreement with term in excess of one year as of December 31, 2004 were as follows:-

Year	US$

2005	106,060
2006	106,060
2007	29,166

241,286

In addition, the Company leases office premises in the PRC from a former officer, Mr. Lai.  Details of operating lease arrangement are set out in Note 9.

Rental expense was US$281,621, US$339,649 the US$317,100 during the years ended December 31, 2004, 2003 and 2002, respectively.

F-60

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.

CONCENTRATION

The Company’s major customers are two local government bodies in Fujian Province of the PRC which accounted for 100%, 99% and 67% of the Company’s total revenue in relation to the provision of consultancy and system integration for establishment of e-government information system and network for the years ended December 31, 2004, 2003 and 2002 respectively.

21.

SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended December 31, 2004, 2003 and 2002, no interest and income tax payments were made by the Company.

The major non-cash transactions in the year ended December 31, 2004 are the issues of the Company’s common stock for the acquisition of CEN, the provision of consultancy works and the sourcing of a contract customer as detailed in Notes 1, 15 and 16.

22.

POST BALANCE SHEET EVENTS

Subsequent to December 31, 2004, the Company paid income tax of approximately US$1.2 million.  The loan to Mr. Kung was fully repaid.

F-61

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:



except the common stock offered by this Prospectus;



in any jurisdiction in which the offer or solicitation is not authorized;



in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;



to any person to whom it is unlawful to make the offer or solicitation; or



to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this Prospectus or any accompanying sale does not imply that:



there have been no changes in the affairs of China Expert Technology, Inc. after the date of this Prospectus; or



the information contained in this Prospectus is correct after the date of this Prospectus.

---------------------- PROSPECTUS --------------------- _____ Shares of common stock CHINA EXPERT TECHNOLOGY, INC. ______________, 2006

-----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.  This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.  China Expert will pay all expenses in connection with this offering.

Securities and Exchange Commission Filing Fee and printing costs for accompanying registration statement	$12,635
Legal Fees and Expenses	$94,122
Auditors’ fee	$21,712
Commission or lead investor’s fee to Platinum	$450,000
Bank Charges	$59
TOTAL	$$578,528

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of the Company to fullest extent possible under Nevada law from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of China Expert pursuant to the foregoing, or otherwise, China Expert has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act  is, therefore, unenforceable.

ITEM 15.  SALES OF UNREGISTERED SECURITIES

During the past three years the registrant has issued the following securities without registration under the 1933 Act:

On April 19, 2006, the Company issued 30,986 shares of common stock to the Purchasers of its 7% Secured Convertible Debenture (the “Debentures”) as quarterly payment of interest for the period from January 1, 2006 to March 31, 2006.

On February 11, 2006, the Company issued warrants to a consultancy company for the provision of consultancy services for the period from January 1, to December 31, 2005.  The Company issued the right to purchase up to 150,000 shares of common stock at a price of US$1.08 per share.  The warrants are exercisable for a period of five years from their issuance. The fair value at issuance date was US$172,000.

On January 25, 2006, the Company issued 800,000 shares of common stock to various employees who are identified by the Company as eligible to participate in the Stock Compensation Program which was adopted by the Company on January 20, 2006. At the issuance date, the market price was US$2.09 per share and employees’ benefit amounting to US$1,672,000 was charged against income.

On January 25, 2006, the Company issued 1,179,150 shares of its common stock to the consultant as a consultancy service in relation to the sourcing of a new e-government project. At issuance date, the market price was US$2.09 per share, and US$2,464,423 was charged against income.

On January 10, 2006, the Company issued 32,705 shares of its common stock to the debenture investors as the settlement of accrued interest.

On October 31, 2005, we closed a financing transaction with the selling stockholders for 7% secured convertible debentures in the principal amount of $6,000,000.  Pursuant to a Securities Purchase Agreement, dated as of October 21, 2005, we agreed to sell, and each selling stockholder agreed to purchase in the aggregate, severally and not jointly, up to $6,000,000 of secured convertible debentures.  The selling stockholders have the right to convert the full face amount of the debentures into our common stock at a price per share equal to the lesser of (a) $1.80 per share, or (b) 75% of the average of the volume weighted average prices of our common stock for the five consecutive trading days immediately preceding the conversion date.  At our option, we are required to make quarterly payments of interest payable in cash or stock, subject to certain conditions under the secured convertible debentures.  The due date for the payment of the secured convertible debentures may be accelerated as the result of the occurrence of certain events of default, which include, but are not limited to, defaults by us in making required payments, defaults by us under the Securities Purchase Agreement and other material agreements, bankruptcy, or failure to cause a registration statement for the shares of our common stock underlying the secured convertible debentures to be declared effective within 200 days after the closing date, which occurred on October 31, 2005.  On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.  On November 6, 2005, we received a notice of conversion from Ellis International Ltd. Inc for the conversion of 115,128 shares representing an amount equal to $80,000.  On November 7, 2005, we received the following notices of conversion: (i) from  Alpha Capital AG for the conversion of 251,844 shares of our common stock representing an amount equal to $175,000; (ii) from DKR Soundshore Oasis Holding Fund Ltd. for the conversion of 724,005 shares of our common stock representing an amount equal to $503,111.11; (iii) from Platinum Long Term Growth I, LLC for the conversion of 1,002,426 shares of our common stock representing an amount equal to $696,561; and (iv) from Platinum Partners Advisors, LLC for the conversion of 215,866 shares of our common stock representing an amount equal to $150,000.

II-1

On July 18, 2005, the Company issued 1,056,911 shares of common stock to Zhao Wei as compensation for consulting services.

On November 12, 2004, the Company issued 1,101,205 shares of common stock to Yuen Lai Mei, as compensation for consulting services.

On February 18, 2004, the Company issued 540,000 shares of common stock to Chiu Wai Hong, as compensation for consulting services.

On February 18, 2004, the Company issued 550,000 shares of common stock to Lau Hing Bun, as compensation for consulting services.

On February 18, 2004, the Company issued 70,000 shares of common stock to Chan Tsz King, as compensation for consulting services.

On February 18, 2004, the Company issued 240,000 shares of common stock to Wu Huan Zhuan, as compensation for consulting services.

On February 18, 2004, the Company issued 400,000 shares of common stock to Ambassador Capital Group, Inc. as compensation for consulting services.

On February 9, 2004, the Company issued a total of 200,000 shares of common stock to Hudson Capital Corporation, as compensation for consulting services.

On February 6, 2004, the Company issued 300,000 shares of common stock to Mid-Continental Securities Corporation for consulting services.

On February 6, 2004, the Company issued 9,967,500 shares of common stock to China Data Holdings Limited for share exchange pursuant to Agreement For Share Exchange dated December 30, 2003.

On February 6, 2004, the Company issued 2,270,595 shares of common stock to China Link Investment Group Limited, for share exchange pursuant to Agreement For Share Exchange dated December 30, 2003.

On February 6, 2004, the Company issued a total of 90,000 shares of common stock to Chan Tsz King as compensation for consulting services.

On February 6, 2004, the Company issued 50,000 shares of common stock to Anna Herbst, as compensation for consulting services.

II-2

On February 6, 2004, the Company issued 3,709,904 shares of common stock to Ibroader Development Limited, for share exchange pursuant to Agreement For Share Exchange dated December 30, 2003.

On February 6, 2004,, the Company issued 1,993,500 shares of common stock to I-Mode Technology Limited for share exchange pursuant to Agreement For Share Exchange dated December 30, 2003.

On February 6, 2004, the Company issued 663,500 shares of common stock to Lam Wah as compensation for consulting services.

On February 6, 2004, the Company issued a total of 1,090,000 shares of common stock to Cheung Kin, Wilson as compensation for consulting services.

On February 6, 2004, the Company issued 600,000 shares of common stock to Mo Ka Wen, Karen as compensation for consulting services.

On February 6, 2004, the Company issued 400,000 shares of common stock to Li Sze Tang, as compensation for consulting services.

On February 6, 2004, the Company issued 200,000 shares of common stock to Terry G. Cook as compensation for consulting services.

Exhibits Required By Item 601 of Regulation S-B

The exhibits listed below and designated as “provided herewith” (rather than incorporated by reference) follow the signature page to this Prospectus in sequential order.

ITEM 16.  EXHIBITS

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION

2.1	Articles of Merger, dated May 3, 1996 between Canadian Northern Lites, Inc. and Leopard Capital, Inc.	Incorporated by reference as Exhibit 2.1 to Form 8-K filed on October 10, 2000

3.1	Articles of Incorporation of Canadian Northern Lites, Inc.	Incorporated by reference as Exhibit 4.1 to Form 8-K filed on October 10, 2000

3.2	Amendment to the Articles of Incorporation of Canadian Northern Lites, Inc.	Incorporated by reference as Exhibit 4.1 to Form 8-K filed on October 10, 2000

3.3	By-Laws of Leopard Capital Inc.

5.1	Legal Opinion of Burton Bartlett & Glogovac re: legality	To be filed by amendment

10.1	Tenancy Agreement of Office, dated August 20, 2002, between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network (Shenzhen) Company Limited	*

10.2	Tenancy Agreement, dated January 1, 2004, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	*

II-3

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION

10.3	Tenancy Agreement of Office, dated April 21, 2004, between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network (Shenzhen) Company Limited	*

10.4	Tenancy Agreement, dated January 1, 2005, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	*

10.5	Employment Contract, dated November 5, 2004, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	*

10.6	Employment Contract, dated December 12, 2004, between Chiang Min Liang and Expert Network (Shenzhen) Company Limited	*

10.7	Employment Contract, dated June 12, 2005, between Chiang Min Liang and Expert Network (Shenzhen) Company Limited	*

10.8	Employment Contract, dated November 4, 2005, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	*

10.9	Consulting Agreements dated June 17, 2005, Expert Network Development Company Limited and China Expert Technology, Inc.	Incorporated by reference as Exhibit 10.1 to Form 8 filed on July 13, 2004

10.10	Office Lease by and between China Expert Technology, Inc. and Mr. Lai Man Yuk, dated as of January 24, 2001	Incorporated by reference as Exhibit 10.1 to Form 8 filed on July 13, 2004

10.11	Strategic Services Agreement, dated February 26, 2004	Incorporated by reference as Exhibit 10.1 to Form S-8 filed on November 8, 2004

10.12

Agreement for Share Exchange, dated December 30, 2003, by and among Leopard Capital, Inc., China Expert Network Company Limited, the Shareholders of China Expert Network Company Limited, and Hudson Capital Corporation

Incorporated by reference as Exhibit 2.1 to Form 8-K filed on February 24, 2004

II-4

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION
10.13

Agreement, dated May 8, 2003, by and between the People's Municipal Government of Nan'an City and Expert Network (Shenzhen) Co., Ltd. regarding Electronic Administration Planning, Design and Construction of the Municipality Government of Nan'an City

*

10.14

Agreement, dated April 30, 2003, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang City Electronic Administration Planning, Design and Construction

*

10.15	Supplementary Provisions to Contract, dated June 10, 2003, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd.	*

10.16

Agreement, dated March 20, 2005, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang Electronic Administration Promotion Project

*

10.17

Agreement, dated May 5, 2005, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang Electronic Business Project Construction

*

10.18

Agreement, dated April 9, 2004, by and between Dehua County People's Municipality of Fujian Province and Expert Network Development (Shenzhen) Co., Ltd. regarding the Electronic Administration Planning, Design and Construction of Dehua County

*

10.19

Agreement, dated January 5, 2005, by and between Dehua County Electronic Administration and Construction Management Company Limited of Fujian Province and Expert Network Development (Shenzhen) Co., Ltd. regarding the Electronic Administration Construction of Dehua County (Phase 2)

*

II-5

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION
10.20

Agreement, dated June 17, 2005, by and between Huian County Electronic Administration Management Company, Limited and Expert Network Development (Shenzhen) Co., Ltd. regarding the Electronic Administration Planning, Design and Construction of Huian County People's Municipality of Fujian Province

*

10.21

Securities Purchase Agreement, dated October 21, 2005, by and between China Expert Technology, Inc, Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Ltd. Inc. Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*

10.22

Registration Rights Agreement dated October 31, 2005, by and between China Expert Technology, Inc. Alpha Capital AG, KDR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*

10.23	Security Agreement, dated October 31, 2005, by and between China Expert Technology, Inc., China Expert Network Co., Ltd., Expert Network (SHENZHEN) Co., Ltd. and Hong Zhong Holdings, Ltd..	*

10.24	Form of Secured Debentures	*

10.25

Escrow Agreement, dated October 21, 2005 by and between China Expert Technology, Inc. Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*

10.26	Form of Short Term Common Stock Purchase Warrant	*

10.27	Form of Long Term Common Stock Purchase Warrant	*

10.28	Lock-Up Agreements, dated October 21, 2005, by and among China Expert Technology, Inc. and China Data Holdings Ltd., and China Link Investment Group Limited.	*

10.29	Subsidiary Guarantee, dated as of October 31, 2005, by and between China Expert Network Co. Ltd., Expert Network (Shenzhen) Co. Ltd. and Hong Zhong Holdings Ltd.	*

10.30	Tenancy Agreement dated January 1, 2006, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	**

II-6

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION
10.31	Employment Contract, dated December 12, 2005, between Chiang Min Ling and Expert Network (Shenzhen) Company Limited	**

10.32	Employment Contract, dated February 1, 2005, between Huang Tao and Hong Zhong Holdings Limited	**

10.33	Employment Contract, dated November 5, 2003, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	**

10.34	Employment Contract, dated November 2, 2005, between Fu Wan Chung, Simon and Hong Zhong Holdings Limited	**

10.35	Notice of confirmation of Jinjiang E-government Training being appointed as the National demonstration model dated December 29, 2003 issued by the Computer Education , Authorization and Certification	**

10.36

Notice of approving Shenzhen City Patented Services Centre and other units to take up part of the technological achievement appraisal services dated March 8, 2001 issued by the Science and Technology Bureau of Shenzhen City

**

10.37

Agreement, dated July 12, 2005, by and between the Nan'an City Administrative Electronic Information Management Company Limited and Expert Network (Shenzhen) Company Limited regarding Nan'an City E-Government Planning, Design and Construction

**

10.38

Agreement, dated January 4, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the E-Government Expansion Project of Dehua County

**

10.39

Agreement, dated March 5, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Electronic Business Construction Project of Dehua County

**

II-7

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION
10.40

Agreement, dated February 13, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Dehua County Public Security Unified Command System Project

**

10.41

Agreement, dated January 13, 2006, between Licheng District City People's Municipality of Fujian Province and Expert Network (Shenzhen) Company Limited regarding the Project of Licheng District City E-Government Construction

**

10.42

Agreement, dated March 30, 2006, between Shishi City Information Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Project of Shishi City E-Government Planning, Design and Construction

Incorporated by reference as Exhibit 10.2 to Form 8-K filed on April 4, 2006

10.43

Agreement, dated December 29, 2005, between Jinjiang Gongcheng Management Services Co., Ltd and Expert Network (Shenzhen) Company Limited regarding the Jinjiang Society Medical Insurance Information System Project

**

10.44

Agreement, dated November 22, 2005, between Jinjiang City E-Government Project Construction Command Bureau and Expert Network (Shenzhen) Company Limited regarding the Project of "Unified Command System" for Public Security in Jinjiang City

**

10.45

Agreement, dated January 30, 2005, between Jinjiang Congcheng Management Service Co. Ltd. and Expert Network (Shenzhen) Company Limited regarding the Jinjiang E-Government Project Systems Repair and Maintenance Contract

**

10.46

Agreement, dated February 15, 2005, between Jinjiang City E-Government Project Construction Command Bureau and Expert Network (Shenzhen) Company Limited regarding the Jinjiang E-Government System Administration and Applied Technology Training

**

10.47	Consulting Agreement dated March 2, 2006, between FuJian International Consultants Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.4 to Form 8-K filed on March 8, 2006

II-8

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION
10.48	Supplementary Agreement dated January 2, 2006, between China E-internet Technologies Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form S-8 filed on January 24, 2006

14.01	Code of Ethics	*

23.1	Consent of BDO McCabe Lo Limited	Provided herewith

23.2	Consent of PKF	Provided herewith

23.3	Consent of Burton Bartlett & Glogovac	Included in Exhibit 5.1

__________________________

*

Previously Filed with the registration statement on Form SB-2 filed on December 29, 2005 (Registration No. 333-131242).

**

Filed as an exhibit to Amendment No. 1 to Form SB-2 filed on May 3, 2006 (Registration No. 333-131242).

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any Prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “1933 Act”);

(ii)

Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

Include any additional or changed material information on the plan of distribution;

(2)

That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

II-10

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on             , 2006.
CHINA EXPERT TECHNOLOGY, INC.

Date: June 15, 2006	By:	/s/ Zhu Xiao Xin
	Name:	Zhu Xiao Xin
	Title:	Chief Executive Officer

Date: June 15, 2006	By:	/s/ Simon Fu
	Name:	Fu Wan Chung, Simon
	Title:	Chief Financial Officer

        In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:	June 15 , 2006	By:	/s/ Zhu Xiao Xin
		Name:	Zhu Xiao Xin
		Title:	Chief Executive Officer, President and Director

Date:	June 15 , 2006	By:	/s/ Huang Tao
		Name:	Huang Tao
		Title:	Chairman and Director

Date:	June 15 , 2006	By:	/s/ Simon Fu
		Name:	Fu Wan Chung, Simon
		Title:	Chief Financial Officer

Date:	June 15 , 2006	By:	/s/ Kung Sze Chau
		Name:	Kung Sze Chau
		Title:	Director

II-11